EXHIBIT 10.13

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 8, 2020, is entered into by and among FuelCell Energy, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors party to the Credit Agreement, the lenders party to the Credit Agreement referred to below (collectively, the “Lenders” and each individually a “Lender”) that are signatories hereto, and Orion Energy Partners Investment Agent, LLC, as administrative and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower and the Guarantors have entered into financing arrangements pursuant to which the Lenders have made and provided loans and other financial accommodations, and may in the future make additional loans and financial accommodations, to the Borrower as set forth in the Credit Agreement, dated as of October 31, 2019, by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent (as the same has heretofore been, and may hereafter be, amended, modified, supplemented, extended, renewed, restated, amended and restated or replaced, the “Credit Agreement”);

WHEREAS, the Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement as set forth herein;

WHEREAS, in connection with this Amendment, the Borrower has requested that the Lenders set forth on Annex A hereto (such Lenders, the “Secondary Facility Lenders”) make a commitment to make Secondary Facility Loans (as defined in the Credit Agreement (as amended by this Amendment)) subject to the terms and conditions set forth in the Credit Agreement (as amended by this Amendment);

WHEREAS, subject to the terms and conditions of this Amendment and the Credit Agreement (as amended by this Amendment), the Secondary Facility Lenders have agreed to make Secondary Facility Commitments in an aggregate principal amount of $35,000,000;

WHEREAS, pursuant to Section 10.02(b) of the Credit Agreement, in order to effect the amendments to the Credit Agreement contemplated by this Amendment, this Amendment must be executed by the Borrower and the Required Lenders and acknowledged by the Administrative Agent; and

WHEREAS, the undersigned Lenders constitute the Required Lenders.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments to the Credit Agreement.  Subject to the terms and conditions hereof, effective as of the Fifth Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3:

(a)the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex B hereto;

(b)Annex I to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Annex C hereto; and

(c)Exhibit C to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Annex D hereto.

SECTION 2.   Secondary Facility Commitments.  Subject to the terms and conditions hereof and of the Credit Agreement (as amended by this Amendment), effective as of the Fifth Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3, each Secondary Facility Lender party hereto hereby agrees, severally and not jointly, to make a Secondary Facility Commitment to the Borrower on the Fifth Amendment Effective Date in the aggregate principal amount equal to the amount set forth under the heading “Secondary Facility Commitment” opposite such Secondary Facility Lender’s name on Annex A hereto, on the terms set forth in this Amendment and in the Credit Agreement (as amended by this Amendment).

SECTION 3.   Conditions Precedent.  This Amendment shall only become effective upon the date (the “Fifth Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by the Borrower, the Guarantors, the Secondary Facility Lenders and the Required Lenders.

SECTION 4.   Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants to the Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)Each of the Loan Parties has full corporate, limited liability company or other organizational powers, authority and legal right to enter into, deliver and perform its respective obligations under this Amendment and has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance by it of this Amendment.

(a)This Amendment has been duly executed and delivered by each Loan Party and is in full force and effect and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited (i) by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) by implied covenants of good faith and fair dealing.

2

(b)The execution, delivery and performance by each Loan Party of this Amendment does not and will not, as applicable, (i) conflict with the Organizational Documents of such Loan Party, (ii) conflict with or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other material instrument or agreement to which any Loan Party is a party or by which it is bound or to which any Loan Party’s property or assets are subject, or (iii) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law.

(c)After giving effect to this Amendment, the representations and warranties of the Borrower and each of the other Loan Parties contained in the Credit Agreement, the Security Agreement and the other Financing Documents are true, correct and complete in all material respects (without duplication of any materiality provision contained therein) on and as of the Fifth Amendment Effective Date (or any earlier date with respect to which any such representation or warranty relates).

(d)After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.   Effect of this Amendment; Ratification.

(a)Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Credit Agreement, the Security Agreement or any other Financing Document are intended or implied, and in all other respects the Credit Agreement, the Security Agreement and each other Financing Document is hereby specifically ratified and confirmed by all parties hereto as of the Fifth Amendment Effective Date and neither the Borrower nor any other Loan Party shall be entitled to any other or further amendment solely by virtue of the provisions of this Amendment or the subject matter of this Amendment.  This Amendment is not a novation, satisfaction, release or discharge of any of the obligations of the Borrower or any other Loan Party under the Credit Agreement, the Security Agreement or any other Financing Document.  This Amendment shall be deemed to be a Financing Document.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any obligation of the Borrower or any other Loan Party under, or any right, power, or remedy of the Administrative Agent or the Lenders under, the Credit Agreement, the Security Agreement or any other Financing Document (which rights, powers and remedies are expressly reserved), nor constitute a consent to or waiver of any past, present or future violations of any provision of the Credit Agreement, the Security Agreement or any other Financing Document.

(c)For the benefit of the Administrative Agent and the Lenders, the Borrower and each other Loan Party hereby (i) affirms and confirms its guarantees, pledges, grants of collateral and security interests and other undertakings under the Credit Agreement, the Security Agreement and the other Financing Documents, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement, the Security Agreement and each of the other Financing Documents, (iii) agrees that (x) the Credit Agreement, the Security Agreement and each other Financing Document shall continue to be in full force and effect and (y) all guarantees, pledges, grants of collateral and security interests and other undertakings under the Credit Agreement, the Security Agreement and each other Financing Document shall continue

3

to be in full force and effect and shall accrue to the benefit of the Administrative Agent and the Lenders, (iv) confirms and agrees that it is truly and justly indebted to the Lenders and the Administrative Agent in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, and (v) reaffirms and admits the validity and enforceability of the Financing Documents.

SECTION 6.   Expenses.  The Borrower and the other Loan Parties agree to pay, or reimburse, the Administrative Agent for all expenses reasonably incurred for the preparation and negotiation of this Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the reasonable and documented fees and expenses of counsel to the Administrative Agent.

SECTION 7.   Governing Law; Jurisdiction; Etc.

(a)Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

(b)Submission to Jurisdiction.  Any legal action or proceeding with respect to this Amendment shall, except as provided in clause (d) below, be brought in the courts of the State of New York, or of the United States District Court for the Southern District of New York, in each case, seated in the County of New York and, by execution and delivery of this Amendment, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.  Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c)Waiver of Venue.  Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Amendment brought in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York, in each case, seated in the County of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)Rights of the Secured Parties.  Nothing in this Section 7 shall limit the right of the Secured Parties to refer any claim against a Loan Party to any court of competent jurisdiction anywhere else outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e)WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR

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OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)Waiver of Immunity.  To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Amendment.

SECTION 8.   Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

SECTION 9.   Captions.  The captions in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

SECTION 10.   No Course of Dealing.  The Borrower and each other Loan Party acknowledges that (a) except as expressly set forth herein, neither the Administrative Agent nor any Lender has agreed (and has no obligation whatsoever to discuss, negotiate or agree) to any restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement, the Security Agreement or any other Financing Document or any of the terms thereof, and (b) the execution and delivery of this Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of the Administrative Agent or any Lender with respect to any future restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement, the Security Agreement or any other Financing Document or any of the terms thereof.

SECTION 11.   Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:
FUELCELL ENERGY, INC.

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

GUARANTORS:
FUELCELL ENERGY FINANCE II, LLC

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

BAKERSFIELD FUEL CELL 1, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

[Fifth Amendment to Credit Agreement]

GUARANTORS:

YAPHANK FUEL CELL PARK, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

LONG BEACH TRIGEN, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

[Fifth Amendment to Credit Agreement]

GUARANTORS:

SAN BERNARDINO FUEL CELL, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

MONTVILLE FUEL CELL PARK, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

EASTERN CONNECTICUT FUEL CELL PROPERTIES, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

[Fifth Amendment to Credit Agreement]

GUARANTORS:

CR FUEL CELL, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

BRT FUEL CELL, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

DERBY FUEL CELL, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

[Fifth Amendment to Credit Agreement]

GUARANTORS:

HOMESTEAD FUEL CELL 1, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

CENTRAL CT FUEL CELL 1, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

FARMINGDALE FUEL CELL, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

[Fifth Amendment to Credit Agreement]

GUARANTORS:

NEW BRITAIN RENEWABLE ENERGY, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

GROTON STATION FUEL CELL, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

TRS FUEL CELL, LLC

By: FuelCell Energy Finance II, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, Chief Financial Officer & Treasurer

[Fifth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:
ORION ENERGY PARTNERS INVESTMENT AGENT, LLC

By: /s/ Gerrit J. Nicholas
Name: Gerrit J. Nicholas
Title: Managing Partner
COLLATERAL AGENT:
ORION ENERGY PARTNERS INVESTMENT AGENT, LLC

By: /s/ Gerrit J. Nicholas
Name: Gerrit J. Nicholas
Title: Managing Partner

[Fifth Amendment to Credit Agreement]

LENDERS:
ORION ENERGY CREDIT OPPORTUNITIES FUND II, L.P.

By: Orion Energy Credit Opportunities Fund II GP, L.P.
Its: General Partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC
Its: General Partner

By: /s/ Gerrit J. Nicholas
Name: Gerrit J. Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND II PV, L.P.

By: Orion Energy Credit Opportunities Fund II GP, L.P.
Its: General Partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC
Its: General Partner

By: /s/ Gerrit J. Nicholas
Name: Gerrit J. Nicholas
Title: Managing Partner

[Fifth Amendment to Credit Agreement]

LENDERS:
ORION ENERGY CREDIT OPPORTUNITIES FUND II GPFA, L.P.

By: Orion Energy Credit Opportunities Fund II GP, L.P.
Its: General Partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC
Its: General Partner

By: /s/ Gerrit J. Nicholas
Name: Gerrit J. Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUELCELL CO-INVEST, L.P.

By: Orion Energy Credit Opportunities Fund II GP, L.P.
Its: General Partner

By: Orion Energy Credit Opportunities Fund II Holdings, LLC
Its: General Partner

By: /s/ Gerrit J. Nicholas
Name: Gerrit J. Nicholas
Title: Managing Partner

[Fifth Amendment to Credit Agreement]

ANNEX A

Secondary Facility Lenders

Secondary Facility Lender	Secondary Facility Commitment
Orion Energy Credit Opportunities Fund II, L.P.	$12,936,788.77
Orion Energy Credit Opportunities Fund II PV, L.P.	$20,788,720.83
Orion Energy Credit Opportunities Fund II GPFA, L.P.	$1,274,490.40

ANNEX B

As Amended Credit Agreement

See Attached

16

EXECUTION VERSION

Conformed Credit Agreement (~~Fourth~~Fifth Amendment)

CREDIT AGREEMENT

dated as of

October 31, 2019

and as amended by

First Amendment to Credit Agreement, dated as of November 22, 2019, and

Second Amendment to Credit Agreement, dated as of January 20, 2020, and

Third Amendment to Credit Agreement, dated as of February 6, 2020, and

Fourth Amendment to Credit Agreement, dated as of April 30, 2020, and

Fifth Amendment to Credit Agreement, dated as of June 8, 2020 among

FUELCELL ENERGY, INC.,
as Borrower,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS PARTY HERETO,

and

ORION ENERGY PARTNERS INVESTMENT AGENT, LLC,
as Administrative Agent and Collateral Agent

$200,000,000 Senior Secured Term Loan Facility

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

Section 1.01	Certain Defined Terms	1
Section 1.02	Terms Generally	~~37~~40
Section 1.03	Accounting Terms	~~37~~41

ARTICLE II THE CREDITS		~~38~~41

Section 2.01	Loans	~~38~~41
Section 2.02	Funding of the Loans	~~39~~43
Section 2.03	Termination and Reduction of the Commitments	~~39~~44
Section 2.04	Repayment of Loan; Evidence of Debt	~~40~~45
Section 2.05	Prepayment of the Loan	~~41~~46
Section 2.06	Reimbursements ~~44~~ and Fees	50
Section 2.07	Interest	~~44~~52
Section 2.08	Quarterly Payment Dates	~~46~~53
Section 2.09	Taxes	~~47~~55
Section 2.10	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~50~~58
Section 2.11	Mitigation Obligations; Replacement of Lenders	~~52~~60
Section 2.12	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~53~~60
Section 2.13	Incremental Facilities	~~53~~61
Section 2.14	Secondary Facility Matters	62

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~54~~63

Section 3.01	Due Organization, Etc.	~~54~~63
Section 3.02	Authorization, Etc.	~~55~~64
Section 3.03	No Conflict	~~55~~64
Section 3.04	Approvals, Etc.	~~56~~65
Section 3.05	SEC Reports; Financial Statements	~~56~~65
Section 3.06	Litigation	~~58~~67
Section 3.07	Environmental Matters	~~58~~67
Section 3.08	Compliance with Laws and Obligations	~~59~~68
Section 3.09	Material Agreements	~~59~~68
Section 3.10	Intellectual Property; Licenses	~~60~~69
Section 3.11	Taxes	~~62~~71
Section 3.12	Disclosure	~~62~~71
Section 3.13	The Warrants	~~62~~71
Section 3.14	Reserved	~~63~~72
Section 3.15	Regulatory Restrictions on the Loan	~~63~~72
Section 3.16	Title; Security Documents	~~63~~72
Section 3.17	ERISA	~~64~~73
Section 3.18	Insurance	~~64~~73

-xviii-

Section 3.19	Covered Projects	~~64~~73
Section 3.20	Use of Proceeds	~~65~~74
Section 3.21	Capital Stock and Related Matters	~~65~~74
Section 3.22	Reserved	~~65~~74
Section 3.23	No Agreements with Affiliates	~~65~~74
Section 3.24	No Bank Accounts	~~65~~74
Section 3.25	No Default or Event of Default	~~66~~75
Section 3.26	Foreign Assets Control Regulations	~~66~~75
Section 3.27	Commercial Activity; Absence of Immunity	~~66~~75
Section 3.28	Acknowledgement Regarding Trading Activities	~~66~~75

ARTICLE IV CONDITIONS		~~67~~76

Section 4.01	Conditions to the Closing Date	~~67~~76
Section 4.02	Conditions to the Initial Funding Date	~~70~~79
Section 4.03	Conditions to Second Funding Date	~~73~~82
Section 4.04	Conditions to Each Funding Date ~~76~~ and Each Reserve Release Date	85
Section 4.05	Conditions to Each Secondary Facility Funding Date and Each Reserve Release Date	86
Section 4.06	Satisfaction of Conditions	~~77~~87

ARTICLE V AFFIRMATIVE COVENANTS		~~77~~87

Section 5.01	Corporate Existence; Etc.	~~77~~87
Section 5.02	Conduct of Business	~~77~~88
Section 5.03	Compliance with Laws and Obligations	~~77~~88
Section 5.04	Governmental Authorizations	~~78~~88
Section 5.05	Maintenance of Title	~~78~~88
Section 5.06	Insurance	~~78~~89
Section 5.07	Keeping of Books	~~79~~89
Section 5.08	Access to Property/Records	~~79~~89
Section 5.09	Taxes	~~80~~90
Section 5.10	Financial Statements; Other Reporting Requirements	~~80~~90
Section 5.11	Notices	~~81~~92
Section 5.12	[Reserved	~~83~~93
Section 5.13	Use of Proceeds	~~83~~93
Section 5.14	Security	~~83~~93
Section 5.15	Further Assurances	~~83~~93
Section 5.16	Additional Loan Parties; Security in Newly Acquired Property and Revenues	~~83~~94
Section 5.17	Material Agreements	~~84~~95
Section 5.18	Collateral Accounts	~~84~~95
Section 5.19	Intellectual Property	~~96~~107
Section 5.20	Operating Budgets	~~97~~108
Section 5.21	Construction of Covered Projects	~~98~~109

Section 5.22	Physical Reserve	~~98~~109
Section 5.23	Collateral Account Report	~~98~~109
Section 5.24	Project Requirements.	~~98~~109
Section 5.25	Canadian Class A Preferred Shares	~~99~~110
Section 5.26	Triangle Joinder	~~99~~110
Section 5.27	Reserve Replenishment	111
Section 5.28	Secondary Facility IP Collateral Documents	112

ARTICLE VI NEGATIVE COVENANTS		~~100~~113

Section 6.01	Subsidiaries; Equity Issuances	~~100~~113
Section 6.02	Indebtedness	~~101~~113
Section 6.03	Liens, Etc.	~~102~~114
Section 6.04	Investments, Advances, Loans	~~102~~114
Section 6.05	Principal Place of Business; Business Activities	~~103~~115
Section 6.06	Restricted Payments	~~103~~115
Section 6.07	Fundamental Changes; Asset Dispositions and Acquisitions	~~104~~116
Section 6.08	Accounting Changes	~~105~~118
Section 6.09	Amendment or Termination of Material Agreements	~~105~~118
Section 6.10	Transactions with Affiliates	~~106~~119
Section 6.11	Collateral Accounts	~~106~~119
Section 6.12	Guarantees	~~107~~119
Section 6.13	Hazardous Materials	~~107~~119
Section 6.14	No Speculative Transactions	~~107~~119
Section 6.15	Reserved	~~107~~119
Section 6.16	Reserved	~~107~~119
Section 6.17	Withdrawals from the Collateral Accounts	~~107~~120
Section 6.18	Capital Expenditures	~~107~~120
Section 6.19	Right of First Offer	~~107~~120
Section 6.20	Restricted Debt Payments	~~108~~121

ARTICLE VII EVENTS OF DEFAULT		~~109~~121

Section 7.01	Events of Default	~~109~~121
Section 7.02	Application of Proceeds	~~112~~125

ARTICLE VIII THE AGENTS		~~113~~126

Section 8.01	Appointment and Authorization of the Agents	~~113~~126
Section 8.02	Rights as a Lender	~~113~~126
Section 8.03	Duties of Agent; Exculpatory Provisions	~~113~~126
Section 8.04	Reliance by Agent	~~114~~127
Section 8.05	Delegation of Duties	~~114~~127
Section 8.06	Withholding of Taxes by the Administrative Agent; Indemnification	~~114~~127
Section 8.07	Resignation of Agent	~~115~~128

Section 8.08	Non-Reliance on Agent or Other Lenders	~~115~~128
Section 8.09	No Other Duties; Etc.	~~116~~128

ARTICLE IX GUARANTY		~~116~~129

Section 9.01	Guaranty	~~116~~129
Section 9.02	Guaranty Unconditional	~~116~~129
Section 9.03	Discharge Upon Payment in Full; Reinstatement in Certain Circumstances; Release of Guarantor	~~117~~130
Section 9.04	Waiver by the Guarantors	~~118~~130
Section 9.05	Subrogation	~~118~~131
Section 9.06	Acceleration	~~118~~131

ARTICLE X MISCELLANEOUS		~~119~~131

Section 10.01	Notices	~~119~~131
Section 10.02	Waivers; Amendments	~~120~~132
Section 10.03	Expenses; Indemnity; Etc.	~~121~~133
Section 10.04	Successors and Assigns	~~122~~135
Section 10.05	Survival	~~126~~139
Section 10.06	Counterparts; Integration; Effectiveness	~~126~~139
Section 10.07	Severability	~~127~~139
Section 10.08	Right of Setoff	~~127~~139
Section 10.09	Governing Law; Jurisdiction; Etc.	~~127~~140
Section 10.10	Headings	~~128~~141
Section 10.11	Confidentiality	~~128~~141
Section 10.12	Non-Recourse	~~130~~142
Section 10.13	No Third Party Beneficiaries	~~130~~143
Section 10.14	Reinstatement	~~130~~143
Section 10.15	USA PATRIOT Act	~~131~~143

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Note
Exhibits B-1 through B-4	Tax Certificates
Exhibit C	Form of Borrowing Request
Exhibit D	[Reserved]
Exhibit E	Form of Operating Budget
Exhibit F	Form of Operational Report
Exhibit G	[Reserved]
Exhibit H	[Reserved]
Exhibit I	Form of Security Agreement
Exhibit J	Form of Environmental, Social and Governance Report
Exhibit K	[Reserved]
Exhibit L-1	Form of Initial Funding Warrants
Exhibit L-2	Form of Second Funding Warrants
Exhibit M	Form of Observer Rights Agreement

Annex I	Loans; Commitments
Schedule 1.01(a)	Prepayment Premium
Schedule 1.01(b)	Scheduled Agreements
Schedule 1.01(c)	Target Debt Balance
Schedule 1.01(d)	Permitted Liens
Schedule 3.01	Capital Stock
Schedule 3.03	No Conflict
Schedule 3.04	Approvals, etc.
Schedule 3.07	Environmental Matters
Schedule 3.09	Material Agreements
Schedule 3.10	Intellectual Property
Schedule 3.11	Taxes
Schedule 3.18	Insurance
Schedule 3.19	Covered Project Authorizations
Schedule 3.21	Convertible Instruments
Schedule 3.23	Transactions with Affiliates
Schedule 5.21	Project Requirements
Schedule 6.02	Permitted Indebtedness
Schedule 6.03	Permitted Liens
Schedule 6.04	Permitted Investments

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37008000v~~1~~9

This CREDIT AGREEMENT is dated as of October 31, 2019, among FUELCELL ENERGY, INC., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party hereto as Guarantors, each LENDER designated as a “Lender” on Annex I from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, as the Administrative Agent and the Collateral Agent.

WHEREAS, the Borrower has requested that the Lenders (i) extend term loans on the Initial Funding Date in an aggregate amount of $14,500,000, which will be used, among other things, (a) to pay transaction costs and expenses incurred herewith, (b) to refinance in full certain outstanding Indebtedness of the Borrower and its Subsidiaries as specified herein, (c) to fund the payment of certain dividends in respect of the Borrower’s Series B Preferred Stock, and (d) for working capital and other general corporate purposes, (ii) provide Commitments to extend term loans on the Second Funding Date, subject to the satisfaction of the conditions set forth herein, in an aggregate amount of $65,500,000 (a) to pay transaction costs and expenses incurred herewith, (b) to refinance in full certain outstanding Indebtedness of the Borrower and its Subsidiaries as specified herein, (c) to fund the construction, development and completion of certain Projects as specified herein and (d) for working capital and other general corporate purposes, and (iii) provide certain other Commitments of up to $120,000,000 (a) to fund the refinance of certain other outstanding Indebtedness of the Borrower and its Subsidiaries as specified herein, (b) to fund the construction, development and completion of certain Projects as specified herein, and (c) for working capital and other general corporate purposes related thereto, in each case, on the terms and conditions set forth herein;

WHEREAS, in consideration for the extensions of credit provided hereunder, the Guarantors have jointly and severally agreed to provide a guarantee pursuant to Article IX hereof for the performance of the Borrower’s obligations under this Agreement; and

WHEREAS, the Lenders are willing to provide such financing to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Account Establishment Date” means the earlier of (i) the date that is the 30th day following the Closing Date and (ii) the Second Funding Date.

“Accrued Interest” means the payment-in-kind of interest in respect of the Loans by increasing the outstanding principal amount of the Loans.

“Additional Agreements” means any contracts or agreements related to the construction, installation, completion, development, servicing (including ancillary services), maintenance, repair, operation or use of any portion of the Business entered into by any Borrower Group Company and any other Person, or assigned to any Borrower Group Company, subsequent to the Closing Date.

“Additional Covered Project” means each new fuel cell project developed, owned, constructed or operated by any Additional Covered Project Company after the Closing Date.

“Additional Covered Project Company” means (x) TRS Fuel Cell, LLC and San Bernardino Fuel Cell, LLC and (y) any Restricted Project Company that owns, constructs or operates such Additional Covered Project to the extent such Restricted Project Company is designated as an Additional Covered Project Company in a written instrument executed by the Borrower and the Administrative Agent.

“Additional Covered Project Construction Budget” means, with respect to any Additional Covered Project, the Construction Budget for such Additional Covered Project as approved by the Administrative Agent pursuant to Section 5.16(b).

“Additional Covered Project Construction Schedule” means, with respect to any Additional Covered Project, the Construction Schedule for such Additional Covered Project as approved by the Administrative Agent pursuant to Section 5.16(b).

“Additional Excluded Project” means (i) each Covered Project that, at any time after the Closing Date, consummates a Permitted Project Disposition/Refinancing, and (ii) each new fuel cell project developed, owned, constructed or operated by any Borrower Group Company after the Closing Date for which a Proposed Financing has been consummated in accordance with Section 6.19 with an alternative financing source that is not the Administrative Agent or its Affiliates.

“Additional Excluded Project Company” with respect to any Additional Excluded Project, any Borrower Group Company that owns, constructs or operates such Additional Excluded Project.

“Additional Loan Ratio” means, as of any date, the ratio of (i) the sum of the aggregate principal amount of the Loans funded on the Initial Funding Date plus the aggregate principal amount of the Loans funded on any and all subsequent Funding Dates to (ii) the aggregate principal amount of the Loans funded on the Initial Funding Date, in each case, not taking into account original issue discount.

“Additional Material Agreements” an Additional Agreement that (A) with respect to any Project Company, (i) provides for the payment by such Project Company, or the provision to such Project Company, of goods, inventory or services with a value in excess of $500,000 per year or (ii) provides revenue or income to such Project Company in excess of $1,000,000 per year and (B) with respect to any Borrower Group Company other than a Project Company, (i) provides for the payment by such Borrower Group Company, or the provision to such Borrower Group Company, of goods, inventory or services with a value in excess of $5,000,000 per year or (ii) provides revenue or income to such Borrower Group Company in excess of $5,000,000 per year.

“Administrative Agent” means Orion Energy Partners Investment Agent, LLC, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto pursuant to Article VIII.

“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.

“Affected Property” means any property of any Loan Party or any Existing Foreign Subsidiary that suffers an Event of Loss.

“Affiliate” means, with respect to a specified Person, another Person that at such time directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Each Borrower Group Company shall be considered an “Affiliate” of the Borrower.

“Agent Reimbursement Letter” means the reimbursement letter, dated as of the Closing Date, among Borrower, the Administrative Agent and the Collateral Agent.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Exposure” means with respect to any Lender at any time, an amount equal to (a) until the funding of the Loans on the Initial Funding Date, the sum of such Lender’s Commitment at such time and (b) thereafter, the sum of such Lender’s unused Commitment at such time and the aggregate then unpaid principal amount of such Lender’s Loans at such time.

“Aggregate Exposure Percentage” means with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Aggregate Reserve Release Usage Amount” means, as of any date of determination, an amount (which shall not be less than zero) equal to (a) the aggregate amount of all cash that shall have been released from the Applicable Reserves and transferred to a Business Unit Account pursuant to one or more Reserve Releases effected pursuant to Section 5.18(l) at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination, minus (b) the aggregate amount of Reserve Replenishments pursuant to Section 5.27 that shall have been funded with the proceeds of a Reserve Replenishment Secondary Facility Loan at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination.

“Aggregate Secondary Facility Commitment Amount” means, as of any date of determination, the aggregate Secondary Facility Commitments of all Lenders as of such date of determination.  For the avoidance of doubt, as of the Fifth Amendment Effective Date, the Aggregate Secondary Facility Commitment Amount is $35,000,000.

“Aggregate Secondary Facility Loan Usage Amount” means, as of any date of determination, an amount equal to the aggregate principal amount of all Secondary Facility Loans that shall have been made hereunder at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination.

“Aggregate Secondary Facility Usage Amount” means, as of any date of determination, the sum of (a) the Aggregate Secondary Facility Loan Usage Amount as of such date of determination, plus (b) the Aggregate Reserve Release Usage Amount as of such date of determination.

“Agreement” means this Credit Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law of any jurisdiction relating to corruption in which any Loan Party performs business, including without limitation, the FCPA and where applicable, legislation relating to corruption enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials.

“Anti-Corruption Prohibited Activity” means the offering, payment, promise to pay, authorization of the payment of any money or the offer, promise to give, giving, or authorizing the giving of anything of value, to any Government Official or to any person under the circumstances where the Person, such Person’s Affiliate’s or such Person’s representative knew or had reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (a) influencing any act or decision of such Government Official in his or her official capacity, (b) inducing such Government Official to do or omit to do any act in relation to his or her lawful duty, (c) securing any improper advantage, or (d) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist such Person in obtaining or retaining business for or with, or in directing business to, any person.

“Anti-Money Laundering Laws” means the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, and all money laundering-related laws of the United States and other jurisdictions where such Person conducts business or owns assets, and any related or similar law issued, administered or enforced by any Governmental Authority.

“Applicable Law” means with respect to any Person, property or matter, any of the following applicable thereto:  any constitution, writ, injunction, statute, law, regulation, ordinance, rule, judgment, principle of common law, order, decree, court decision, Authorization, approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any binding interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, including Environmental Laws.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course.

“Approved REC Contract” means a fully executed contract, in form and substance reasonably satisfactory to the Administrative Agent, for Renewable Energy Certificates to be produced and sold by Groton Station Fuel Cell, LLC that provides for:

(a)	Cal2021 and Cal2022 strips; and

(b)

a volume of 85% of the “Output Guarantee” (as defined in the PPA in respect of the Groton Project) for each respective “Contract Year” (as defined in the PPA in respect of the Groton Project) in accordance with the PPA in respect of the Groton Project, provided that such volume may require proration of each Contract Year (as defined in the PPA) to match Cal2021 and Cal2022.

“Applicable Reserve Release Amount” means, with respect to any Applicable Reserve as of any date of determination, an amount (which shall not be less than zero) equal to (a) the aggregate amount of all cash that shall have been released from such Applicable Reserve and transferred to a Business Unit Account pursuant to one or more Reserve Releases effected pursuant to Section 5.18(l) at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination, minus (b) the aggregate amount of Reserve Replenishments that shall have been consummated with respect to such Applicable Reserve pursuant to Section 5.27 at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination.

“Applicable Reserves” means each of (a) the cash from time to time held in the Covered Project Account in respect of the Yaphank Project, (b) the Cash Reserve from time to time held in the Borrower Funding Account, (c) the cash from time to time held in the Project Proceeds Account, (d) the cash from time to time held in the Module Replacement Reserve Account, and (e) the cash from time to time held in the Debt Reserve Account.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorization” means any consent, waiver, variance, registration, filing, declaration, notarization, certificate, license, tariff, approval, permit (including water and environmental permits), authorization, exception or exemption from, by or with any Governmental Authority or Trading Market, whether given by express action or deemed given by failure to act within any specified period, and all corporate, creditors’, shareholders’ and partners’ approvals or consents.

“Authorized Representative” means, with respect to any Person, the chief executive officer, the chief financial officer, president, secretary, or any other executive officer or authorized representative of such Person as may be designated from time to time by such Person in writing by a notice delivered to the Administrative Agent.  Any document or certificate delivered under the Financing Documents that is signed by an Authorized Representative may be conclusively presumed by the Administrative Agent and Lenders to have been authorized by all necessary corporate, limited liability company or other action on the part of the relevant Person.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy” means with respect to any Person (i) commencement by such Person of any case or other proceeding (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (ii) commencement against such Person of any case or other proceeding of a nature referred to in clause (x) or (y) above which (a) results in the entry of an order for relief or any such adjudication or appointment or (b) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) commencement against such Person of any case or other proceeding seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) such Person shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) such Person shall admit in writing its inability to pay its debts as they become due or shall make a general assignment for the benefit of its creditors.

“Biogas Sale and Purchase Agreement” means an agreement for the purchase of directed biogas at the Tulare Project through December 31, 2021 substantially in the form disclosed by the Borrower to, and acknowledged as the “Biogas Sale and Purchase Agreement” in writing by, the Administrative Agent prior to the Second Funding Date.

“Blocked Control Agreement” means a blocked account control agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, executed by the financial institution at which an account is maintained, pursuant to which such financial institution agrees that such financial institution will comply with instructions or entitlement orders originated by the Collateral Agent as to disposition of funds in such account, without further consent by any other Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bolthouse Construction Budget” means the Construction Budget as provided by the Borrower to, and acknowledged as the “Bolthouse Construction Budget” in writing by, the Administrative Agent on November 21, 2019, as may be modified from time to time in accordance with Section 5.21.

“Bolthouse Construction Schedule” means the Construction Schedule as provided by the Borrower to, and acknowledged as the “Bolthouse Construction Schedule” in writing by, the Administrative Agent prior to the Closing, as may be modified from time to time in accordance with Section 5.21.

“Bolthouse Project” means the 5.0 MW Bolthouse Farms project located in Bakersfield, California.

“Borrower” has the meaning assigned to such term in the introductory paragraph.

“Borrower Funding Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“Borrower Group Company” means the Borrower and each direct and indirect Subsidiary of the Borrower.

“Borrower Waterfall Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“Borrowing Request” means a request by the Borrower for Loans in accordance with Section 2.01.

“Bridgeport Project” means the 14.9 MW Bridgeport Fuel Cell project located in Bridgeport, Connecticut.

“Business” means, collectively, the design, manufacture, installation, ownership, operation and service of stationary fuel cell power plants that generate electricity and usable heat for commercial, industrial, government and utility customers, and the research and development of advanced technology projects and businesses reasonably related or incidental thereto or representing a reasonable expansion thereof and the licensing of intellectual property in connection with such businesses.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

“Business Revenues” means, with respect to any one or more Borrower Group Companies or Business Units, as applicable, for any period (without duplication), all revenue received by or on behalf of the applicable Borrower Group Companies or Business Units during such period, interest paid in respect of any Collateral Accounts, proceeds from any business interruption insurance and any other receipts otherwise arising or derived from or paid or payable to the applicable Borrower Group Companies or Business Units under the Material Agreements or otherwise in respect of the Business of the applicable Borrower Group Companies or Business Units (including any extraordinary receipts).

“Business Unit” means each of (i) the Specified Business Unit and (ii) collectively each of the Borrower’s other business units and business operations not included in the foregoing clause (i).

“Business Unit Account” means each of the General Business Unit Accounts and the Specified Business Unit Account.

“Capital Expenditures” means with respect to any Person, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities and including that portion of payments under Capital Lease Obligations that are capitalized on the balance sheet of such Person) by such Person and its Subsidiaries which are required to be capitalized under GAAP on a balance sheet of such Person.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or any other amounts under any lease of (or other arrangements conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any of the foregoing.

“Cash Equivalent Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d)fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)money market funds that (x)(i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000 or (y) invest exclusively in Investments described in clauses (a) through (d) above.

“Cash Interest Amount” means, as of any date, the portion of the aggregate outstanding accrued and unpaid interest in respect of the Loans that shall have accrued at the Cash Interest Rate under Section 2.07(a)(i); provided, that, at any time (including during any period between Quarterly Interest Payment Dates) that interest on the Loans are accruing at the Post-Default Rate, the Cash Interest Amount means the portion of the aggregate outstanding accrued and unpaid interest in respect of the Loans that shall have accrued at (i) the Cash Interest Rate plus (ii) 5.00% under Section 2.07(b).

“Cash Interest Rate” means 9.90% per annum.

“Cash Reserve Release Date” means the first date following the Second Funding Date on which all of the events set forth in the following clauses (a), (b) and (c) shall have occurred:

(a)

each of (x) the “Commercial Operation Date” (as defined in the PPA in respect of the Tulare Project) shall have occurred in accordance with the PPA in respect of the Tulare Project, and (y) a Permitted Project Disposition/Refinancing shall have been consummated with respect to the Tulare Project;

(b)

each of (x) the Groton Project shall have achieved its business plan in accordance with the Groton Construction Budget, (y) the “Commercial Operation Date” (as defined in the PPA in respect of the Groton Project) shall have occurred in accordance with the PPA in respect of the Groton Project, and (z) the Groton Project shall have fulfilled both the “Output Guarantee” and the “Heat Rate Guarantee” (each as defined in the PPA in respect of the Groton Project) in accordance with the PPA in respect of the Groton Project for a period of at least three consecutive months; provided that to determine if the condition in this clause (z) is satisfied in respect of the “Output Guarantee” the measured outputs for the “Output Guarantee” over three consecutive months shall be multiplied by 4 to determine if it meets the annual requirements in the PPA; and

(c)	a Permitted Project Disposition/Refinancing shall have been consummated with respect to the Groton Project.

“CCSU Project” means the 1.4 MW Central Connecticut State University project located in New Britain, Connecticut.

“Change of Control” means:

(a) the Borrower shall, directly or indirectly, including through any of its Subsidiaries, in one or more related transactions, sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Subsidiaries;

(b)any “person” or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) becomes, directly or indirectly, the beneficial owner of Capital Stock of the Borrower representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or

(c)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the date on which all conditions precedent specified in Section 4.01 are satisfied (or waived by the Administrative Agent and the Lenders in their sole and absolute discretion in accordance with Section 10.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time (unless as indicated otherwise), the regulations thereunder and publicly available interpretations thereof.

“Collateral” means all Property of the Loan Parties (including all Capital Stock of the Subsidiaries of the Borrower (other than the Excluded Project Companies)), in each case, now owned or hereafter acquired, which is intended to be subject to the security interests or Liens granted pursuant to any of the Security Documents (excluding any assets that are specifically excluded from Collateral pursuant to all such Security Documents).

“Collateral Accounts” means (a) the Borrower Funding Account, the Borrower Waterfall Account, each Covered Project Account, the Project Proceeds Account, the Module Replacement Reserve Account, each Business Unit Account, the Mandatory Prepayment Account, the ECF Offer Account, the Debt Reserve Account and the Preferred Reserve Account and (b) any other account established by a Loan Party (other than any Excluded Accounts).

“Collateral Agent” means Orion Energy Partners Investment Agent, LLC, in its capacity as collateral agent for the Secured Parties under the Security Documents, and any successor thereto pursuant Article VIII.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I under the heading “Commitment”.

“Common Stock” means the common stock of the Borrower.

“Compliance Certificate” has the meaning assigned to such term in Section 5.10(e).

“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation, expropriation, nationalization or similar action of or proceeding by any Governmental Authority affecting the Business.

“Connecticut Green Bank Credit Agreement” means that certain Loan Agreement, dated as of March 5, 2013, by and between Clean Energy Finance and Investment Authority and Borrower, as heretofore amended, restated, modified or supplemented.

“Construction Budget” means the Bolthouse Construction Budget, the Groton Construction Budget, the Tulare Construction Budget, the Yaphank Construction Budget and each Additional Covered Project Construction Budget, as applicable.

“Construction Schedule” means the Bolthouse Construction Schedule, the Groton Construction Schedule, the Tulare Construction Schedule, the Yaphank Construction Schedule and each Additional Covered Project Construction Schedule, as applicable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a Blocked Account Control Agreement or Springing Account Control Agreement, as applicable.

“Copyrights” means all works of authorship, United States and foreign copyrights (whether or not the underlying works of authorship have been published), designs, whether registered or unregistered, registrations and applications for registration of the foregoing and all extensions, renewals, and restorations thereof.

“Covered Project” or “Covered Projects” means, individually or collectively, as the context requires, (a) each Initial Covered Project, (b) from and after the Second Funding Date, each Second Funding Covered Project, and (c) each Additional Covered Project; provided, that, any Covered Project shall cease to be a Covered Project hereunder upon becoming an Additional Excluded Project hereunder.

“Covered Project Account” means with respect to each Covered Project, a deposit account (as defined in Article 9 of the UCC) of the applicable Covered Project Company in respect of such Covered Project established and maintained at the Depositary Bank, which, in the case of each Initial Covered Project Company and each Second Funding Covered Project Company, shall be established on or prior to the Account Establishment Date and, in the case of each Additional Covered Project Company, shall be established as required by Section 5.18(e), and, in each case, shall at all times thereafter be subject to a Springing Account Control Agreement.

“Covered Project Company” means (a) each Initial Covered Project Company, (b) from and after the Second Funding Date, each Second Funding Covered Project Company, and (c) from time to time after the Closing Date, each Additional Covered Project Company; provided, that, any Covered Project Company shall cease to be a Covered Project Company hereunder upon becoming Additional Excluded Project Company hereunder.

“Debt Prepayment Offer” has the meaning assigned to such term in Section 2.05(b)(iii).

“Debt Reserve Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“Default” means any event, condition or circumstance that, with notice or lapse of time or both, would (unless cured or waived) become an Event of Default.

“Depositary Agreement” has the meaning assigned to such term in Section 4.03(i).

“Depositary Bank” means any depositary bank selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Discharge Date” has the meaning assigned to such term in the Security Agreement.

“Disposition” has the meaning assigned to such term in Section 2.05(b)(ii).

“Disposition Proceeds Prepayment Offer” has the meaning assigned to such term in Section 2.05(b)(ii).

“Dollars” or “$” refers to the lawful currency of the United States of America.

“Draw Discounts” has the meaning assigned to such term in Section 2.06(d)(iii).

“ECF Offer Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“ECF Prepayment Offer” has the meaning assigned to such term in Section 2.05(b)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Claim” means any administrative or judicial action, suit, proceeding, notice, claim or demand by any Person seeking to enforce any obligation or responsibility arising under or relating to Environmental Law or alleging or asserting liability for investigatory costs, cleanup or other remedial costs, legal costs, environmental consulting costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties related to (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such claim is made, or (b) any noncompliance of, or alleged noncompliance of, or liability arising under any Environmental Law.  The term “Environmental Claim” shall include, without limitation any claim by any Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief under any Environmental Law.

“Environmental Laws” means any Applicable Laws regulating or imposing liability or standards of conduct concerning or relating to pollution or the protection of human health, safety and the environment, including all Applicable Laws concerning the presence, use, manufacture, generation, transportation, Release, threatened Release, disposal, arrangement for disposal, dumping, discharge, treatment, storage, handling, control or cleanup of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the US Code.

“ERISA Event” means (a) a Reportable Event with respect to any Pension Plan, (b) the failure by any Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the US Code or Section 302 of ERISA) applicable to such plan, whether or not waived, (c) the filing of a notice of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA), (e) the imposition or incurrence of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate, (f) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan, (g) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA, or (h) the imposition of a Lien upon the Borrower pursuant to Section 430(k) of the US Code or Section 303(k) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Abandonment” means (a) the abandonment by any one or more Loan Parties of all or a material portion of the activities of the Loan Parties, taken as a whole, to operate or maintain the Business, which abandonment shall be deemed to have occurred if one or more Loan Parties collectively fail to operate any material part of the Business of the Loan Parties as a whole for a period of thirty (30) or more consecutive days (it being understood, for the avoidance of doubt, that the operation of the Business by any operators or contractors hired by a Loan Party in the ordinary course of business shall not be deemed to be an abandonment of the Business by such Loan Party); provided that any such failure to operate the Business caused by an Event of Loss or other force majeure event shall not constitute an “Event of Abandonment” so long as, to the extent feasible during such Event of Loss or other force majeure event, the Borrower is diligently attempting to restart operation of the Business or (b) the written announcement by any Loan Party of its intention to do any of the foregoing in clause (a); provided, further, that, with respect to any Loan Party other than a Covered Project Company, the abandonment by such Loan Party of any non-fully funded third party advance technology project shall not be deemed an “Event of Abandonment”.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means any loss of, destruction of or damage to, or any Condemnation or other taking of any property of any Loan Party or any Existing Foreign Subsidiary.

“Event of Loss Prepayment Offer” has the meaning assigned to such term in Section 2.05(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means deposit accounts that are (i) used exclusively for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of the employees of the Loan Parties, (ii) tax accounts, including, without limitation, sales tax accounts and tax withholding accounts, or (iii) cash collateral accounts in respect of Permitted Liens under clause (a)(iii)(y) of the definition of “Permitted Liens”.

“Excluded Project” or “Excluded Projects” means, individually or collectively, as the context requires, each of (a) the Bridgeport Project, (b) the Pfizer Project, (c) the Riverside Regional Water Quality Control Plant Project, (d) the Santa Rita Project, (e) until the occurrence of the Triangle Joinder Date, the Triangle Street Project, (f) the UC Irvine Medical Center Project, (g) until the occurrence of the Second Funding Date, the CCSU Project, (h) until the occurrence of the Second Funding Date, the Groton Project, and (i) from time to time after the Closing Date, each Additional Excluded Project.

“Excluded Project Company” means (a) each Initial Excluded Project Company, (b) from time to time after the Closing Date, each Additional Excluded Project Company, and (c) FuelCell Energy Finance, LLC.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by net income and franchise Taxes (imposed in lieu of net income tax), in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized, in which its principal office (or other fixed place of business) is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the jurisdictions listed in clause (a) of this definition, (c) any Taxes attributable to the failure of any Agent, any Lender or any such other recipient to comply with Section 2.09(e), (d) in the case of an Agent or a Lender (other than an assignee pursuant to a request by Borrower under Section 2.11), any United States federal withholding Tax that is imposed on amounts payable to such Agent or Lender under the laws effective at the time such Agent or Lender becomes a party hereto (or designates a new lending office), except to the extent that such Agent or Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.09(a), and (e) any United States federal withholding Taxes imposed under FATCA.

“Existing Foreign Subsidiary” means each of (a) FCE FuelCell Energy Ltd., a Canadian limited company, (b) FCE Korea Ltd., a South Korean limited company, (c) FuelCell Energy EU BV, a Dutch private company with limited liability, and (d) FuelCell Energy Solutions GmbH, a German company with limited liability; provided, that, from and after the date that is 180 days after the date hereof, Versa Power Systems Ltd., a Canadian limited company, shall be deemed an Existing Foreign Subsidiary hereunder.

“FATCA” means Sections 1471 through 1474 of the US Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of June 8, 2020, by and among the Borrower, each of the Guarantors party thereto, each of the Lenders party thereto, and the Administrative Agent.

“Fifth Amendment Effective Date” has the meaning ascribed to such term in the Fifth Amendment.

“Financing Documents” means this Agreement, each Note (if requested by a Lender), each Loan Discount Letter, the Agent Reimbursement Letter, the Security Documents, and each certificate, agreement, instrument, waiver, consent or document executed by any Loan Party and delivered to Agent or any Lender in connection with or pursuant to any of the foregoing and designated as a “Financing Document”.

“First Secondary Facility Draw Date” means the first date after the Fifth Amendment Effective Date on which the first Secondary Facility Funding Date or the first Reserve Release Date shall occur.

“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Loan Party or with respect to which any Loan Party could reasonably be expected to have any liability, in each case with respect to employees employed outside the United States (as such term is defined in Section 3(10) of ERISA) (other than any arrangement with the applicable Governmental Authority).

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of April 29, 2020, by and among the Borrower, each of the Guarantors party thereto, each of the Lenders party thereto, and the Administrative Agent.

“Fourth Amendment Effective Date” has the meaning ascribed to such term in the Fourth Amendment.

“Fully Funded Third Party Advanced Technology Contract” means that certain contemplated agreement disclosed by the Borrower to, and acknowledged as the “Fully Funded Third Party Advanced Technology Contract” in writing by, the Administrative Agent prior to the Closing.

“Funding Date” has the meaning assigned to such term in Section 2.01(c).

“Funding Office” means the office specified from time to time by the Administrative Agent as its funding office by notice to Borrower and the Lenders.

“Funds Flow Memorandum” means the memorandum, in form and substance mutually acceptable to the Administrative Agent, the Lenders and the Borrower, detailing the proposed flow, and use, of the Loan proceeds on the Initial Funding Date.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

“General Business Unit Accounts” means all deposit accounts (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Springing Account Control Agreement.

“Governmental Authority” means any federal, regional, state or local government, or political subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question, including all agencies and instrumentalities of such governments and political subdivisions.

“Government Official” means any official of any Governmental Authority, including, without limitation, all officers or employees of a government department, agency, instrumentality or permitting agency.

“Groton Construction Budget” means the Construction Budget as provided by the Borrower to, and acknowledged as the “Groton Construction Budget” in writing by, the Administrative Agent on November 21, 2019, as may be modified from time to time in accordance with Section 5.21.

“Groton Construction Schedule” means the Construction Schedule as provided by the Borrower to, and acknowledged as the “Groton Construction Schedule” in writing by, the Administrative Agent prior to the Closing Date, as may be modified from time to time in accordance with Section 5.21.

“Groton Estoppel and Acknowledgement” means an Estoppel and Acknowledgement agreement substantially in the form disclosed by the Borrower to, and acknowledged as the “Groton Estoppel and Acknowledgement” in writing by, the Administrative Agent prior to the Second Funding Date.

“Groton Project” means the 7.4 MW Groton Naval Station project located in Groton, Connecticut.

“Guarantee” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of such obligation of such other Person, the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (w) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (x) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (y) to purchase Property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (z) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Guaranteed Obligations” means, with respect to any Guarantor, the Obligations whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, reimbursements and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any debtor relief law naming such Person as the debtor in such proceeding, regardless of whether such interest, reimbursements and fees are allowed claims in such proceeding.

“Guarantors” means each Covered Project Company and each Restricted Subsidiary of the Borrower.

“Hazardous Material” means any material, substance or waste that is defined, listed or regulated as hazardous, toxic, a pollutant or a contaminant (or terms of similar regulatory intent and meaning) under applicable Environmental Laws or with respect to which liability or standards of conduct are imposed under any Environmental Laws (including, without limitation, petroleum or petroleum products (including crude oil and any fractions thereof), methane gas, polychlorinated biphenyls, asbestos, pesticides, produced saltwater, fracturing fluid and associated chemicals and radioactive substances).

“Hedging Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Incremental Availability Period” means the period commencing on the first Business Day immediately following the Second Funding Date and ending on the earlier of (a) the 18-month anniversary of the Closing Date and (b) the date on which the incremental term loans contemplated by Section 2.13 in an aggregate principal amount equal to the Incremental Facility Amount are made to the Borrower.

“Incremental Facility Amount” means $120,000,000.

“Indebtedness” of any Person means, without duplication, all (a) indebtedness for borrowed money and every reimbursement obligation with respect to letters of credit, bankers’ acceptances or similar facilities, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business and payable within ninety (90) days past the original invoice or billing date thereof, (d) the Net Hedging Obligations under interest rate or currency Hedging Agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates, commodity prices and currency exchange rates, (e) the capitalized amount (determined in accordance with GAAP) of all payments due or to become due under all leases and agreements to enter into leases required to be classified and accounted for as a capital lease in accordance with GAAP, (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds or collateral security, (g) Indebtedness of others described in clauses (a) through (f) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person and (h) Indebtedness of others described in clauses (a) through (g) above Guaranteed by such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s general partner interest in such partnership, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning assigned to such term in Section 10.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Auditor” means KPMG LLP or any “big four” accounting firm as selected by the Borrower and notified to the Administrative Agent, or such other firm of independent public accountants of recognized national standing in the United States selected by the Borrower and acceptable to the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed.

“Inventory Cost Notice” has the meaning assigned to such term in Section 5.18(f)(iv)(C)(I).

“Initial Covered Project” or “Initial Covered Projects” means, individually or collectively, as the context requires, each of (a) the Bolthouse Project, (b) the Tulare Project, and (c) the Yaphank Project.

“Initial Covered Project Company” means (a) with respect to the Bolthouse Project, Bakersfield Fuel Cell 1, LLC, (b) with respect to the Tulare Project, Central CA Fuel Cell 2, LLC and (c) with respect to the Yaphank Project, Yaphank Fuel Cell Park, LLC.

“Initial Draw Discounts” has the meaning assigned to such term in Section 2.06(d)(i).

“Initial Excluded Project Company” means (a) with respect to the Bridgeport Project, Bridgeport Fuel Cell, LLC, (b) with respect to the Pfizer Project, Groton Fuel Cell 1, LLC, (c) with respect to the Riverside Regional Water Quality Control Plant Project, Riverside Fuel Cell, LLC, (d) with respect to the Santa Rita Project, SRJFC, LLC, (e) until the occurrence of the Triangle Joinder Date, with respect to the Triangle Street Project, TRS Fuel Cell, LLC, (f) with respect to the UC Irvine Medical Center Project, UCI Fuel Cell, LLC, (g) until the occurrence of the Second Funding Date, with respect to the CCSU Project, New Britain Renewable Energy, LLC and (h) until the occurrence of the Second Funding Date, with respect to the Groton Project, Groton Station Fuel Cell, LLC.

“Initial Funding Commitments” means with respect to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.01(a)(i), in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Annex I under the heading “Initial Funding Commitments”.

“Initial Funding Date” means the initial Funding Date on or following the Closing Date on which all conditions precedent specified in Sections 4.02 and 4.04 are satisfied (or waived by the Administrative Agent and the Lenders in their sole and absolute discretion in accordance with Section 10.02), or such other date as may be requested by Borrower and approved by the Administrative Agent in its sole and absolute discretion.

“Initial Funding Warrants” means those certain Warrants, dated as of the Initial Funding Date, issued by the Borrower to the Orion Energy Warrant Holders, substantially in the form of Exhibit L-1 attached hereto.

“Initial Loan Draw Discount” has the meaning assigned to such term in Section 2.06(d)(i).

“Initial Loans” means the Loans made on the Initial Funding Date.

“Initial Reserve Draw Discount” has the meaning assigned to such term in Section 2.06(d)(i).

“Intellectual Property” means (a) the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Patents, Trademarks and trade secrets, (b)  all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, (c) all proceeds of any of the foregoing, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto, (d) all written agreements, licenses and covenants providing for the grant to or from any Person any rights in any such intellectual property that is owned by another Person.

“Investment” means for any Person (a) the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, debt securities, partnership or other ownership interests or other securities of, or any Property constituting an ongoing business, line of business, division or business unit of or constituting all or substantially all the assets of, or the making of any capital contribution to, any other Person, (b) the making of any advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold in the ordinary course of business), (c) the entering into of any Guarantee with respect to Indebtedness or other liability of any other Person, and (d) any other investment that would be classified as such on a balance sheet of such Person in accordance with GAAP.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

“Investment Committee” means, as of any date, the committee of Orion Energy Partners, L.P., the members of which have a right or duty in their sole and absolute discretion to vote on whether the general partner of the Lenders shall cause the Lenders to make an investment in the form of a loan.

“IP Collateral Documents” means a security agreement or intellectual property security agreement and any other notices, consents, acknowledgments, filings, registrations and recordings requested by the Administrative Agent, in each case, in form and substance acceptable to the Administrative Agent, necessary or advisable to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first-priority Lien on and security interest in all of the Intellectual Property of each of the Loan Parties, prior and superior to all other Liens that may be delivered to Administrative Agent if required pursuant to clause (b) or (c) of Section 5.24; provided, that, the IP Collateral Documents shall provide that the Liens created thereunder in the Intellectual Property of each of the Loan Parties shall automatically terminate and be released upon the execution and delivery of all of the agreements, consents and instruments referred to in clauses (b)(i), (c)(i)(A), (c)(i)(B) and (c)(i)(C) of Section 5.24.

“Lenders” has the meaning assigned to such term in the preamble.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, collateral assignment or preference, priority or other security agreement, mandatory deposit arrangement, preferential arrangement or other encumbrance upon (including joint title) or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of the relevant jurisdiction).

“Loan Discount Letter” means that certain loan discount letter, dated as of the Closing Date, among Borrower and the Lenders.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loans” means the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a) and, if applicable, Section ~~2.13.~~2.13 or Section 2.14.

“Loss Proceeds” means insurance proceeds, condemnation awards or other similar compensation, awards, damages and payments or relief (exclusive, in each case, of proceeds of business interruption, workers’ compensation, employees’ liability, automobile liability, builders’ all risk liability and general liability insurance) with respect to any Event of Loss.

“Mandatory Cash Interest Amount” means, with respect to each Loan on any Quarterly Payment Date, an amount equal to the total accrued Cash Interest Amount on such Loan as of such Quarterly Payment Date.

“Mandatory Prepayment Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“Material Adverse Effect” means a material adverse effect on: (a) the business, assets, properties, operations or financial condition of (i) the Borrower Group Companies (other than the Excluded Project Companies) taken as a whole or (ii) the Borrower Group Companies taken as a whole; (b) the ability of (i) the Borrower Group Companies (other than the Excluded Project Companies) taken as a whole, or (ii) the Borrower Group Companies taken as a whole, to perform its material obligations under the Financing Documents and the Material Agreements in accordance with the terms thereof; (c) the validity of, enforceability of the material rights or remedies of, or benefits available to the Secured Parties under, the Financing Documents; (d) the validity and perfection of the Secured Parties’ Liens in a material portion of the Collateral; or (e) the rights or remedies of (i) the Borrower Group Companies (other than the Excluded Project Companies) taken as a whole, or (ii) the Borrower Group Companies taken as a whole, under the Material Agreements, taken as a whole.

“Material Agreements” means:

(a)	each of the agreements, contracts or instruments set forth on Schedule 1.01(b);
(b)

with respect to any Additional Covered Project that is designated as an Additional Covered Project after the Second Funding Date, any agreements, contracts or instruments designated as “Material Agreements” in a writing executed by the Borrower and the Administrative Agent in connection with the designation of such Additional Covered Project;

(c)	any Additional Material Agreement; and
(d)	any Replacement Agreement of any of the foregoing.

“Material Counterparty” means each Person (other than any Agent or any Lender) from time to time party to any Material Agreement.

“Maturity Date” means the eighth (8th) anniversary of the Closing Date.

“Module Replacement Reserve Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“Module Replacement Reserve Payment Amount” means, with respect to any Quarterly Payment Date, the lesser of (i) the aggregate sum of the Project Module Quarterly Reserve Amounts for all of the Covered Projects as of such date, and (ii) the maximum amount necessary to be deposited into the Module Replacement Reserve Account on such date in order for the amount held in the Module Replacement Reserve Account to equal the then effective Required Module Replacement Reserve Amount.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which any Borrower Group Company contributes or is obligated to contribute, or with respect to which any Borrower Group Company has or could reasonably be expected to have any liability.

“Net Available Amount” means:

(a)in the case of any receipt of termination payments, damages, indemnity payments or other extraordinary payments under the Material Agreements, the aggregate amount of payments received by any Loan Party or any of its Affiliates in respect of such event, net of reasonable costs and expenses incurred by any Loan Party or any of its Affiliates in connection with the collection of such proceeds;

(b)in the case of any Event of Loss, the aggregate amount of Loss Proceeds received by any Loan Party or any of its Affiliates in respect of such Event of Loss, net of reasonable costs and expenses incurred by any Loan Party or any of its Affiliates in connection with the collection of such Loss Proceeds; and

(c)in the case of any Disposition, the aggregate amount received by any Loan Party or any of its Affiliates in respect of such Disposition, net of reasonable costs and expenses incurred by any Loan Party or any of its Affiliates in connection with such Disposition.

“Net Hedging Obligations” means, as of any date, the Termination Value of any Hedging Agreement on such date.

“Nine Month Date” has the meaning assigned to such term in Section 2.06(d)(iii).

“Nine Month Draw Discount” has the meaning assigned to such term in Section 2.06(d)(iii).

“Note” has the meaning assigned to such term in Section 2.04(b)(ii).

“Obligations” means all advances to, and debts (including Accrued Interest, interest accruing after the maturity of the Loans and interest accruing after the filing of any Bankruptcy), liabilities, obligations, Prepayment Premium, fees, Option Premiums, Draw Discounts, covenants and duties of, the Loan Parties arising under any Financing Document, or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, reimbursements and fees that accrue after the commencement by or against any Loan Party of any proceeding under any debtor relief law naming any Loan Party as the debtor in such proceeding, regardless of whether such interest, reimbursements and fees are allowed claims in such proceeding.

“Observer Rights Agreement” has the meaning assigned to such term in Section 4.02(c).

“Officer’s Certificate” means, with respect to any Loan Party, a certificate signed by an Authorized Representative of such Loan Party.

“Operating Budget” means a proposed annual operating plan and budget of one or more Borrower Group Companies or Business Units, as applicable, prepared by the Borrower in accordance with Section 5.20(a), of (a) anticipated Business Revenues of such Borrower Group Companies or Business Units, (b) Operating Expenses of such Borrower Group Companies or Business Units and (c) Capital Expenditures of such Borrower Group Companies or Business Units, in each case, detailed monthly for the following calendar year, which annual operating plan and budget shall be substantially in the form of Exhibit E.

“Operating Expenses” means any and all of the expenses paid or payable by or on behalf of one or more Borrower Group Companies or Business Units, as applicable, in relation to the operation and maintenance (except as set forth below) of the Business of such Borrower Group Companies or Business Units, including consumables, payments under any operating lease, taxes (including franchise taxes, property taxes, sales taxes and excluding income taxes), insurance (including the costs of premiums and deductibles and brokers’ expenses), costs and fees attendant to obtaining and maintaining in effect the Authorizations relating to the Business payable during such period, payments made to security, police services, and legal, accounting and other professional fees attendant to any of the foregoing items payable during such period, but exclusive of Capital Expenditures and payments in respect of payments of principal and interest in respect of the Obligations or any other Indebtedness. Operating Expenses do not include non-cash charges, including, without limitation, depreciation, amortization, income taxes, non-cash taxes or other bookkeeping entries of a similar nature.

“Option Premium” has the meaning assigned to such term in Section 2.06(c).

“Organizational Documents” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Orion Energy Warrant Holders” means each of the Lenders (or their designees) listed on Annex I.

“Other Connection Taxes” means, with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Tax (other than connections arising from such Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.11).  For the avoidance of doubt, “Other Taxes” shall not include any Excluded Taxes.

“Outstanding Reserve Release Amount” means, as of any date of determination, an amount (which shall not be less than zero) equal to (a) the aggregate amount of all cash that shall have been released from the Applicable Reserves and transferred to a Business Unit Account pursuant to one or more Reserve Releases effected pursuant to Section 5.18(l) at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination, minus (b) the aggregate amount of Reserve Replenishments that shall have been consummated pursuant to Section 5.27 at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination.

“Outstanding Secondary Facility Amount” means, as of any date of determination, the sum of (a) the Outstanding Secondary Facility Loan Amount as of such date of determination, plus (b) the Outstanding Reserve Release Amount as of such date of determination.

“Outstanding Secondary Facility Loan Amount” means, as of any date of determination, an amount (which shall not be less than zero) equal to (a) the Aggregate Secondary Facility Loan Usage Amount as of such date of determination, minus (b) the aggregate principal amount of all Loans prepaid by the Borrower pursuant to Sections 2.05(a)(ii), 2.05(b)(vi) and 2.05(b)(vii) at any time from, and including, the Secondary Facility Commencement Date through, and including, such date of determination.

“Participant” has the meaning assigned to such term in Section 10.04(f).

“Participant Register” has the meaning assigned to such term in Section 10.04(f).

“Patents” means all patentable inventions and designs, United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including, without limitation, all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV or Section 302 of ERISA, or Section 412 of the US Code, and in respect of which any Borrower Group Company is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or with respect to which any Borrower Group Company has or could reasonably be expected to have any liability.

“Permitted Contest Conditions” means, with respect to any Borrower Group Company, a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any law, tax or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (a) such Borrower Group Company diligently pursues such contest, (b) such Borrower Group Company establishes adequate reserves with respect to the contested claim if and to the extent required by GAAP and (c) such contest (i) could not reasonably be expected to result in a Material Adverse Effect and (ii) does not involve any material risk or danger of any criminal or unindemnified civil liability being incurred by the Administrative Agent or the Lenders.

“Permitted Indebtedness” has the meaning assigned to such term in Section 6.02.

“Permitted Lien” means, with respect to any Borrower Group Company, any of the following:

(a)Liens arising by reason of:

(i)Taxes either secured by a bond or which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;

(ii)security, pledges or deposits in the ordinary course of business for payment of workmen’s compensation or unemployment insurance or other types of social security benefits; and

(iii)(x) good faith deposits or pledges incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety bonds or appeal bonds entered into in the ordinary course of business or under Applicable Law and (y) cash collateral given in connection with letters of credit, in each case under this clause (iii), so long as (A) the Indebtedness secured by such Liens is permitted under Section 6.02(i), and (B) such Liens, in the aggregate, do not secure Indebtedness or other obligations in excess of $2,000,000;

(b)Liens of mechanics, carriers, landlords, warehousemen, materialmen, laborers, repairmen’s, employees or suppliers or any similar Liens arising by operation of law incurred in the ordinary course of business (i) that are set forth on Schedule 1.01(d), (ii) with respect to obligations which are not overdue by more than forty-five (45) days, or (iii) which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;

(c)Liens arising out of judgments, orders or awards that have been adequately bonded, are fully covered by insurance or with respect to which a stay of execution has been obtained pending an appeal or proceeding for review pursuant to the Permitted Contest Conditions;

(d)Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which, individually or in the aggregate, do not materially detract from the value of the affected property and do not materially interfere with the ordinary conduct of the business of such Borrower Group Company;

(e)Liens arising under ERISA and Liens arising under the US Code with respect to an employee benefit plan (as defined in Section 3(2) of ERISA) that do not constitute an Event of Default under Section 7.01(j);

(f)to the extent constituting Liens, leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the Business of such Borrower Group Company, (ii) secure any Indebtedness or (iii) individually or in the aggregate detract from the expected value of the property of such Borrower Group Company in any material respect;

(g)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, in each case, granted in the ordinary course of business in favor of such creditor depositary institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by such Borrower Group Company to provide collateral to the depository institution;

(h)any Lien on any property or asset of such Borrower Group Company existing on the date hereof and set forth in Schedule 6.03; provided that such Lien shall not apply to any other property or asset of such Borrower Group Company;

(i)Liens on the Property of any Excluded Project Company incurred in connection with any Permitted Project Disposition/Refinancing;

(j)Liens created under the Security Documents;

(k)Liens that extend, renew or replace in whole or in part a Lien referred to above; and

(l)Liens on any assets of, or any Capital Stock in, any Excluded Project Company.

“Permitted Project Disposition/Refinancing” means any Project Disposition/Refinancing so long as (i) the Project Disposition/Refinancing Proceeds in respect thereof are deposited in the Project Proceeds Account as required by, and to the extent required by, Section 5.18(f), (ii) in the event that such Project Disposition/Refinancing is in respect of a Covered Project Company, the aggregate amount of Project Disposition/Refinancing Proceeds received from such Project Disposition/Refinancing and deposited in the Project Proceeds Account shall be at least equal to the Project Payoff Amount in respect of the Covered Project Company subject to such Project Disposition/Refinancing, and (iii) neither the Borrower nor any other Loan Party shall Guarantee any of the Indebtedness or obligations of the applicable Project Company subject to such Project Disposition/Refinancing.

“Permitted Subsequent Funding Use” means, in each case subject to the approval of the Administrative Agent in its reasonable discretion (or, in the case of Section 2.13, the approval of the Administrative Agent in its sole discretion), the funding of (i) the construction costs, inventory and other capital expenditures for an Additional Covered Project whose contracted cash flows (under a PPA with a creditworthy counterparty (as determined in the Lenders’ sole discretion)) meet or exceed a coverage ratio acceptable to the Lenders, and (ii) inventory, working capital and other costs required in connection with the performance of purchase orders, service agreements and other binding customer agreements (in each case, with a creditworthy counterparty (as determined in the Lenders’ sole discretion)).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pfizer Project” means the 5.6 MW Fuel Cell project located at the Pfizer facility in Groton, Connecticut.

“PIK Interest Amount” means, as of any date, the portion of the aggregate outstanding accrued and unpaid interest in respect of the Loans that shall have accrued at the PIK Interest Rate under Section 2.07(a)(ii).

“PIK Interest Rate” means 2.05% per annum.

“Post-Default Rate” means a rate per annum which is equal to the lesser of (a) the sum of (i) the Cash Interest Rate plus (ii) the PIK Interest Rate plus (iii) 5.00% and (b) with respect to each Lender, the maximum nonusurious interest rate, if any, that may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender which are in effect at the relevant time.

“PPA” means, with respect to any Project or Project Company, any power purchase agreement or other similar agreement for the sale of electricity, energy, output or capacity, in each case, to which such Project Company is a party.

“Preferred Reserve Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“Prepayment Premium” means, with respect any prepayment of Loans on any date, an amount (which shall not be less than zero) equal to (i) the product of (A) ~~30~~35% (or (x) in the case such prepayment of Loans is consummated pursuant to Section 5.18(f)(iv)(A) with funds held in the Project Proceeds Account, ~~20~~25%, or (y) in the case such prepayment of Loans is consummated pursuant to Section 2.05(b)(v), 15%), times (B) the aggregate principal amount of the Loans subject to such prepayment, minus (ii) the sum of (A) the aggregate amount of all interest paid (whether paid in cash or paid-in-kind as Accrued Interest) in respect of the aggregate principal amount of the Loans subject to such prepayment on or prior to such date of prepayment, plus (B) the aggregate loan discount amount in respect of the aggregate principal amount of the Loans subject to such prepayment as set forth in the Loan Discount Letter.  Schedule 1.01(a) sets forth an example calculation of the Prepayment Premium.

“Prepayment Premium Event” has the meaning assigned to such term in Section 2.05(c)(iv).

“Prior Indebtedness” means (i) with respect to the Tulare Project and the Project Company in respect of the Tulare Project, all Indebtedness arising under, or pursuant to, that certain Loan Agreement, dated as of July 30, 2014, by and between FuelCell Energy Finance, LLC and NRG Energy, Inc. and all “Loan Documents” (as defined therein), in each case, as heretofore amended, restated, modified or supplemented, (ii) with respect to the Bolthouse Project and the Project Company in respect of the Bolthouse Project, that certain Construction Loan Agreement, dated as of December 21, 2018, by and among FuelCell Energy Finance II, LLC, Bakersfield Fuel Cell 1, LLC, BRT Fuel Cell, LLC, CR Fuel Cell, LLC, Yaphank Fuel Cell Park, LLC, Homestead Fuel Cell 1, LLC, Derby Fuel Cell, LLC, and Generate Lending, LLC and all “Loan Documents” (as defined therein), in each case, as heretofore amended, restated, modified or supplemented, (iii) with respect to the Groton Project and the Project Company in respect of the Groton Project, that certain Construction Loan Agreement, dated as of February 28, 2019, by and between Groton Station Fuel Cell, LLC and Fifth Third Bank and all “Loan Documents” (as defined therein), in each case, as heretofore amended, restated, modified or supplemented, and (iv) with respect to the CCSU Project and the Project Company in respect of the CCSU Project, that certain Loan Agreement, dated as of April 9, 2019, by and between New Britain Renewable Energy, LLC and Webster Bank, N.A. and all “Loan Documents” (as defined therein), in each case, as heretofore amended, restated, modified or supplemented.

“Project” or “Projects” means, individually or collectively, as the context requires, each Covered Project and each Excluded Project.

“Project Company” means each Covered Project Company and each Excluded Project Company.

“Project Disposition” means, with respect to any Project, (a) any sale, assignment or other Disposition of the Capital Stock of the applicable Project Company in respect of such Project to any Person other than a Loan Party, or (b) any sale, lease, license, transfer, assignment or other Disposition by the applicable Project Company in respect of such Project of all or any material portion of the assets or properties of such Covered Project Company, or of any rights under any Project Document, to any Person other than a Loan Party, but, in the case of this clause (b), excluding (i) sales of fuel cells or other inventory in the ordinary course of business, and (ii) sales or other Dispositions by the applicable Project Company in respect of such Project of worn out or defective equipment, or other equipment no longer used or useful to the Project that is promptly replaced by such Project Company with suitable substitute equipment of substantially the same character and quality and at least equivalent useful life and utility to the extent required by the Project or for performance under the Material Agreements to which such Project Company is a party.

“Project Disposition/Refinancing” means, with respect to any Project, any Project Disposition or Project Refinancing in respect of such Project.

“Project Disposition/Refinancing Proceeds” means (a) with respect to any Project Disposition/Refinancing in respect of a Covered Project, the aggregate net cash proceeds received by the Borrower, the Covered Project Company in respect of such Covered Project or any other Loan Party in respect of such Project Disposition/Refinancing, net of (i) reasonable costs and expenses incurred by the Borrower, the Covered Project Company in respect of such Covered Project or any other Loan Party in connection with such Project Disposition/Refinancing, (ii) any Taxes payable by the Borrower, the Covered Project Company in respect of such Covered Project or any other Loan Party in connection with such Project Disposition/Refinancing, and (iii) the aggregate amount of such proceeds that are required to be retained by such Covered Project Company by the third party lender or investor in respect of such Project Refinancing pursuant to any agreement entered into by such Covered Project Company in connection with such Project Refinancing, and (b) with respect to any Project Disposition/Refinancing in respect of an Excluded Project, the aggregate net cash proceeds received by the Borrower, the Excluded Project Company in respect of such Excluded Project or any other Subsidiary of the Borrower in respect of such Project Disposition/Refinancing, net of (i) reasonable costs and expenses incurred by the Borrower, the Excluded Project Company in respect of such Excluded Project or any other

Subsidiary of the Borrower in connection with such Project Disposition/Refinancing, (ii) any Taxes payable by the Borrower, the Excluded Project Company in respect of such Excluded Project or any other Subsidiary of the Borrower in connection with such Project Disposition/Refinancing, (iii) in the event that such proceeds are received by an Excluded Project Company in respect of a Project Disposition, the aggregate amount of any remaining outstanding Indebtedness or tax equity obligations of such Excluded Project Company after giving effect to such Project Disposition, and (iv) in the event that such proceeds are received by an Excluded Project Company in respect of a Project Refinancing, the aggregate amount of such proceeds that are required to be retained by such Excluded Project Company by the third party lender or investor in respect of such Project Refinancing pursuant to any agreement entered into by such Excluded Project Company in connection with such Project Refinancing.

“Project Documents” means, with respect to any Project, any PPA, interconnection agreement, equipment supply, engineering, procurement, and construction agreement, operation and maintenance agreement, and any other contract, agreement, instrument, permit or authorization relating to the acquisition, development, construction, ownership, development, testing, operation, maintenance, repair, insurance, management, administration or use of such Project or the business of the Project Company in respect of such Project, whether entered into by the Borrower or the applicable Project Company or any of their Affiliates as any of the foregoing may be amended or modified from time to time in accordance with the terms of this Agreement.

“Project Module Quarterly Reserve Amount” means, with respect to any Covered Project that has commenced commercial operations, an amount equal to (i) the Project Module Replacement Cost in respect of such Covered Project, divided by (ii) 20.

“Project Module Replacement Cost” means, with respect to any Covered Project that has commenced commercial operations, the aggregate estimated cost necessary to fund one cycle of scheduled module replacements for such Covered Project, as set forth in the then effective Operating Budget for such Covered Project; provided, that, with respect to the Groton Project, at all times on or prior to October 31, 2020, the Project Module Replacement Cost for the Groton Project shall be deemed to equal $0.

“Project Payoff Amount” means (a) with respect to the Bolthouse Project, $5,000,000, (b) with respect to the CCSU Project, $5,000,000, (c) with respect to the Groton Project, $30,000,000, (d) with respect to the San Bernardino Project, $5,000,000, (e) with respect to the Tulare Project, $5,000,000, (f) with respect to the Yaphank Project, $30,000,000, (g) with respect to the Triangle Street Project, $5,000,000, and (h) with respect to any Additional Covered Project, the amount agreed between the Borrower and the Administrative Agent as set forth in Section 2.13(a)(z).

“Project Proceeds Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Blocked Account Control Agreement.

“Project Proceeds Prepayment Notice” has the meaning assigned to such term in Section 5.18(f)(iv)(A)(I).

“Permitted Project Proceeds Use Agreement” has the meaning assigned to such term in Section 5.18(f)(iv)(B)(II).

“Permitted Project Proceeds Use Notice” has the meaning assigned to such term in Section 5.18(f)(iv)(B)(I).

“Project Refinancing” means (a) with respect to any Covered Project, (i) any incurrence of Indebtedness by the applicable Covered Project Company in respect of such Covered Project other than any such Indebtedness permitted to be incurred by such Covered Project Company under Section 6.02 (other than clause (h) thereof), or (ii) any issuance or sale of tax equity investments by the applicable Covered Project Company in respect of such Covered Project, and (b) with respect to any Excluded Project, (i) any refinancing of any Indebtedness of the applicable Excluded Project Company in respect of such Excluded Project, or (ii) any issuance or sale of tax equity investments by the applicable Excluded Project Company in respect of such Excluded Project.

“Projection” has the meaning assigned to such term in Section 3.12(b).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proposed Financing” has the meaning assigned to such term in Section 6.19(a).

“Quarterly Payment Date” means the twenty-first (21st) Business Day after the last Business Day of each January, April, July and October in each fiscal year.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Regulation D” means Regulation D of the Board.

“Regulation U” means Regulation U of the Board.

“Reinvestment Notice” means a written notice executed by an Authorized Representative of Borrower stating that no Default or Event of Default has occurred and is continuing, and that the applicable Loan Party intends and expects to use all or a specified portion of the Loss Proceeds in respect of such Event of Loss to repair or restore the Business.

“Related Fund” means with respect to any Lender, any fund that invests in loans and is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment, including, the movement through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Remaining Proceeds Amount” has the meaning assigned to such term in Section 5.18(f)(v).

“Replacement Agreement” means any Additional Agreement that is (i) entered into by a Borrower Group Company in replacement of any Material Agreement, (ii) in form and substance reasonably satisfactory to the Administrative Agent and (iii) is with one or more Replacement Obligors.

“Replacement Obligor” means a Person (or guarantor of such Person’s obligations) that is approved by the Administrative Agent, such approval to be in the Administrative Agent’s reasonable discretion.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Debt Reserve Amount” means, as of any Quarterly Payment Date, the aggregate amount of (i) any principal or interest payments that shall become due and payable on or prior to the immediately following Quarterly Payment Date by any Borrower Group Company pursuant to the State of Connecticut Credit Agreement, and (ii) any principal or interest payments that shall become due and payable on or prior to the immediately following Quarterly Payment Date by any Borrower Group Company pursuant to the Connecticut Green Bank Credit Agreement.

“Required Debt Reserve Payment Amount” means, with respect to any Quarterly Payment Date, the maximum amount necessary to be deposited into the Debt Reserve Account on such date in order for the amount held in the Debt Reserve Account to equal the then effective Required Debt Reserve Amount.

“Required Lenders” means at any time, Lenders having Aggregate Exposure Percentages of more than 50%.

“Required Module Replacement Reserve Amount” means, as of any date, the aggregate sum of the Project Module Replacement Costs for all of the Covered Projects as of such date.

“Required Preferred Reserve Amount” means, as of any Quarterly Payment Date, the aggregate amount of (i) any accrued and unpaid dividends that are then required to be paid by the Borrower on or prior to the immediately following Quarterly Payment Date in respect of the outstanding shares of Series B Preferred Stock pursuant to the Organizational Documents of the Borrower; and (ii) any accrued and unpaid dividends that are then required to be paid by the Borrower (or, in lieu of such dividends, the amount required to redeem shares of Series 1 Preferred Stock in an amount otherwise equal to the amount of dividends that would otherwise have been paid in respect thereof) on or prior to the immediately following Quarterly Payment Date in respect of the outstanding shares of Series 1 Preferred Stock pursuant to the Organizational Documents of FCE Fuel Cell Energy Ltd.

“Required Preferred Reserve Payment Amount” means, with respect to any Quarterly Payment Date, the maximum amount necessary to be deposited into the Preferred Reserve Account on such date in order for the amount held in the Preferred Reserve Account to equal the then effective Required Preferred Reserve Amount.

“Reserve Release” means each release of cash from an Applicable Reserve pursuant to Section 5.18(l).

“Reserve Release Date” means the date that any Reserve Release is consummated pursuant to Section 5.18(l).

“Reserve Replenishment” means each deposit of cash by the Borrower into an Applicable Reserve pursuant to Section 5.27.

“Reserve Replenishment Borrowing Request” means any Borrowing Request delivered by the Borrower to the Administrative Agent during the Secondary Facility Availability Period pursuant to Section 2.01(c) to the extent that the sole use of the proceeds of the Secondary Facility Loans requested pursuant to such Borrower Requesting are to consummate a Reserve Replenishment under Section 5.27(b).

“Reserve Replenishment Secondary Facility Loans” means any Secondary Facility Loans made in respect of a Reserve Replenishment Borrowing Request.

“Restoration” means, with respect to any Affected Property, the rebuilding, repair, restoration or replacement of such Affected Property.

“Restricted Payment” means:

(a)all dividends paid by any Borrower Group Company (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by any Borrower Group Company of, any portion of any Capital Stock of any Borrower Group Company or any warrants, rights or options to acquire any such Capital Stock (it being acknowledged that the payment of bonuses to management and employees of the Borrower Group Companies shall not constitute a Restricted Payment hereunder); and/or

(b)any payment of development, management or other fees, or of any other amounts, by any Borrower Group Company to any Affiliate thereof; and/or

(c)any other payment in cash, Property or obligations by any Borrower Group Company in respect of any Indebtedness subordinated to the Obligations hereunder.

“Restricted Project Company” means (i) Long Beach Trigen, LLC, (ii)  Montville Fuel Cell Park, LLC, (iii) Eastern Connecticut Fuel Cell Properties, LLC, (iv) CR Fuel Cell, LLC, (v) BRT Fuel Cell, LLC, (vi) Derby Fuel Cell, LLC, (vii) Homestead Fuel Cell 1, LLC, (viii) Central CT Fuel Cell 1, LLC, (ix) Farmingdale Fuel Cell, LLC, (x) TRS Fuel Cell, LLC, and (xi) any future Subsidiary of the Borrower formed, created or established for the purposes of developing a Project; provided, that, any Restricted Project Company shall cease to be a Restricted Project Company hereunder upon becoming an Additional Excluded Project Company hereunder.

“Restricted Subsidiary” means each Restricted Project Company and each other Subsidiary of the Borrower that is incorporated, organized or formed under the laws of the United States, any State of the United States or the District of Columbia; provided that no Excluded Project Company, Covered Project Company or Existing Foreign Subsidiary shall be deemed a “Restricted Subsidiary” hereunder.

“Riverside Regional Water Quality Control Plant Project” means the 1.4 MW Riverside Regional Water Quality Control Plant project located in Riverside, California.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“San Bernardino Equipment” means the fuel cell module and other equipment set forth on the list previously provided by the Borrower to Administrative Agent in writing and acknowledged by Administrative Agent as the equipment to be transferred to San Bernardino Fuel Cell, LLC.

“San Bernardino Project” means a 1.4 MW project located in San Bernardino, California.

“Sanctioned Country” means, at any time, a country or territory that is subject to comprehensive Sanctions.  For the avoidance of doubt, as of the Closing Date, Sanctioned Countries are the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Santa Rita Project” means the 1.4 MW Santa Rita Jail project located in Dublin, California.

“Sarbanes-Oxley Act” has the meaning assigned to such term in Section 3.05(h).

“SEC” means the United States Securities and Exchange Commission

“SEC Reports” has the meaning assigned to such term in Section 3.05(a).

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of January 20, 2020, by and among the Borrower, each of the Guarantors party thereto, each of the Lenders party thereto, and the Administrative Agent.

“Second Amendment Effective Date” has the meaning ascribed to such term in the Second Amendment.

“Second Funding Commitments” means with respect to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.01(a)(ii), in an aggregate principal amount set forth opposite such Lender’s name on Annex I under the heading “Second Funding Commitments”.

“Second Funding Covered Project” or “Second Funding Covered Projects” means, individually or collectively, as the context requires, each of (a) the CCSU Project, and (b the Groton Project.

“Second Funding Covered Project Company” means (a) with respect to the CCSU Project, New Britain Renewable Energy, LLC and (b) with respect to the Groton Project, Groton Station Fuel Cell, LLC.

“Second Funding Date” means the Funding Date following the Initial Funding Date on which all conditions precedent specified in Sections 4.03 and 4.04 are satisfied, or such other date as may be requested by Borrower and approved by the Administrative Agent in its sole and absolute discretion.

“Second Funding Date Funds Flow Memo” means a funds flow memo agreed by the Borrower and the Administrative Agent over email on or about the Second Funding Date.

“Second Funding Warrants” means those certain Warrants, to be dated as of the Second Funding Date, to be issued by the Borrower to the Orion Energy Warrant Holders, substantially in the form of Exhibit L-2 attached hereto.

“Secondary Facility Availability Period” means the period from, and including, the Secondary Facility Commencement Date through, but excluding, the Secondary Facility Termination Date.

“Secondary Facility Borrowing Request” has the meaning assigned to such term in Section 2.14(a).

“Secondary Facility Commencement Date” means June 5, 2020.

“Secondary Facility Commitment” means with respect to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.01(a)(iii), in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Annex I under the heading “Secondary Funding Commitments”.

“Secondary Facility Commitment Percentage” means, with respect to any Lender as of any date of determination, a fraction (expressed as a percentage) (a) the numerator of which is equal to the Secondary Facility Commitment of such Lender as of such date of determination, and (b) the denominator of which is equal to the Aggregate Secondary Facility Commitment Amount as of such date of determination.

“Secondary Facility Funding Date” means each Funding Date during the Secondary Facility Availability Period on which all conditions precedent specified in Sections 4.04 and 4.05 are satisfied, or such other date as may be requested by Borrower and approved by the Administrative Agent in its sole and absolute discretion.

“Secondary Facility IP Collateral Documents” means a security agreement or intellectual property security agreement and any other notices, consents, acknowledgments, filings, registrations and recordings requested by the Administrative Agent, in each case, in form and substance acceptable to the Administrative Agent, necessary or advisable to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first-priority Lien on and security interest in all of the Intellectual Property of each of the Loan Parties, prior and superior to all other Liens; provided, that, the Secondary Facility IP Collateral Documents shall provide that the Liens created thereunder in the Intellectual Property of each of the Loan Parties shall automatically terminate and be released on the occurrence of the Secondary Facility Satisfaction Date.  In connection with such termination and release, Administrative Agent shall execute and deliver to Borrower any such other documentation as shall be reasonably requested by Borrower to evidence the termination and release of such Liens.

“Secondary Facility Loan” means any Loan made on any Funding Date during the Secondary Facility Availability Period pursuant to Section 2.01(a)(iii).

“Secondary Facility Required Repayment Date” means September 1, 2021.

“Secondary Facility Satisfaction Date” means the first day on or following the Secondary Facility Termination Date on which the Outstanding Secondary Facility Amount shall have been reduced to zero.

“Secondary Facility Termination Date” has the meaning assigned to such term in Section 2.03(c).

“Secured Obligations” has the meaning assigned to such term in the Security Agreement.

“Secured Parties” means (a) the Agents and (b) the Lenders.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Pledge and Security Agreement, to be entered into on the Initial Funding Date, among the Loan Parties and the Collateral Agent, substantially in the form attached hereto as Exhibit I.

“Security Documents” means the Security Agreement, the Control Agreements, any Depositary Agreement, all Uniform Commercial Code financing statements required by any Security Document and any other security agreement or instrument to be executed or filed pursuant hereto or any Security Document.

“Series 1 Preferred Stock” means the 5% Class A Cumulative Redeemable Exchangeable Preferred Stock, $0.01 par value per share, of FCE Fuel Cell Energy Ltd.

“Series B Preferred Stock” means the 5% Series B Cumulative Convertible Perpetual Preferred Stock, $0.01 par value per share, of the Borrower.

“Seventh Modification to Lease” means a Seventh Modification to Lease N40085-12-RP-00109 in the form executed by CMEEC and disclosed by the Borrower to, and acknowledged as the “Seventh Modification to Lease” in writing by, the Administrative Agent prior to the Second Funding Date.

“Shortfall Amount” has the meaning assigned to such term in Section 5.10(e).

“Six Month Date” has the meaning assigned to such term in Section 2.06(d)(ii).

“Six Month Draw Discount” has the meaning assigned to such term in Section 2.06(d)(ii).

“Specified Business Unit” means the Borrower’s fully funded third party advance technology business unit (which, for the avoidance of doubt, includes the business disclosed by the Borrower to, and acknowledged as the “Borrower’s fully funded third party advance technology business” in writing by, the Administrative Agent prior to the Closing).

“Specified Business Unit Account” means a deposit account (as defined in Article 9 of the UCC) of the Borrower established and maintained at the Depositary Bank, which shall be established on or prior to the Account Establishment Date and shall at all times thereafter be subject to a Springing Account Control Agreement.

“Springing Account Control Agreement” means a springing account control agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, executed by the financial institution at which an account is maintained, pursuant to which such financial institution agrees that such financial institution will comply with instructions or entitlement orders originated by the Collateral Agent as to disposition of funds in such account, without further consent by any other Person.

“State of Connecticut Credit Agreement” means that certain Assistance Agreement, dated as of October 19, 2015, by and between the State of Connecticut acting by the Department of Economic and Community Development and the Borrower, as heretofore amended, restated, modified or supplemented.

“Subsidiary” means, with respect to any Person (the “parent”), any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Target Debt Balance” means, as of each Quarterly Payment Date, an amount equal to the corresponding Dollar amount calculated in accordance with Schedule 1.01(c) for such Quarterly Payment Date. If any Loans are made hereunder on any date after the Initial Funding Date (including, without limitation, any Loans made on the Second Funding Date, any Loans made on any Secondary Facility Funding Date and any Loans made under Section 2.13), each such amount set forth in Schedule 1.01(c) shall be increased to an amount equal to such amount multiplied by the Additional Loan Ratio.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Value” means, in respect of any one or more Hedging Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) or any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of February 6, 2020, by and among the Borrower, each of the Guarantors party thereto, each of the Lenders party thereto, and the Administrative Agent.

“Third Amendment Effective Date” has the meaning ascribed to such term in the Third Amendment.

“Trademarks” means all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and, with respect to the foregoing, all registrations and applications for registration thereof, all extensions and renewals thereof, and all of the goodwill of the business connected with the use of and symbolized by any of the foregoing.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Document” means each of the Financing Documents, the Warrants and the Observer Rights Agreement.

“Triangle Joinder Date” has the meaning specified in Section 5.26(b).

“Triangle Street Project” means the 3.7 MW Triangle Street SureSource 4000 project located in Danbury, Connecticut.

“Tulare Construction Budget” means the Construction Budget as provided by the Borrower to, and acknowledged as the “Tulare Construction Budget” in writing by, the Administrative Agent on November 21, 2019, as may be modified from time to time in accordance with Section 5.21.

“Tulare Construction Schedule” means the Construction Schedule as provided by the Borrower to, and acknowledged as the “Tulare Construction Schedule” in writing by, the Administrative Agent prior to the Closing Date, as may be modified from time to time in accordance with Section 5.21.

“Tulare Project” means the 2.8 MW Tulare BioMAT project located in Tulare, California.

“UC Irvine Medical Center Project” means the 1.4 MW UC Irvine Medical Center project located in Orange, California.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any filing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Security Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each applicable Financing Document and any filing statement relating to such perfection or effect of perfection or non-perfection.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“US Code” means the U.S. Internal Revenue Code of 1986, as amended.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” has the meaning assigned to such term in Section 10.15.

“U.S. Wholly Owned Subsidiary” any Subsidiary of the Borrower (i) that is incorporated, organized or formed under the laws of the United States, any State of the United States or the District of Columbia, and (ii) 100% of the Capital Stock of which is directly owned and held by the Borrower or any other Loan Party (other than an Excluded Project Company).

“Warrants” means, collectively, the Initial Funding Warrants and the Second Funding Warrants.

“Warrant Shares” means, collectively, and shares of the Borrower’s Common Stock or any other Capital Stock issuable upon exercise of the Warrants.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yaphank Project” means the 7.4 MW LIPA Yaphank Solid Waste Management project located in Brookhaven, New York.

“Yaphank Construction Budget” means the Construction Budget as provided by the Borrower to, and acknowledged as the “Yaphank Construction Budget” in writing by, the Administrative Agent on November 21, 2019, as may be modified from time to time in accordance with Section 5.21.

“Yaphank Construction Schedule” means the Construction Schedule as provided by the Borrower to, and acknowledged as the “Yaphank Construction Schedule” in writing by, the Administrative Agent prior to the Closing Date, as may be modified from time to time in accordance with Section 5.21.

Section 1.02Terms Generally.  Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement and the other Financing Documents:

(a)the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e)unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith;

(f)any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Financing Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(g)the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision;

(h)all references herein to Articles, Sections, Appendices, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Appendices, Exhibits and Schedules to, this Agreement; and

(i)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03

Accounting Terms .  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.  If the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower’s compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in a manner satisfactory to the Borrower and the Required Lenders; provided that Capital Lease Obligations shall be construed in accordance with GAAP as in effect on the Initial Funding Date, notwithstanding any changes to GAAP occurring after the Initial Funding Date.

ARTICLE II

THE CREDITS

Section 2.01Loans

.

(a)Commitments.

(i)Subject to the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 4.01, 4.02, and 4.04), each Lender agrees to make Loans to Borrower on the Initial Funding Date, as requested by Borrower pursuant to Section 2.01(c), in an aggregate principal amount equal to the Initial Funding Commitments.

(ii)Subject to the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 4.01, 4.03, and 4.04), each Lender agrees to make Loans to Borrower on the Second Funding Date, as requested by Borrower pursuant to Section 2.01(c), in an aggregate principal amount equal to the Second Funding Commitments.

(iii)Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Section 2.14 and the conditions set forth in Sections 4.04 and 4.05), each Lender having a Secondary Facility Commitment agrees to make Loans (consisting of Secondary Facility Loans and/or Reserve Replenishment Secondary Facility Loans) to Borrower, from time to time during the Secondary Facility Availability Period, on one or more Secondary Facility Funding Dates as requested by Borrower pursuant to Section 2.01(c) (but subject to Section 2.14), in an aggregate principal amount not to exceed such Lender’s Secondary Facility Commitment; provided, that, no Lender shall be required to make a Secondary Facility Loan under this Section 2.01(a)(iii) if, immediately after giving effect to the making of such Secondary Facility Loan and any contemporaneous Reserve Replenishment in respect thereof, either (A) the Aggregate Secondary Facility Usage Amount would exceed the Aggregate Secondary Facility Commitment Amount, or (B) the aggregate principal amount of all Secondary Facility Loans made by such Lender would exceed such Lender’s Secondary Facility Commitment Amount.

(b)No Reborrowing.  Amounts prepaid or repaid in respect of any Loan may not be reborrowed.

(c)Procedures for Borrower.

(i)Subject to Sections 4.02, ~~4.03~~4.03, 4.04, 4.05 and/or ~~4.04,~~2.14, as applicable, and except as otherwise provided herein, the Borrower may request the Lenders to make Loans to the Borrower by delivery to the Administrative Agent, on any Business Day, of a Borrowing Request in the form attached as Exhibit C hereto.  The date of the proposed borrowing (each such date, a “Funding Date”) specified in a Borrowing Request shall be no earlier than twelve (12) Business Days after the delivery of such Borrowing Request; provided, that, notwithstanding the foregoing, the initial Funding Date hereunder shall occur on the Initial Funding Date without giving effect to such required twelve (12) Business Day period.  Unless otherwise provided herein, each Borrowing Request shall be irrevocable and shall specify (i) the aggregate principal amount of the borrowing requested, and (ii) the proposed Funding Date (which shall be a Business Day).

(ii)Borrower shall not deliver a Borrowing Request for Loans, and, subject to Sections 2.07(e) and 2.13, the Lenders shall be under no obligation to make available any funds for any Loans, on any Funding Date in an aggregate amount for all Lenders exceeding (A) in the case of the Initial Funding Date, the Initial Funding Commitments, ~~and~~ (B) in the case of the Second Funding Date, the Second Funding Commitments~~.~~ , and (C) in the case of any Secondary Facility Funding Date, an amount that, after giving effect to such Secondary Facility Loans made on such Secondary Facility Funding Date, would not result in either (x) the Aggregate Secondary Facility Usage Amount exceeding the Aggregate Secondary Facility Commitment Amount, or (y) the aggregate principal amount of all Secondary Facility Loans made by any Lender exceeding such Lender’s Secondary Facility Commitment Amount.  Borrower shall not deliver a Secondary Facility Borrowing Request for Secondary Facility Loans if (A) the amount of Secondary Facility Loans requested therein shall be less than $5,000,000 or (B) except with respect to a Secondary Facility Borrowing Request delivered on or after August 15, 2020 requesting an amount of Secondary Facility Loans that, after giving thereto, would result in the Aggregate Secondary Facility Usage Amount equaling the Aggregate Secondary Facility Commitment Amount, the amount of Secondary Facility Loans requested therein, when aggregated with the total amount of Secondary Facility Loans made and Reserve Releases consummated during the 30 day period immediately prior to the Secondary Facility Funding Date specified therein, shall exceed $15,000,000.

(d)Notice by the Administrative Agent to the Lenders.  ~~Promptly~~Subject to Section 2.14 with respect to any Borrowing Request in respect of Secondary Facility Loans under Section 2.01(a)(iii), promptly following receipt of a Borrowing Request in accordance with this Section 2.01, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested borrowing.

(e)Tax Considerations.  For U.S. federal income tax purposes, each of the Borrower, the Guarantors and the Lenders agrees: (i) that the Initial Loans, together with the Initial Funding Warrants (including the rights granted thereunder to the Holders, as defined therein), shall be treated as an investment unit, and the purchase price of each such investment unit shall equal the total purchase price paid by the Lenders for the Initial Loans on the Initial Funding Date, and $577,778 of the purchase price of the investment unit shall, for U.S. federal income tax purposes, be allocated to the purchase of the Initial Funding Warrants; (ii) that the Loans funded on the Second Funding Date, together with the Second Funding Warrants (including the rights granted thereunder to the Holders, as defined therein), shall be treated as an investment unit, and the purchase price of each such investment unit shall equal the total purchase price paid by the Lenders for such Loans on the Second Funding Date, and $1,228,164 of the purchase price of the investment unit shall, for U.S. federal income tax purposes, be allocated to the purchase of the Second Funding Warrants; and (iii) to treat the Loans as a debt instrument, and not as a “contingent payment debt instrument,” for U.S. federal and state income tax purposes.  The Borrower will provide any information reasonably requested from time to time by any Lender regarding the original issue discount associated with the Loans for U.S. federal income tax purposes.  Each of Borrower and the Lenders agrees to file tax returns consistent with the allocation set forth in this paragraph. Notwithstanding the foregoing, for all purposes (except for the purpose of this Section 2.01(e)), each Lender shall be treated as having lent the full amount of its pro rata portion of the principal amount of the Loans.

Section 2.02Funding of the Loans.  ~~If~~Subject to Section 2.14 with respect to any Secondary Facility Loans to be made under Section 2.01(a)(iii) on any Secondary Facility Funding Date, if the Borrower has satisfied the conditions set forth in Section ~~4.02~~4.02, 4.03 or ~~4.03,~~4.05, as applicable, and Section 4.04, not later than 12:00 Noon, New York City time, on the applicable Funding Date, each Lender shall make available to the Administrative Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the Loans to be made by such Lender; provided, that, subject to Section 2.14 and the other provisions hereof, with respect to any Secondary Facility Loans to be made under Section 2.01(a)(iii) on any Secondary Facility Funding Date, the portion of such Loans to be made by each Lender on such Secondary Facility Funding Date shall equal, with respect to each such Lender, the product of (x) such Lender’s Secondary Facility Commitment Percentage, times (y) the aggregate principal amount of the Secondary Facility Loans to be made by the Lenders under Section 2.01(a)(iii) on such Secondary Facility Funding Date.  Administrative Agent shall deposit the aggregate of the amounts made available to Administrative Agent by the Lenders, in like funds as received by Administrative Agent, into the Borrower Funding Account in accordance with the Borrowing Request or as otherwise agreed between the Administrative Agent and the Borrower pursuant to any funds flow memorandum delivered in connection therewith; provided, that, with respect to any Secondary Facility Loans made under Section 2.01(a)(iii) on any Secondary Facility Funding Date, (A) in the event that such Secondary Facility Loans are Reserve Replenishment Secondary Facility Loans, Administrative Agent shall, pursuant to Section 5.27(b), deposit the aggregate of the amounts made available to

Administrative Agent by the Lenders, in like funds as received by Administrative Agent, into the applicable Applicable Reserve (or Applicable Reserves) specified by the Borrower in the applicable Reserve Replenishment Borrowing Request, and (B) in the event that such Secondary Facility Loans are not Reserve Replenishment Secondary Facility Loans, Administrative Agent shall deposit the aggregate of the amounts made available to Administrative Agent by the Lenders, in like funds as received by Administrative Agent, into the Business Unit Account specified by the Borrower in the applicable Borrowing Request.  With respect to the Initial Loans, the Administrative Agent shall distribute the funds in accordance with the Funds Flow Memorandum.  With respect to the Loans funded on the Second Funding Date, the Administrative Agent shall distribute the funds in accordance with the Second Funding Date Funds Flow Memo.

Section 2.03Termination and Reduction of the Commitments.

(a)The Initial Funding Commitments shall automatically and without notice be reduced to zero and terminated upon the close of business on October 31, 2019 in the event that the Initial Funding Date has not occurred on or prior to such date.

(b)The Second Funding Commitments shall automatically and without notice be reduced to zero and terminated upon the close of business on December 31, 2019 in the event that the Second Funding Date has not occurred on or prior to such date.

(c)The Secondary Facility Commitments shall automatically and without notice be reduced to zero and terminated on the earliest of (i) the date on which an Event of Default shall occur, (ii) the date on which the Aggregate Secondary Facility Usage Amount shall equal the Aggregate Secondary Facility Commitment Amount, or (iii) September 14, 2020 (the earliest of clauses (i), (ii) and (iii) is herein referred to as the “Secondary Facility Termination Date”).  In addition, upon delivery of irrevocable written notice to the Administrative Agent, the Borrower may at any time permanently terminate in full all of the unfunded Secondary Facility Commitments.

(d)~~(c)~~ In the event that the Lenders shall have not funded at least $65,500,000 in aggregate principal amount of Loans in respect of the Second Funding Commitments (less, for, the avoidance of doubt, certain items in accordance with the Second Funding Date Funds Flow Memo) on or prior to November 22, 2019, the Borrower may, upon delivery to the Administrative Agent of written notice thereof at any time after November 22, 2019 but prior to the earlier of the occurrence of the satisfaction of the foregoing and December 31, 2019 (a “Second Funding Termination Notice”), elect to terminate the Second Funding Commitments and prepay the Obligations under Section 2.05(b)(v).

Section 2.04Repayment of Loan; Evidence of Debt.

(a)Promise to Repay at Maturity.  Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders, the unpaid principal amount of the Loans (including all amounts added to principal as Accrued Interest pursuant to Section 2.07(e)) on the Maturity Date then outstanding.  Borrower hereby further agrees to pay interest on the unpaid principal amount of each Loan from time to time outstanding from the applicable Funding

Date until payment in full in cash thereof at the rates per annum, and on the dates, set forth in Section 2.07.

(b)Evidence of Debt.

(i)Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.  In the case of a Lender that does not request execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any obligations of the Borrower.

(ii)The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Note”) substantially in the form of Exhibit B payable to such Lender in an amount equal to such Lender’s Loan evidencing the Loans made by such Lender.  The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid) with respect to each payment or prepayment of, and each addition of Accrued Interest to, the principal of the Loans evidenced thereby, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate applicable to the Loans evidenced thereby; provided that (i) notwithstanding any such notation or the absence thereof, as set forth in Section 2.07(f), the Agent’s determination of the principal amount of the Loans outstanding at any time shall be conclusive and binding on all parties absent manifest error; and (ii) the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrower.  A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 10.04(b).

Section 2.05Prepayment of the Loan.

(a)Optional Prepayments.

(i)The Borrower shall have the right at any time and from time to time, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent stating the prepayment date and aggregate principal amount of the prepayment, to prepay any Loan in whole or in part, and subject to the requirements of this Section 2.05.  Each prepayment pursuant to this Section 2.05(a)(i) shall be accompanied by the Prepayment Premium, if any, with respect to the principal amount of the Loans being prepaid.  Each partial prepayment of any Loans under this Section 2.05(a)(i) shall be in an aggregate amount for the Loans of all Lenders at least equal to $1,000,000 or an integral multiple of $500,000 in excess thereof (or such lesser amount as may be necessary to prepay the aggregate principal amount then outstanding with respect to all of the Loans of all Lenders).

(ii)At any time after the Secondary Facility Commencement Date but prior to the Secondary Facility Required Repayment Date, the Borrower shall have the right at any time and from time to time, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent stating that the Borrower is electing to make a prepayment under this Section 2.05(a)(ii), the prepayment date and aggregate principal amount of the prepayment, to prepay a portion of the outstanding Loans in an amount not in excess of the Outstanding Secondary Facility Loan Amount as of the date of such prepayment, and subject to the requirements of this Section 2.05.  Each partial prepayment of any Loans under this Section 2.05(a)(ii) shall be in an aggregate amount for the Loans of all Lenders at least equal to $1,000,000 or an integral multiple of $500,000 in excess thereof (or such lesser amount as may be necessary to prepay an aggregate principal amount equal to the Outstanding Secondary Facility Loan Amount as of the date of such prepayment).  For the avoidance of doubt, the Borrower shall be entitled to use funds contained in the Business Unit Accounts to make any prepayment under this Section 2.05(a)(ii) that is otherwise permitted hereunder.

(b)Mandatory Prepayments and Offers to Prepay.

(i)Event of Loss. With respect to any Event of Loss, if the proceeds received by any Loan Party, any Existing Foreign Subsidiary or any Affiliate thereof in respect of such Event of Loss shall be in excess of $1,000,000 per individual Event of Loss or $2,000,000 in the aggregate per calendar year across all Events of Loss, and, in any such case, are not applied to the Restoration of the related Affected Property as permitted by the immediately succeeding sentence, then the Borrower shall offer to prepay the Loans with an amount equal to 100% of the Net Available Amount with respect to such Event of Loss, pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.05(b)(i) to make such offer (each such offer to prepay referred to in this Section 2.05(b)(i), a “Event of Loss Prepayment Offer”).  Notwithstanding the foregoing, the Borrower may use Loss Proceeds received in respect of any Event of Loss for the reinvestment of such funds in the Restoration of the Affected Property if the Borrower shall have delivered to the Administrative Agent a Reinvestment Notice and a restoration plan reasonably acceptable to the Administrative Agent and such reinvestment is applied in accordance with such approved restoration plan.  The Borrower shall cause all Loss Proceeds to be received in respect of any Event of Loss to be deposited in the Mandatory Prepayment Account in accordance with Section 5.18(h) and such Loss Proceeds shall be retained in the Mandatory Prepayment Account in accordance with Section 5.18(h) until such amounts are applied either (x) to the Restoration of the related Affected Property as permitted above or (y) applied to make a prepayment of Loans in connection with an Event of Loss Prepayment Offer pursuant to this clause (i).

(ii)Disposition of Assets.  Without limiting the obligation of each Loan Party to obtain the consent of the Required Lenders to any sale, transfer or other disposition of any assets or property other than any Event of Loss (herein, a “Disposition”) not otherwise permitted hereunder, in the event that the Net Available Amount of any Disposition of any Loan Party or any Existing Foreign Subsidiary (other than any Disposition consisting of

(x) sales of fuel cells or other inventory in the ordinary course of business or (y) a Permitted Project Disposition/Refinancing) shall exceed $500,000 per individual event or $1,000,000 in the aggregate per calendar year for all such Dispositions, then the Borrower shall offer to prepay the Loans ratably in an amount equal to 100% of the Net Available Amount of the Disposition on the Quarterly Payment Date immediately following receipt by any Loan Party or any Existing Foreign Subsidiary of the relevant proceeds; provided that the Borrower shall not be required to prepay the Loans pursuant to this Section 2.05(b)(ii) to the extent that a Loan Party reinvests the Net Available Amount (or any portion thereof) of any such Disposition in substantially similar assets of a Loan Party that are necessary or useful for the Business pursuant to a transaction not prohibited hereunder and such Net Available Amount is so reinvested within 120 days of such Disposition, and any uninvested portion of such Net Available Amount shall be promptly applied to prepayments as contemplated by this Section 2.05(b)(ii).  Any such offer to prepay shall be made pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.05(b)(ii) to make such offer (each such offer to prepay referred to in this Section 2.05(b)(ii), a “Disposition Proceeds Prepayment Offer”).  The Borrower shall cause all proceeds to any Loan Party or any Existing Foreign Subsidiary of any Disposition (other than any Disposition consisting of (x) sales of fuel cells or other inventory in the ordinary course of business or (y) a Permitted Project Disposition/Refinancing) to be deposited in the Mandatory Prepayment Account in accordance with Section 5.18(h) and such proceeds shall be retained in the Mandatory Prepayment Account in accordance with Section 5.18(h) until such amounts are applied either (x) to reinvest in substantially similar assets of a Loan Party that are necessary or useful for the Business as permitted above or (y) applied to make a prepayment of Loans in connection with a Disposition Proceeds Prepayment Offer pursuant to this clause (ii).

(iii)Incurrence of Debt. ~~If~~Except with respect to any such net cash proceeds required to be applied pursuant to Section 2.05(b)(vii)(1) or 2.05(b)(vii)(2) below during the period from and after the Fifth Amendment Effective Date until the occurrence of the Secondary Facility Satisfaction Date, if any Borrower Group Company issues or incurs any Indebtedness (other than Permitted Indebtedness), Borrower shall, within one (1) Business Day of the receipt by any Borrower Group Company of the net cash proceeds therefrom, offer to prepay the Loans with an amount equal to 100% of the cash proceeds of such Indebtedness, pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.05(b)(iii) to make such offer (each such offer to prepay referred to in this this Section 2.05(b)(iii), a “Debt Prepayment Offer”).  The Borrower shall cause all proceeds to any Borrower Group Party from an issuance of incurrence of Indebtedness (other than Permitted Indebtedness) to be deposited in the Mandatory Prepayment Account in accordance with Section 5.18(h) and such proceeds shall be retained in the Mandatory Prepayment Account in accordance with Section 5.18(h) until such amounts are applied to make a prepayment of Loans in connection with a Debt Prepayment Offer pursuant to this clause (iii).

(iv)Excess Cash Flow Sweep. On each Quarterly Payment Date, Borrower shall offer to prepay the Loans of each Lender pursuant to a written notice sent to the

Administrative Agent and the Lenders in an amount equal to such Lender’s pro rata share of the aggregate amount deposited in the ECF Offer Account on such Quarterly Payment Date pursuant to Section 2.08(e) (each such offer to prepay referred to in this this Section 2.05(b)(iv), an “ECF Prepayment Offer”).

(v)Second Funding Termination Prepayment. In the event that the Borrower shall deliver a Second Funding Termination Notice pursuant to Section 2.03(~~c~~d), the Borrower shall repay the full outstanding amount of the Loans on or prior to May 15, 2020 following the Second Funding Commitment Termination Date, together with accrued interest thereon and all reimbursements, fees and other Obligations of the Borrower accrued hereunder or under the Financing Documents (including the Prepayment Premium).

(vi)Secondary Facility Required Repayment. On the Secondary Facility Required Repayment Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a principal amount of the outstanding Loans equal to the Outstanding Secondary Facility Loan Amount as of the Secondary Facility Required Repayment Date, together with all accrued and unpaid interest on such principal amount through such date.  For the avoidance of doubt, the Borrower shall be entitled to use funds contained in the Business Unit Accounts to make any payment required under this Section 2.05(b)(vi).

(vii)Capital Raise Required Repayment.  If, at any time from and after the Fifth Amendment Effective Date until the occurrence of the Secondary Facility Satisfaction Date, any Borrower Group Company (x) issues or incurs any Indebtedness (other than Permitted Indebtedness) (an “Applicable Debt Issuance”), or (y) issues or sells any Capital Stock or any option, warrant or other instrument, security or right that is convertible into or exercisable or exchangeable for any Capital Stock (other than, in the case of this clause (y), (a) any Capital Stock or options issued by the Borrower to any employee, director or independent contractor of the Company approved by the Board of Directors of the Borrower, and (b) any Capital Stock issued by the Borrower pursuant to any warrants, options or other convertible securities outstanding as of the Fifth Amendment Effective Date) (an “Applicable Equity Issuance”), the Borrower shall, within two (2) Business Days of the receipt by any Borrower Group Company of the net cash proceeds therefrom, (1) first, to the extent of the Outstanding Reserve Release Amount as of such date, apply either (i) in the case of an Applicable Debt Issuance, up to one hundred (100%) percent of such net cash proceeds (such amount, the “Applicable Debt Proceeds Amount”), or (ii) in the case of an Applicable Equity Issuance, up to fifty (50%) of such net cash proceeds (such amount, the “Applicable Equity Proceeds Amount”), in either such case, to make a Reserve Replenishment pursuant to Section 5.27(c) in an amount equal to the lesser of (A) the Applicable Debt Proceeds Amount or Applicable Equity Proceeds Amount, as applicable, and (B) the Outstanding Reserve Release Amount as of such date, and (2) second, after making any Reserve Replenishment required pursuant to clause (1) above, apply the remaining Applicable Debt Proceeds Amount or Applicable Equity Proceeds Amount, as applicable, to make a mandatory prepayment of Loans on such date in a principal amount equal to the lesser of (A) the Outstanding Secondary Facility Loan Amount as of such date and (B) the remaining Applicable Debt Proceeds Amount or Applicable Equity Proceeds

Amount, as applicable (after giving effect to any application of any portion of the Applicable Debt Proceeds Amount or Applicable Equity Proceeds Amount, as applicable, under clause (1) above).

Notwithstanding the foregoing clauses (i) through (iv), Borrower shall be permitted to request a waiver of the requirement to deliver an Event of Loss Prepayment Offer, a Disposition Proceeds Prepayment Offer, a Debt Prepayment Offer, or an ECF Prepayment Offer, which waiver may be accepted or rejected by the Administrative Agent in its sole and absolute discretion.

(c)Terms of All Prepayments.

(i)All partial prepayments of the Loans shall be applied, on a pro rata basis to the Loans of each Lender.

(ii)Each prepayment of Loans shall be accompanied by payment of all accrued interest on the amount prepaid, the Prepayment Premium, if any, and any additional amounts required pursuant to Section 2.09; provided that no Prepayment Premium shall be due in respect of any prepayment under Section 2.05(a)(ii), Section 2.05(b)(iv), Section 2.05(b)(vi) or Section 2.05(b)(vii).

(iii)No later than ten (10) Business Days after receiving an Event of Loss Prepayment Offer, a Disposition Proceeds Prepayment Offer, a Debt Prepayment Offer or an ECF Prepayment Offer, each Lender shall advise the Borrower in writing whether it has elected to accept such prepayment offer, which it shall determine in its sole and absolute discretion.  Each of the Lenders shall have the right, but not the obligation, to accept or reject such prepayment offer by the Borrower.  In connection with any prepayment pursuant to Section 2.05(b)(i) and/or 2.05(b)(ii), the amount of the Loans prepaid shall be calculated so that the total amount of Loans prepaid, the accrued but unpaid interest on such Loans and any Prepayment Premium applicable to such prepayment of Loans shall be no more than the Net Available Amount.

(iv)It is understood and agreed that if the Obligations are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium that would have applied if, at the time of such acceleration, Borrower had prepaid, refinanced, substituted or replaced any or all of the Loans as contemplated in Section 2.05(a)(i) (any such event, a “Prepayment Premium Event”), will also be due and payable without any further action (including, without limitation, any notice requirements otherwise applicable to Prepayment Premium Events, if any) as though a Prepayment Premium Event had occurred and such Prepayment Premium shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. Each Loan Party expressly agrees (to the fullest extent that each may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that its agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Loan.

Section 2.06Reimbursements and Fees.

(a)Agent Reimbursements.  The Borrower agrees to pay to each of the Administrative Agent and the Collateral Agent, for its own account, amounts payable in the amounts and at the times separately agreed upon in the Agent Reimbursement Letter.

(b)Payment of Reimbursements.  All reimbursements payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto.  Reimbursements paid shall not be refundable under any circumstances absent manifest error.

(c)Option Premium.  The Borrower shall pay to the Administrative Agent, for the account of each of the Lenders that shall have made a Secondary Facility Commitment, an option premium (the “Option Premium”) in an aggregate amount equal to $1,000,000.  The Option

Premium shall be fully earned on the Fifth Amendment Effective Date and shall be due and payable by the Borrower to the Administrative Agent in cash on the earlier of (x) September 14, 2020 and (y) the Secondary Facility Satisfaction Date. The Option Premium shall be allocated among, and paid to, each Lender that shall have made a Secondary Facility Commitment in proportion to the Secondary Facility Commitments of each such Lender as of the Fifth Amendment Effective Date.  The Option Premium shall not be subject to offset and, once paid, shall not be refundable for any reason whatsoever.

(d)Draw Discounts.

(i)Initial Draw Discount.

(A)With respect to each Secondary Facility Loan made on any Secondary Facility Funding Date (other than any Reserve Replenishment Secondary Facility Loan), the Borrower shall pay to the Administrative Agent, for the account of each of the Lenders that shall have made a Secondary Facility Commitment, an initial draw discount (each, an “Initial Loan Draw Discount”) equal to five (5%) percent of the initial principal amount of such Secondary Facility Loan.

(B)With respect to each Reserve Release consummated on any Reserve Release Date, the Borrower shall pay to the Administrative Agent, for the account of each of the Lenders that shall have made a Secondary Facility Commitment, an initial draw discount (each, an “Initial Reserve Draw Discount”, and collectively, together with the Initial Loan Draw Discounts, each, an “Initial Draw Discount”, and collectively, the “Initial Draw Discounts”) equal to five (5%) percent of the amount of such Reserve Release.

(C)For the avoidance of doubt, (x) no Initial Draw Discount shall be payable hereunder with respect to any Reserve Replenishment Secondary Facility Loan, and (y) an Initial Draw Discount shall be payable hereunder with respect to each Secondary Facility Loan (other than any Reserve Replenishment Secondary Facility Loan) made hereunder and each Reserve Release consummated hereunder.

(D)Each Initial Draw Discount shall be fully earned on the applicable Secondary Facility Funding Date or Reserve Release Date and shall be due and payable by the Borrower to the Administrative Agent in accordance with Section 2.06(d)(iv) below.

(ii)Six Month Additional Draw Discount.  In the event that the Secondary Facility Satisfaction Date shall have not occurred on or prior the date that is six months following the First Secondary Facility Draw Date (the “Six Month Date”), the Borrower shall pay to the Administrative Agent, for the account of each of the Lenders that shall have made a Secondary Facility Commitment, an additional draw discount (the “Six Month Draw Discount”) equal to ten (10%) percent of the Outstanding Secondary Facility Amount as of the Six Month Date.  The Six Month Draw Discount shall be fully earned on the Six

Month Date and shall be due and payable by the Borrower to the Administrative Agent in accordance with Section 2.06(d)(iv) below.

(iii)Nine Month Additional Draw Discount.  In the event that the Secondary Facility Satisfaction Date shall have not occurred on or prior the date that is nine months following the First Secondary Facility Draw Date (the “Nine Month Date”), the Borrower shall pay to the Administrative Agent, for the account of each of the Lenders that shall have made a Secondary Facility Commitment, an additional draw discount (the “Nine Month Draw Discount”, and together with the Initial Draw Discounts and the Six Month Draw Discount, collectively, the “Draw Discounts”) equal to twenty (20%) percent of the Outstanding Secondary Facility Amount as of the Nine Month Date.  The Nine Month Draw Discount shall be fully earned on the Nine Month Date and shall be due and payable by the Borrower to the Administrative Agent in accordance with Section 2.06(d)(iv) below.

(iv)Payment of Draw Discounts.  All Draw Discounts under this Section 2.06(d) shall be due and payable in cash by the Borrower to the Administrative Agent, for the account of each of the Lenders that shall have made a Secondary Facility Commitment, on the earlier of (x) the Secondary Facility Required Repayment Date and (y) the Secondary Facility Satisfaction Date. The Draw Discounts shall be allocated among, and paid to, each Lender that shall have made a Secondary Facility Commitment in proportion to the Secondary Facility Commitments of each such Lender as of the Fifth Amendment Effective Date.  The Draw Discounts shall not be subject to offset and, once paid, shall not be refundable for any reason whatsoever.

Section 2.07Interest.

(a)Loans.  With respect to any Loan, on and after the Funding Date of such Loan, the outstanding principal amount of such Loan (including any Accrued Interest previously added to the principal on a prior Quarterly Payment Date) shall bear interest at an aggregate rate per annum equal to the sum of (i) the Cash Interest Rate plus (ii) the PIK Interest Rate.

(b)Default Interest.  If all or a portion of the principal amount of any Loan, interest in respect thereof or any other amount due under the Financing Documents shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or there shall occur and be continuing any other Event of Default, then, to the extent so elected by the Required Lenders and after the Borrower has been notified in writing by the Administrative Agent, the outstanding principal amount of the Loans (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum equal to the Post-Default Rate, from the date of such nonpayment or occurrence of such Event of Default, respectively, until such amount is paid in full (after as well as before judgment) or until such Event of Default is no longer continuing, respectively.

(c)Payment of Interest.  Subject to Section 2.07(e), accrued interest on each Loan shall be payable in arrears in cash on each Quarterly Payment Date and shall be paid in accordance with Sections 2.08(b) and 2.08(d); provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment.

(d)Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last).  The computation of interest shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e)Payment in Kind.  On each Quarterly Payment Date, (i) the Borrower shall pay all of the accrued Cash Interest Amount in respect of the Loans in full in cash, and (ii) the Borrower shall pay all of the accrued PIK Interest Amount in respect of the Loans in full in cash; provided that, in the case of this clause (ii), in the event that on any Quarterly Payment Date the amount available in the Borrower Waterfall Account for distribution pursuant to Section 2.08(d) shall not be sufficient to pay in full in cash the total aggregate PIK Interest Amount on the Loans on such Quarterly Payment Date, the Borrower shall, without penalty, pay a portion of the accrued PIK Interest Amount due and payable on each Loan in kind solely to the extent that there are insufficient funds in the Borrower Waterfall Account available for the payment in full of such accrued PIK Interest Amount in cash (with any portion thereof not paid in kind to be paid in cash).  The aggregate outstanding principal amount of the Loans shall be automatically increased on each such Quarterly Payment Date by the amount of such interest paid in kind (and such increased principal shall bear interest at a rate per annum equal to the sum of (i) the Cash Interest Rate plus (ii) the PIK Interest Rate).

(f)Miscellaneous. For the avoidance of doubt, (i) on each Quarterly Payment Date prior to the Maturity Date, any interest on the Loans then due and payable shall be paid, either in cash or in kind, in accordance with this Agreement and (ii) on the Maturity Date, any interest on the Loans then due and payable shall be paid entirely in cash in accordance with this Agreement.  All amounts of interest added to the principal of the Loans pursuant to Section 2.07(e) shall bear interest as provided herein, be payable as provided in Section 2.04 and shall be due and payable on the Maturity Date.  The Agent’s determination of the principal amount of the Loans outstanding at any time shall be conclusive and binding, absent manifest error.

Section 2.08Quarterly Payment Dates.  On each Quarterly Payment Date, the Administrative Agent shall instruct the Depositary Bank to release and distribute 100% of the funds then held in the Borrower Waterfall Account in accordance with the following order of priority:

(a)First, to deposit in the Module Replacement Reserve Account an amount equal to the Module Replacement Reserve Payment Amount in respect of such Quarterly Payment Date;

(b)Second, on a pari passu basis, to pay (i) a portion of the accrued and unpaid interest on each Loan in an amount equal to the Mandatory Cash Interest Amount in respect of each such Loan as of such Quarterly Payment Date, and (ii) all amounts payable to the Administrative Agent on such Quarterly Payment Date pursuant to the Agent Reimbursement Letter;

(c)Third, to deposit in the Debt Reserve Account an amount equal to the Required Debt Reserve Payment Amount in respect of such Quarterly Payment Date;

(d)Fourth, to pay all remaining accrued and unpaid interest on each Loan in an amount equal to the total accrued PIK Interest Amount in respect of each such Loan as of such Quarterly Payment Date;

(e)Fifth, to deposit in the ECF Offer Account an amount, which shall not be less than zero, equal to (i) the outstanding principal amount of the Loans as of such Quarterly Payment Date, minus (ii) the Target Debt Balance for such Quarterly Payment Date;

(f)Sixth, to deposit in the Preferred Reserve Account an amount equal to the Required Preferred Reserve Payment Amount in respect of such Quarterly Payment Date; and

(g)Seventh, to deposit all remaining amounts in such Business Unit Accounts as directed by the Borrower.

In the event that, on any Quarterly Payment Date, the amount of funds in the Borrower Waterfall Account are, in the aggregate, insufficient to pay in full the maximum amounts payable on such Quarterly Payment Date under clause (b), (d) or (e) above (the aggregate shortfall amount under clauses (b), (d) or (e) above on any such Quarterly Payment Date is herein referred to as the “Shortfall Amount”) in respect of such Quarterly Payment Date, then, on such Quarterly Payment Date, the Administrative Agent shall instruct the Depositary Bank to release funds from the Preferred Reserve Account in an amount equal to the lesser of (A) the Shortfall Amount and (B) the aggregate amount then held in the Preferred Reserve Account and shall apply the proceeds thereof in accordance with the following order of priority:

(i)First, on a pari passu basis, to pay (i) a portion of the accrued and unpaid interest on each Loan in an amount equal to the Mandatory Cash Interest Amount in respect of each such Loan as of such Quarterly Payment Date to the extent remaining unpaid, and (ii) all amounts payable to the Administrative Agent on such Quarterly Payment Date pursuant to the Agent Reimbursement Letter to the extent remaining unpaid;

(ii)Second, to pay all remaining accrued and unpaid interest on each Loan in an amount equal to the total accrued PIK Interest Amount in respect of each such Loan as of such Quarterly Payment Date; and

(iii)Third, to deposit in the ECF Offer Account an amount, which shall not be less than zero, equal to (i) the outstanding principal amount of the Loans as of such Quarterly Payment Date, minus (ii) the Target Debt Balance for such Quarterly Payment Date.

In the event that, on any Quarterly Payment Date, after giving effect to the preceding paragraph, a portion of the Shortfall Amount shall remain unpaid, then, on such Quarterly Payment Date, the Administrative Agent shall instruct the Depositary Bank to release funds from the Debt Reserve Account in an amount equal to the lesser of (A) the remaining portion of the Shortfall Amount and (B) the aggregate amount then held in the Debt Reserve Account and shall apply the proceeds thereof in accordance with the following order of priority:

(i)First, on a pari passu basis, to pay (i) a portion of the accrued and unpaid interest on each Loan in an amount equal to the Mandatory Cash Interest Amount in respect of each such Loan as of such Quarterly Payment Date to the extent remaining unpaid, and (ii) all amounts payable to the Administrative Agent on such Quarterly Payment Date pursuant to the Agent Reimbursement Letter to the extent remaining unpaid;

(ii)Second, to pay all remaining accrued and unpaid interest on each Loan in an amount equal to the total accrued PIK Interest Amount in respect of each such Loan as of such Quarterly Payment Date; and

(iii)Third, to deposit in the ECF Offer Account an amount, which shall not be less than zero, equal to (i) the outstanding principal amount of the Loans as of such Quarterly Payment Date, minus (ii) the Target Debt Balance for such Quarterly Payment Date.

Section 2.09Taxes.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Financing Document shall be made free and clear of and without withholding or deduction for any Taxes; provided that if any Loan Party or Agent shall be required by Applicable Law (as determined in the good faith discretion of the applicable withholding agent) to withhold or deduct any Taxes from such payments, then (i) to the extent such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section) the Administrative Agent, the Collateral Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Loan Party or Agent shall make or shall cause to be made such withholdings and deductions and (iii) such Loan Party or Agent shall pay or shall cause to be paid the full amount withheld and deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)Payment of Other Taxes by the Borrower.  In addition, the Loan Parties shall pay or cause to be paid any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)Indemnification by Borrower.  The Loan Parties shall jointly and severally indemnify, or cause to be indemnified, the Administrative Agent, the Collateral Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by the Administrative Agent, the Collateral Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Collateral Agent or a Lender, or by the Administrative Agent on its own behalf or on behalf of the Collateral Agent or a Lender, shall be conclusive absent manifest error.

(d)Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the relevant Loan Party shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to the Administrative Agent.

(e)Forms.

(i) Any of the Administrative Agent, the Collateral Agent or any Lender (including any assignee Lender) that is legally entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Loan Party is located with respect to payments under any Transaction Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without or at a reduced rate of, withholding.  In addition, any of the Administrative Agent, the Collateral Agent or any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding tax or information reporting requirements.  Upon the reasonable written request of the Borrower or the Administrative Agent, or if any form or certification previously delivered expires or becomes obsolete or inaccurate, any Lender shall update any such form or certification previously delivered pursuant to this Section 2.09(e).  Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(e)(ii)(A), (B) and Section 2.09(g)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a US Person,

(A)any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Lender who is not a US Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Lender who is not a US Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Transaction Document, executed copies of IRS Form W-8BEN or W‑8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

(III)in the case of a Lender who is not a US Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN‑E; or

(IV)to the extent a Lender who is not a US Person is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax compliance certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax compliance certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner.

(f)If the Administrative Agent, the Collateral Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.09, it shall pay over such refund to the Borrower, net of all of its out-of-pocket expenses (including Taxes with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, the Collateral Agent or any Lender, as the case may be, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Collateral Agent or any Lender, as the case may be, in the event the Administrative Agent, the Collateral Agent or any Lender, as the case may be, is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent, the Collateral Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent, the Collateral Agent or the Lender, as the case may be, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)If a payment made to the Administrative Agent, the Collateral Agent or any Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Administrative Agent, Collateral Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Administrative Agent, Collateral Agent or Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 2.10Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)Payments by Borrower.  Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, reimbursements, fees, or under Section 2.09 or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at Orion Energy Partners Investment Agent, LLC (payment instructions:  Bank Name: JPMorgan Chase Bank, N.A., Bank Address: 270 Park Avenue, New York, New York 10017, ABA/Routing No.: 021000021, Account Name: ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, Account No.: 700846822, Swift No.: CHASUS33, Reference: “FuelCell” + [purpose of the payment]) except as otherwise expressly provided in the relevant Financing Document and payments pursuant to Sections 2.09 and 10.03, which shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be set to the immediately preceding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period up to and including such immediately preceding Business Day, with the day(s) following such immediately preceding Business Day to be included in the calculation of interest for the following quarterly period in accordance with the terms hereof.  All amounts owing under this Agreement or under any other Financing Document are payable in Dollars.

(b)Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, reimbursements, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, reimbursements, fees and other amounts (except for the amounts required to be paid pursuant to the following clause (ii)) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, reimbursements, fees and such other amounts then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) the Loans shall be made from the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective applicable Commitments; (ii) each payment or prepayment of principal of the Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them being paid or prepaid; and (iii) each payment of interest on the Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loans then due and payable to the respective Lenders.

(d)Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment or recover any amount in respect of any principal of or interest on any of its Loan resulting in such Lender receiving a greater proportion of the aggregate amount of the Loans and accrued interest thereon then due than the proportion received by any other Lender, then, unless otherwise agreed in writing by the Lenders, the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(e)Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02, 2.10(e) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.11Mitigation Obligations; Replacement of Lenders.  If the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.09 then such Lender shall (i) file any certificate or document reasonably requested in writing by the Borrower and/or (ii) use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender exercised in good faith, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.09 in the future and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.12Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(c)a reduction in full or in part or cancellation of any such liability;

(d)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(e)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 2.13Incremental Facilities.  The Borrower may, by written notice to the Administrative Agent from time to time during the Incremental Availability Period, request the establishment of one or more incremental term loan facilities, for the purposes of funding a Permitted Subsequent Funding Use, in an aggregate principal amount not to exceed the Incremental Facility Amount to be documented as an increase in the total amount of the Loans under this Agreement; provided that (i) there shall not be more than three incremental term loan facilities per calendar year and (ii) each incremental term loan facility shall be in a minimum amount of $10,000,000, in each case, unless otherwise agreed to by the Lenders.  Each Lender shall participate in such incremental term loan facilities if each of the following conditions have been satisfied:

(a)to the extent that the proceeds of such incremental term loan facility are to be used to finance an Additional Covered Project, (w) such Additional Covered Project shall have been approved by the Lenders in their sole discretion, (x) the applicable Restricted Project Company and the Administrative Agent shall have agreed in writing that such Restricted Project Company shall be an Additional Covered Project Company hereunder, (y) the Borrower or the applicable Additional Project Company shall have entered into Project Documents in respect of such Additional Covered Project in form and substance acceptable to the Administrative Agent in its sole discretion, and (z) the Borrower and the Administrative Agent shall have agreed in writing as to the Project Payoff Amount with respect to such Additional Covered Project;

(b)no Default or Event of Default exists as of the effective date of such incremental term loan facilities or would exist after giving effect thereto;

(c)no development, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing, or shall occur as a result thereof as of the effective date of such incremental term loan facilities;

(d)the representations and warranties of each Loan Party set forth in the Financing Documents shall be true and correct in all material respects on and as of the effective date of such incremental term loan facilities (except where already qualified by materiality or Material Adverse Effect, in which case, in all respects);

(e)the Lenders shall have received Investment Committee approval for such incremental term loan facilities;

(f)the other applicable conditions set forth in Section 4.04 shall have been satisfied as of the effective date of such incremental term loan facilities; and

(g)the terms of any such incremental facility shall be identical to those of the existing Loans, unless otherwise agreed by the Administrative Agent and the Lenders.

For the avoidance of doubt, no Lender shall be required to fund any incremental term loan facility under this Section 2.13 unless each of the foregoing conditions shall have been satisfied and the Lenders shall have otherwise approved such incremental term loan facility.  In connection with any such incremental term loan facility, this Agreement and the other Financing Documents shall be amended as necessary to effectuate such increase, such amendments to be acceptable to the Lenders and the Administrative Agent in their reasonable discretion.

Section 2.14Secondary Facility Matters.

(a)Notwithstanding anything in Section 2.01 or 2.02 to the contrary (but subject to the satisfaction of the conditions set forth in Sections 4.04 and 4.05 on the applicable Funding Date or Reserve Release Date, as applicable), in the event that the Borrower shall deliver a Borrowing Request with respect to a Secondary Facility Loan during the Secondary Facility Availability Period (a “Secondary Facility Borrowing Request”), the Administrative Agent shall have the right to elect to either (i) implement such Secondary Facility Borrowing Request through the funding of such Secondary Facility Loan by the applicable Lenders in accordance with, and subject to the conditions and limitations set forth in, Sections 2.01(a)(iii), 2.01(c), 2.02, 4.04 and 4.05 or (ii) in lieu of implementing such Secondary Facility Borrowing Request through the funding of such Secondary Facility Loan, cause a Reserve Release in an amount equal to the principal amount of the Secondary Facility Loan requested in such Secondary Facility Borrowing Request to be consummated in accordance with, and subject to the conditions and limitations set forth in, Section 5.18(l); provided, that, in the event that such Secondary Facility Borrowing Request is a Reserve Replenishment Borrowing Request, the Administrative Agent may not elect to implement such Secondary Facility Borrowing Request in the manner specified in clause (ii) above and, accordingly, subject to the conditions and limitations set forth in Sections 2.01(a)(iii), 2.01(c), 2.02, 4.04 and 4.05, the Administrative Agent shall implement such Secondary Facility Borrowing Request through the funding of such Secondary Facility Loan by the applicable Lenders in accordance with clause (i) above.  The Administrative Agent shall notify the Borrower of its determination to implement any such Secondary Facility Borrowing Request in the manner specified in clause (i) or clause (ii) of the previous sentence within two Business Days after the Administrative Agent’s receipt of such Secondary Facility Borrowing Request.

(b)In the event that the Administrative Agent shall elect to implement a Secondary Facility Borrowing Request in the manner specified in clause (a)(i) above, then, subject to the satisfaction of the conditions and limitations set forth in, Sections 2.01(a)(iii), 2.01(c), 2.02, 4.04 and 4.05, the Lenders that have a Secondary Facility Commitment shall fund the Secondary Facility Loan requested in such Secondary Facility Borrowing Request on the requested Funding Date specified therein (which shall be no earlier than twelve (12) Business Days after the delivery of such Secondary Facility Borrowing Request) in accordance with, and subject to the conditions and limitations set forth in, Sections 2.01(a)(iii), 2.01(c), 2.02, 4.04 and 4.05.

(c)In the event that the Administrative Agent shall elect to implement a Secondary Facility Borrowing Request in the manner specified in clause (a)(ii) above, then, subject to the satisfaction of the conditions and limitations set forth in, Sections 4.04, 4.05 and 5.18(l), the Administrative Agent shall cause a Reserve Release in an amount equal to the principal amount of the Secondary Facility Loan requested in such Secondary Facility Borrowing Request to be consummated in accordance with, and subject to the conditions and limitations set forth in, Sections 4.04, 4.05 and 5.18(l) within two Business Days after the delivery of such Secondary Facility Borrowing Request.

(d)Notwithstanding anything to the contrary set forth herein, in no event shall (i) any Lender be required to make any Secondary Facility Loan on any Secondary Facility Funding Date, or (ii) the Administrative Agent be required to effect any Reserve Release on any Reserve Release Date if either (x) any of the conditions specified in Sections 4.04 or 4.05 shall have not been satisfied in full on such Secondary Facility Funding Date or Reserve Release Date, as applicable, or (y) immediately after giving effect to the making of such Secondary Facility Loan (and any contemporaneous Reserve Replenishment in respect thereof) or the consummation of such Reserve Release, as applicable, the Aggregate Secondary Facility Usage Amount would exceed the Aggregate Secondary Facility Commitment Amount. In the event that the Lenders shall not be required to make any Secondary Facility Loan or the Administrative Agent shall not be required to effect any Reserve Release, in either case, as a result of the foregoing sentence, the Secondary Facility Borrowing Request to which such Secondary Facility Loan or Reserve Release shall relate shall be deemed null and void.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to each Agent and the Lenders that:

Section 3.01Due Organization, Etc.

(a)Each Borrower Group Company is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower Group Company has all requisite corporate or limited liability company power and authority to own or lease and operate its assets and to carry on its business as now conducted and as proposed to be conducted and each Borrower Group Company is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its business as now conducted and as proposed to be conducted (including performance of each Material Agreement to which it is party), except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.  No filing, recording, publishing or other act by any Borrower Group Company, that has not been made or done, is necessary in connection with the existence or good standing of any Borrower Group Company.

(b)The only holders of Capital Stock of each direct and indirect Subsidiary of the Borrower are the Borrower and the Subsidiaries of the Borrower as set forth on Schedule 3.01.  All of outstanding Capital Stock of each of each direct and indirect Subsidiary of the Borrower are held by the Borrower or a Subsidiary of the Borrower as set forth on Schedule 3.01 free and clear of all Liens other than Permitted Liens.

Section 3.02Authorization, Etc.  Each of the Loan Parties has full corporate, limited liability company or other organizational powers, authority and legal right to enter into, deliver and perform its respective obligations under each of the Transaction Documents to which it is a party, to consummate each of the transactions contemplated herein and therein, and, in the case of the Borrower, to issue the Warrants and reserve for issuance and issue the Warrant Shares in accordance with the terms hereof and thereof, and has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance by it of each of the Transaction Documents to which it is a party, including, in the case of the Borrower, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms hereof and thereof.  Each of the Transaction Documents to which a Loan Party is a party has been duly executed and delivered by such Loan

Party and is in full force and effect and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited (i) by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) by implied covenants of good faith and fair dealing.

Section 3.03No Conflict.  The execution, delivery and performance by each Loan Party of each of the Transaction Documents to which it is a party and all other documents and instruments to be executed and delivered hereunder by it, the consummation of the transactions contemplated herein and therein, and, in the case of the Borrower, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms hereof and thereof do not and will not, as applicable, (i) conflict with the Organizational Documents of such Loan Party or any other Borrower Group Company (except, in the case of any Excluded Project Company, where such conflict could not reasonably be expected to have a Material Adverse Effect), (ii) conflict with or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other material instrument or agreement to which any Loan Party or any other Borrower Group Company is a party or by which it is bound or to which any Loan Party’s or any other Borrower Group Company’s property or assets are subject (except, in the case of any Excluded Project Company, where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect), (iii) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law (except, in the case of any Excluded Project Company, where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect) or (iv) with respect to any Loan Party, result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of such Loan Party’s property or the Collateral, except as otherwise set forth on Schedule 3.03.  The Borrower is not in violation of the listing requirements of the Trading Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Borrower of the Warrants and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms of the Warrants shall not have the effect of delisting or suspending the Common Stock from the Trading Market.

Section 3.04Approvals, Etc.

(a)Except as otherwise set forth on Schedule 3.04, each Borrower Group Company has obtained all material Authorizations required by any Governmental Authority or Trading Market under existing Applicable Law or stock exchange regulations or listing requirements to be issued to, assigned to, or otherwise assumed by, such Borrower Group Company and necessary for (i) the Business, the Covered Projects and the Excluded Projects or (ii) in the case of a Loan Party, the execution, delivery and performance by such Loan Party of the Transaction Documents to which it is a party, including, in the case of the Borrower, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms hereof and thereof, other than in each case (x) Authorizations that are not currently necessary and are obtainable in the ordinary course of business, or (y) in the case of any Excluded Project Company, where such failure to so obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)Except as otherwise set forth on Schedule 3.04, Each Borrower Group Company is in compliance with each Authorization by a Governmental Authority or Trading Market currently in effect except where such failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

Section 3.05SEC Reports; Financial Statements.

(a)The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the “SEC Reports”).  As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Borrower complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Borrower, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Borrower and its consolidated Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material contracts (as defined in Item 601 of Regulation S-K under the Securities Act) to which the Borrower or any Subsidiary of the Borrower is a party or to which the property or assets of the Borrower or any Subsidiary of the Borrower are subject are included as part of or identified in the SEC Reports.

(b)Except for (x) the transactions contemplated by the Transaction Documents, including the issuance of the Warrant and the Warrant Shares, and (y) the transactions set forth on Schedule 3.05, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Borrower or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Borrower on a Current Report on Form 8-K at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

(c)As of the Closing Date, the unaudited consolidated pro forma balance sheet of the Borrower and its consolidated Subsidiaries dated the Closing Date and delivered to the Administrative Agent pursuant to Section 4.01(e)(iv) (i) presents fairly in all material respects the financial condition of the Borrower and its consolidated Subsidiaries, (ii) discloses all material liabilities (contingent or otherwise) of the Borrower and its consolidated Subsidiaries to the extent required by GAAP and (iii) was prepared in accordance with GAAP.  As of the Closing Date, there are no liabilities or obligations of the Borrower or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (A) liabilities or obligations set forth in such pro forma balance sheet, (B) liabilities or obligations not required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Borrower and its Subsidiaries, and (C) liabilities or obligations arising in the ordinary course of business of the Borrower and its Subsidiaries, consistent with past practices, since September 30, 2019, which could not reasonably be expected to result in a Material Adverse Effect.

(d)As of the Second Funding Date, the unaudited consolidated pro forma balance sheet of the Borrower and its consolidated Subsidiaries dated the Second Funding Date and delivered to the Administrative Agent pursuant to Section 4.03(f) (i) presents fairly in all material respects the financial condition of the Borrower and its consolidated Subsidiaries, (ii) discloses all material liabilities (contingent or otherwise) of the Borrower and its consolidated Subsidiaries to the extent required by GAAP and (iii) was prepared in accordance with GAAP.  As of the Second Funding Date, there are no liabilities or obligations of the Borrower or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (A) liabilities or obligations set forth in such pro forma balance sheet, (B) liabilities or obligations not required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Borrower and its Subsidiaries, and (C) liabilities or obligations arising in the ordinary course of business of the Borrower and its Subsidiaries, consistent with past practices, since September 30, 2019, which could not reasonably be expected to result in a Material Adverse Effect.

(e)As of any date after the Closing Date, (x) the financial statements delivered to the Lenders pursuant to this Agreement present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods, (y) such balance sheets and the notes thereto disclose all material liabilities (contingent or otherwise) of the Borrower and its consolidated Subsidiaries as of the dates thereof to the extent required by GAAP and (z) such financial statements were prepared in accordance with GAAP.

(f)No event, change or condition has occurred that has caused, or could be reasonably expected to cause, a Material Adverse Effect.

(g)The Borrower and each other Borrower Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h)The Borrower is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules and regulations promulgated by the SEC thereunder.  The Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act).

(i)The Independent Auditor, whose report on the consolidated financial statements of the Borrower is filed with the SEC as part of the Borrower’s most recent Annual Report on Form 10-K filed with the SEC, is and, during the periods covered by their report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Borrower’s knowledge, the Independent Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Borrower.

Section 3.06Litigation.

(a)There is no pending or, to the knowledge of any Authorized Representative of any Loan Party, threatened (in writing) litigation, investigation, action or proceeding of or before any court, arbitrator or Governmental Authority (in the case of any of the foregoing not involving any Borrower Group Company, to the knowledge of any Authorized Representative of any Loan Party) (i) seeking to restrain or prohibit the consummation of the transactions contemplated by the Transaction Documents or (ii) purporting to affect the legality, validity or enforceability of any of the Transaction Documents.

(b)There is no pending or, to the knowledge of any Authorized Representative of any Loan Party, threatened (in writing) litigation, investigation, action or proceeding of or before any court, arbitrator or Governmental Authority against any Borrower Group Company that affects the Business, any Covered Project or any Excluded Project which (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

Section 3.07Environmental Matters.  Except as set forth on Schedule 3.07 (and except, in the case of any Excluded Project Company, as could not reasonably be expected to have a Material Adverse Effect):

(a)each of the Borrower Group Companies, the Business, each Covered Project and each Excluded Project is in compliance in all material respects with all applicable Environmental Laws;

(b)each of the Borrower Group Companies, the Business, each Covered Project and each Excluded Project, as applicable, (i) holds or has applied for all material Authorizations required under Environmental Laws (each of which is in full force and effect) required for any of its current operations or for any property owned, leased or otherwise operated by it; and (ii) is in compliance in all material respects with all Authorizations required under Environmental Law;

(c)(x) to the knowledge of any Loan Party, there are no material pending Environmental Claims asserted against any Borrower Group Company, the Business, any Covered Project or any Excluded Project and (y) no Borrower Group Company has received any written notice, claim or information regarding, or otherwise has knowledge of, a past or threatened material Environmental Claim asserted against any Borrower Group Company, the Business, any Covered Project or any Excluded Project, except for such Environmental Claims that have been fully resolved;

(d)except as set forth on Schedule 3.07, there are no outstanding consent decrees, orders, settlements or other agreements concerning any Borrower Group Company, the Business, any Covered Project or any Excluded Project relating to compliance with or liability under Environmental Law;

(e)no Borrower Group Company has, to the knowledge of any Loan Party, no other Person has Released Hazardous Materials at, on, from or under any real property currently or formerly owned, leased or operated by any Borrower Group Company in a manner that would reasonably be expected to result in a material liability of any Borrower Group Company pursuant to Environmental Laws; and

(f)each Loan Party has made available copies of all significant reports, correspondence and other documents in its possession, custody or control regarding compliance by any of the Borrower Group Companies, or potential liability of any of the Borrower Group Companies under Environmental Laws or Authorizations required under Environmental Law.

Section 3.08Compliance with Laws and Obligations.  Subject to Section 3.07, each Borrower Group Company, the Business, each Covered Project and each Excluded Project are in compliance with all Applicable Laws applicable to the Borrower Group Companies, the Business, the Covered Projects and the Excluded Projects, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.09Material Agreements.  As of the Closing Date, each Material Agreement of the Borrower Group Companies (other than the Excluded Project Companies) is listed on Schedule 3.09.  The copies of each of the Material Agreements, and any amendments thereto provided or to be provided by the Borrower to the Administrative Agent are, or when delivered will be, true and complete copies of such agreements and documents.  Each of the Material Agreements has been duly executed and delivered by the applicable Borrower Group Company party thereto and the applicable Borrower Group Company party thereto has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance by it of each of such Material Agreement.  No termination event has occurred under any Material Agreement, each Material Agreement is in full force and effect and enforceable against the parties thereto in accordance with its respective terms (except as enforcement may be limited (i) by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) by implied covenants of good faith and fair dealing), and no Borrower Group Company has received any material default, expiration, breach or termination notice pursuant to any Material Agreement that has not been cured (except, in the case of any Excluded Project Company, where such default, expiration, breach or termination could not reasonably be expected to have a Material Adverse Effect).  The execution, delivery and performance by each Borrower Group Party of each of the Material Agreements to which it is a party and all other documents and instruments executed and delivered thereunder by it and the consummation of the transactions contemplated therein do not and will not, as applicable, (i) conflict with the Organizational Documents of such Borrower Group Company, (ii) conflict with or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other material instrument or agreement to which any Borrower Group Company is a party or by which it is bound or to which any Borrower Group

Company’s property or assets are subject, or (iii) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law. There is no pending or, to the knowledge of any Authorized Representative of any Loan Party, threatened (in writing) litigation, investigation, action or proceeding of or before any court, arbitrator or Governmental Authority (in the case of any of the foregoing not involving any Borrower Group Company, to the knowledge of any Authorized Representative of any Loan Party) (i) seeking to restrain or prohibit the consummation of the transactions contemplated by any Material Agreement or (ii) purporting to affect the legality, validity or enforceability of any of the Material Agreements. Each Borrower Group Company is in compliance in all material respects with the terms of the Material Agreements to which it is a party (except, in the case of any Excluded Project Company, where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect). To the knowledge of any Authorized Representative of any Loan Party, no Material Counterparty is in default of any of its obligations under any Material Agreement other than (x) defaults which have been previously disclosed in a writing acknowledged by the Administrative Agent and (y) defaults which, individually or in the aggregate, could not reasonably be expected to be materially adverse to the Borrower Group Companies and/or the Lenders.

Section 3.10Intellectual Property; Licenses.

(a)Each Borrower Group Company owns, or is licensed to use, free and clear of all Liens except for Permitted Liens, all Intellectual Property necessary for its business and, in the case of a Loan Party, that are necessary for the performance by it of its obligations under the Transaction Documents and Material Agreements to which it is a party, in each case, as to which the failure of such Borrower Group Company to so own or be licensed could reasonably be expected to have a Material Adverse Effect, and the use thereof by such Borrower Group Company does not, to the knowledge of any Loan Party, infringe in any material respect upon the rights of any other Person (except, in the case of any Excluded Project Company, where such infringement could not reasonably be expected to have a Material Adverse Effect).  All registered Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower Group Company (other than any Excluded Project Company) is set forth on Schedule 3.10.  No Loan Party has received any claim or assertion (whether in writing, by suit or otherwise) that any Loan Party’s ownership, use, marketing, sale or distribution of any inventory, equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.  To such Loan Party’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of any Borrower Group Company (except, in the case of any Excluded Project Company, where such infringement, misappropriation, dilution, violation or impairment could not reasonably be expected to have a Material Adverse Effect).

(b)All Intellectual Property owned, used or licensed by any Borrower Group Company is valid, enforceable and subsisting and no event has occurred, and nothing has been done or omitted to have been done, that would affect the validity or enforceability of such Intellectual Property (except, in the case of any Excluded Project Company, where such lack of validity, enforceability or subsistence could not reasonably be expected to have a Material Adverse Effect). All Intellectual Property owned, used or licensed by any Borrower Group Company is in full force and effect and have not lapsed, or been forfeited or cancelled or abandoned and there are no unpaid maintenance, renewal or other fees payable or owing by any such Borrower Group Company for any such Intellectual Property (except, in the case of any Excluded Project Company, where lack of effect, lapse, forfeiture, cancelation, abandonment or unpaid fee could not reasonably be expected to have a Material Adverse Effect).  Each Borrower Group Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)Except as set forth on Schedule 3.10(c), no Borrower Group Company has licensed to, or granted any rights in, any Intellectual Property owned by any Borrower Group Company to any other Person, other than nonexclusive licenses granted to customers in the ordinary course of business which do not materially interfere with the Business of the Borrower Group Companies or materially affect the value of such Intellectual Property (except, in the case of any Excluded Project Company, for such licenses or grants that could not reasonably be expected to have a Material Adverse Effect).

(d)Each Borrower Group Company has obtained the necessary intellectual property licenses that the Loan Parties reasonably believe are required for the Business, the Covered Projects and the Excluded Projects, the absence of any of which could reasonably be expected to have a Material Adverse Effect.

(e)With respect to each material license in or to Intellectual Property held by any Borrower Group Company (except, in the case of any Excluded Project Company, as could not reasonably be expected to have a Material Adverse Effect):  (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; and (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or sublicensor a right to terminate such license.

Section 3.11Taxes.  Except as specified on Schedule 3.11, each Borrower Group Company has timely filed or caused to be filed all material tax returns and reports required to have been filed by it and has paid, or has caused to be paid, all material taxes required to have been paid by it, other than taxes that are being contested in accordance with the Permitted Contest Conditions. None of the Borrower Group Companies are party to any tax sharing agreements.

Section 3.12Disclosure.

(a)None of the written reports, financial statements, certificates or other written information (other than Projections and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading.

(b)Statements, estimates, forecasts and projections regarding the Loan Parties and the future performance of the Business, the Covered Projects and the Excluded Projects or other expressions of view as to future circumstances (including the initial Operating Budgets, the Construction Budgets and the Construction Schedules) that have been made available to any Secured Party by or on behalf of any Loan Party or any of its representatives or Affiliates (collectively, “Projections”) have been prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof; provided that it is understood and acknowledged that such Projections are based upon a number of estimates and assumptions and are subject to business, economic and competitive uncertainties and contingencies, that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such Projections will be achieved or that the forward-looking statements expressed in such Projections will correspond to actual results.

Section 3.13The Warrants.

(a)No registration under the Securities Act is required for the offer and sale of the Warrants and the Warrant Shares by the Borrower to the Lenders pursuant to the terms of the Transaction Documents.

(b)Except as otherwise set forth on Schedule 3.04, the issuance and sale of the Warrants and the Warrant hereunder does not contravene the rules and regulations of the Trading Market, which, for the avoidance of doubt, as of the date hereof, is the NASDAQ Global Market.

(c)Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Warrants and the Warrant Shares to be integrated with prior offerings by the Borrower for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.  Neither the Borrower nor any person acting on behalf of the Borrower has offered or sold any of the Warrants or Warrant Shares by any form of general solicitation or general advertising.

(d)Neither the Borrower nor any of its Subsidiaries has, and, to the knowledge of the Borrower, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Borrower or any of its Subsidiaries to facilitate the sale or resale of any of the Warrants or Warrant Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Warrants or Warrant Shares, (iii) other than fees paid to Durham Capital and Lazard Frères, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Borrower or any of its Subsidiaries in connection with the transactions contemplated by the Transaction Documents, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Borrower or any of its Subsidiaries.

(e)None of the Borrower or any Subsidiary, any of their respective predecessors, any director, executive officer, other officer of the Borrower or any Subsidiary participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower or any of the Subsidiaries in any capacity at the time of the Initial Funding or Second Funding, any placement agent or dealer participating in the offering of the Warrants or Warrant Shares, any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Warrants or Warrant Shares (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event.  The Borrower has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).  The Borrower is not for any other reason disqualified from reliance upon Rule 506 of Regulation D under the Securities Act for purposes of the offer and sale of the Warrants and Warrant Shares.  The Borrower will notify the Lenders prior to the Initial Funding and the Second Funding of the existence of any Disqualification Event with respect to any Covered Person.

Section 3.14Reserved.

Section 3.15Regulatory Restrictions on the Loan.  No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940 of the United States (including the rules and regulations thereunder), as amended.

Section 3.16Title; Security Documents.

(a)Each Loan Party owns and has good, legal and defensible title to the property purported to be covered by the Security Documents to which it is party free and clear of all Liens other than Permitted Liens; and

(b)the provisions of the Security Documents to which any Loan Party is a party that have been delivered on or prior to the date this representation is made are, effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable first-priority (subject to Permitted Liens) Lien on and security interest in all of the Collateral purported to be covered thereby, and all necessary recordings and filings have been made in all necessary public offices, and all other necessary and appropriate action has been taken, so that the security interest created by each Security Document is a first-priority (subject to Permitted Liens) perfected Lien on and security interest in all right, title and interest of such Loan Party in the Collateral purported to be covered thereby, prior and superior to all other Liens other than Permitted Liens.

Section 3.17ERISA.

(a)No ERISA Event has occurred or is reasonably expected to occur which has or could reasonably be expected to have a Material Adverse Effect.  Each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  No termination of a Pension Plan has occurred resulting in any liability that has remained underfunded and no Lien against any Borrower Group Company or any of its ERISA Affiliates in favor of the PBGC or a Pension Plan has arisen during the five-year period prior to the date hereof.

(b)None of the Borrower Group Companies has incurred any obligation which has or could reasonably be expected to have a Material Adverse Effect on account of the termination or withdrawal from any Foreign Plan.

Section 3.18Insurance.  Except as set forth in Schedule 3.18, all insurance policies required to be obtained by the Borrower Group Companies pursuant to Section 5.06 and under any Material Agreement, if any, have been obtained and are in full force and effect as required under Section 5.06 and all premiums then due and payable thereon have been paid in full (except, in the case of any Excluded Project Company, where the failure to so obtain or pay could not reasonably be expected to have a Material Adverse Effect); provided, that, such policies are being renewed with policies complying with Section 5.06 on November 1, 2019 at which time all premiums then due and payable with respect to such renewal policies will have been paid in full.  No Borrower Group Company has received any notice from any insurer that any insurance policy has ceased to be in full force and effect or claiming that the insurer’s liability under any such insurance policy can be reduced or avoided.

Section 3.19Covered Projects.  Each Covered Project has (i) except with respect to the permits and authorizations set forth on Schedule 3.19, all federal, state and local permits and authorizations necessary to construct and operate the Covered Project in accordance with such Covered Project’s PPA; (ii) a fully executed PPA that is in good standing, has not lapsed and the counterparties to the PPA have not given written or verbal notice that there is a default under the PPA or that it has terminated or will terminate such PPA; (iii) a fully executed site agreement (or an adequate site license set forth in the applicable PPA) that provides adequate land and facilities to build and operate the Covered Project for the life of the PPA, and the counterparties to the site agreement have not given written or verbal notice that there is a default under the site agreement or that it has terminated or will terminate such site agreement; (iv) except with respect to the permits and authorizations set forth on Schedule 3.19, all federal, state, local and municipal permits and authorizations necessary to interconnect the Covered Project to an electric grid or electric distribution system to deliver the full amount of electricity under the PPA and, the counterparties to such interconnect agreements or arrangements have not given written or verbal notice that there is a default under such interconnect agreement or that it has terminated or will terminate such interconnect agreement; and (v) except with respect to the permits and authorizations set forth on Schedule 3.19, all other agreements, permits and authorizations necessary to construct and operate the Covered Project for the life of the PPA.

Section 3.20Use of Proceeds.  The proceeds the Loans have been used solely in accordance with, and solely for the purposes contemplated by, Section 5.13.  No part of the proceeds of any Loan and other extensions of credit hereunder will be used, either directly or indirectly, by any Loan Party to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that entails a violation of any of the regulations of the Board.

Section 3.21Capital Stock and Related Matters.  All of the Capital Stock in the Borrower and each other Borrower Group Company have been duly authorized and validly issued in accordance with its Organizational Documents, are fully paid and non-assessable and, in the case of any Subsidiary of the Borrower, are free and clear of all Liens other than Permitted Liens.  Except as set forth on Schedule 3.21, neither the Borrower nor any other Borrower Group Company has outstanding any securities convertible into or exchangeable for any of its Capital Stock or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such Capital Stock.

Section 3.22Reserved.

Section 3.23No Agreements with Affiliates.  Schedule 3.23 sets forth any and all agreements, transactions or series of related transactions among, on one hand, one or more Borrower Group Companies, and on the other hand, one or more Affiliates of a Borrower Group Company (other than (a) agreements or transactions (i) solely among Loan Parties, or (ii) solely among Existing Foreign Subsidiaries, (b) dividends, distributions or other payments by any Excluded Project Company or any Existing Foreign Subsidiary to any Loan Party and (c) agreements and transactions entered into in the ordinary course of such Borrower Group Company’s (and such Affiliate’s) business and upon fair and reasonable terms no less favorable to such Borrower Group Company than it would obtain in comparable arm’s-length transactions with a Person acting in good faith which is not an Affiliate).

Section 3.24No Bank Accounts.  No Loan Party maintains, or will cause the Depositary Bank or any other Person to maintain, any accounts other than (x) the Collateral Accounts, and (y) the Excluded Accounts.

Section 3.25No Default or Event of Default.  No Default or Event of Default has occurred and is continuing.

Section 3.26Foreign Assets Control Regulations.

(a)None of the Borrower Group Companies nor any of their respective, principals, owners, officers or directors, nor, to Borrower’s knowledge, any of their respective Affiliates or agents (i) is a Sanctioned Person; or (ii) engages in any dealings or transactions in or with a Sanctioned Country or that are otherwise prohibited by Sanctions.

(b)Each of the Borrower Group Companies maintains reasonable policies and procedures to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws (as such compliance is required under this Agreement).

(c)Each of the Borrower Group Companies and their respective officers, directors, employees and, to the Borrower’s knowledge, agents are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(d)No part of the proceeds of the Loans will be used, directly or indirectly (i) in violation of the FCPA, Anti-Money Laundering Laws or Sanctions or (ii) to offer or make payments or to take any other action that would constitute a violation, or implicate any Lender, Administrative Agent, Collateral Agent or their respective Affiliates in a violation, of Anti-Corruption Laws.

(e)Each of the Loan Parties has disclosed all facts known to it regarding (a) all claims, damages, liabilities, obligations, losses, penalties, actions, judgment, and/or allegations of any kind or nature that are asserted against, paid or payable by such Person, any of its Affiliates or any of its representatives in connection with non-compliance with Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws by such Person, and (b) any investigations involving possible non‑compliance with Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws by such Person or such Affiliate or such representative.  No proceeding by or before any Governmental Authority involving any Loan Party with respect to Anti-Corruption Laws, Sanctions or Anti‑Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

Section 3.27Commercial Activity; Absence of Immunity.  The Loan Parties are subject to civil and commercial law with respect to its obligations under the Transaction Documents, and the making and performance of the Transaction Documents by the Loan Parties constitute private and commercial acts rather than public or governmental acts.  The Loan Parties are not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit, setoff or proceeding, or the service of process in connection therewith, arising under the Financing Documents.

Section 3.28Acknowledgement Regarding Trading Activities.  It is understood and acknowledged by the Borrower that, except as otherwise specifically set forth in any written agreement between the Borrower and the applicable Lender, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Lenders have been asked by the Borrower or any of its Subsidiaries to agree, nor has any Lender agreed with the Borrower or any of its Subsidiaries, to refrain from effecting any transactions in or with respect to any securities of the Borrower, or “derivative” securities based on securities issued by the Borrower or to hold any of the Warrants or Warrant Shares for any specified term; (ii) each Lender shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Lender may rely on the Borrower’s obligation to timely deliver shares of Common Stock upon exercise of the Warrants as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Borrower. The Borrower further understands and acknowledges that, except as otherwise specifically set forth in any written agreement between the Borrower and the applicable Lender, following the public disclosure of the transactions contemplated by the Transaction Documents one or more Lenders may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Warrants and Warrant Shares are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares deliverable with respect to the Warrants are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Borrower both at and after the time the hedging and/or trading activities are being conducted. The Borrower acknowledges that, except as otherwise specifically set forth in any written agreement between the Borrower and the applicable Lender, such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

ARTICLE IV

CONDITIONS

Section 4.01Conditions to the Closing Date.  The occurrence of the Closing Date, the effectiveness of this Agreement and the obligations of each Agent and each Lender hereunder are subject to the receipt by the Administrative Agent (except as set forth otherwise below) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which must be satisfied to the reasonable satisfaction of the Administrative Agent and each Lender (unless waived in accordance with Section 10.02):

(a)Execution of this Agreement.  This Agreement shall have been duly executed and delivered by each Loan Party and shall be in full force and effect.

(b)Corporate Documents.  The following documents, each certified as of the Closing Date as indicated below:

(i)copies of the Organizational Documents, together with any amendments thereto, of each Loan Party and a certificate of good standing or its equivalent (if any) for the applicable jurisdiction for each such party (in each case such good standing certificate or its equivalent dated no more than thirty five (35) days prior to the Closing Date);

(ii)an Officer’s Certificate of each Loan Party dated as of the Closing Date, certifying:

(A)that attached to such certificate is a true and complete copy of the Organizational Documents referred in clause (i) above for such Loan Party;

(B)that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of such Loan Party authorizing the transactions contemplated by the Financing Documents, and that such resolutions or other evidence of authority have not been modified, rescinded or amended and are in full force and effect;

(C)that the certificate of incorporation, certificate of formation, charter or other Organizational Documents (as the case may be) referred in clause (i) above for such Loan Party has not been amended since the date of the certification furnished pursuant to clause (i) above;

(D)as to the incumbency and specimen signature of each officer, member or partner (as applicable) of such Loan Party executing the Financing Documents to which such Loan Party is or is intended to be a party (and each Lender may conclusively rely on such certificate until it receives notice in writing from such Loan Party); and

(E)as to the qualification of such Loan Party to do business in each jurisdiction where its operations require qualification to do business and as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party.

(c)Material Agreements.  A copy of each of the Material Agreements executed as of the Closing Date and any amendments thereto shall have been made available to the Administrative Agent and the Lenders for their review.

(d)Authorizations.  All material Authorizations required by any Governmental Authority or Trading Market under existing Applicable Law or stock exchange regulations or listing requirements to be issued to, assigned to, or otherwise assumed by any Borrower Group Company and necessary for (i) the Business, the Covered Projects and the Excluded Projects (except, in the case of the Projects, the permits and authorizations set forth on Schedule 3.19) or (ii) in the case of a Loan Party, except as otherwise set forth on Schedule 3.04, the execution, delivery and performance by such Loan Party of the Transaction Documents to which it is a party, including the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms hereof and thereof, other than, in each case, Authorizations that are not currently necessary and are obtainable in the ordinary course of business, (A) have been duly obtained and, to the knowledge of Borrower, validly issued, (B) are in full force and effect and not subject to any pending or, to the knowledge of Borrower, threatened, appeal or legal proceeding that could reasonably be expected to result in a material adverse modification to or withdrawal, cancellation, suspension or revocation of such Authorization, (C) are issued to, assigned to, or otherwise assumed by, a Loan Party (or such Loan Party is entitled to the benefit thereof), (D) are free from any unsatisfied condition the failure of which to satisfy could reasonably be expected to have a Material Adverse Effect and (E) with respect to such Authorizations, all applicable statutory, judicial and administrative review periods have expired.

(e)Construction Budgets, Construction Schedules, Operating Budgets and Financial Statements.  The Borrower shall have delivered to the Administrative Agent:

(i)A copy of the Construction Budget in respect of each Covered Project in form and substance satisfactory to the Administrative Agent.

(ii)A copy of the Construction Schedule in respect of each Covered Project in form and substance satisfactory to the Administrative Agent.

(iii)A copy of the Operating Budget in respect of each Covered Project in form and substance satisfactory to the Administrative Agent.

(iv)An unaudited consolidated pro forma balance sheet of the Borrower and its consolidated Subsidiaries dated the Closing Date in form and substance satisfactory to the Administrative Agent.

(f)Regulatory Information.  Each Lender shall have received all documentation and other written information required by under applicable anti-money laundering rules and regulations, including the USA PATRIOT Act.

(g)Representations and Warranties.  The representations and warranties of each Loan Party set forth in the Financing Documents shall be true and correct in all material respects on and as of the Closing Date (except where already qualified by materiality or Material Adverse Effect, in which case, in all respects).

(h)No Default or Event of Default; No Material Adverse Effect.  No Default or Event of Default shall have occurred and be continuing on, or shall result as a result of the transactions contemplated to occur on, the Closing Date.  As of the Closing Date, no development, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing, or shall result as a result of the transactions contemplated to occur on the Closing Date.

(i)Lien Searches.  Copies of UCC, judgment lien, tax lien and litigation lien search reports, which reports will be dated a recent date reasonably acceptable to the Administrative Agent, listing all effective financing statements that name any Loan Party as debtor and that are filed in the jurisdictions in which the UCC-1 financing statements will be filed in respect of the Collateral, none of which shall cover the Collateral except to the extent evidencing Permitted Liens.

(j)Borrowing Request.  A Borrowing Request in accordance with Section 2.01.

(k)Officer’s Certificate.  An Officer’s Certificate of the Borrower dated as of the Closing Date certifying that each of the conditions set forth in this Section 4.01 have been satisfied.

Section 4.02Conditions to the Initial Funding Date.  The occurrence of the Initial Funding Date and each Lender’s obligations to make the Initial Loans pursuant to Section 2.01 are subject to the receipt by the Administrative Agent (to the extent not already supplied pursuant to Section 4.01 and except as set forth otherwise below) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which must be satisfied to the reasonable satisfaction of the Administrative Agent and each Lender (unless waived in accordance with Section 10.02):

(a)Payoff and Releases; Security Documents; Collateral Perfection Matters.

(i)The Borrower shall have delivered to the Administrative Agent evidence to the reasonable satisfaction of Administrative Agent demonstrating that, as of the First Funding Date (after giving effect to the use of the proceeds of the Loans made on the First Funding Date), all Prior Indebtedness of the Project Companies in respect of the Tulare Project and Bolthouse Project shall have been repaid in full and, after giving effect thereto, neither of such Project Companies shall have any third party indebtedness for borrowed money that will survive after the First Funding Date other than the Obligations hereunder.  The Administrative Agent shall have received customary pay-off letters and lien termination documentation (which shall release the applicable lender’s Lien’s on all assets of the Borrower Group Companies) relating to all such Prior Indebtedness.

(ii)The Security Documents shall have been duly executed and delivered by the Persons intended to be parties thereto and shall be in full force and effect.

(iii)The security interests in and to the Collateral intended to be created under the Security Documents shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties, are in full force and effect and the necessary notices, consents, acknowledgments, filings, registrations and recordings to preserve, protect and perfect the security interests in the Collateral have been made immediately prior to the Initial Funding Date such that the security interests granted in favor of the Collateral Agent for the benefit of the Secured Parties are filed, registered and recorded and will constitute a first priority, perfected security interest in the Collateral free and clear of any Liens, other than Permitted Liens, and all related recordation, registration and/or notarial fees of such Collateral have been paid to the extent required.

(iv)Appropriately completed UCC financing statements (Form UCC‑1) or UCC financing statement amendments (Form UCC-3), which have been duly authorized for filing by the appropriate Person, naming the Loan Parties as debtors and Collateral Agent as secured party, in form appropriate for filing under each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, covering the applicable Collateral.

(v)Copies of UCC, judgment lien, tax lien and litigation lien search reports, which reports will be for the period between the Closing Date and a recent date acceptable to the Administrative Agent in its sole and absolute discretion, listing all effective financing statements that name any Loan Party as debtor and that are filed in the jurisdictions in which the UCC-1 financing statements will be filed in respect of the Collateral, none of which shall cover the Collateral except to the extent evidencing Permitted Liens.

(vi)Appropriately completed copies of all other recordings and filings of, or with respect to, the Security Documents as may be requested by Collateral Agent and necessary to perfect the security interests purported to be created by the Security Documents.

(vii)Evidence that the Collateral Agent shall have received the certificates representing the shares of Capital Stock constituting “certificated securities” under the UCC that are pledged pursuant to the Security Agreement, as applicable, together with an undated stock power for each such certificate executed in blank by a duly Authorized Representative of the applicable Loan Party.

(viii)Evidence that all other actions requested by Collateral Agent and necessary to perfect and protect the security interests purported to be created by the Security Documents entered into on or prior to the Initial Funding Date have been taken immediately prior to the Initial Funding Date.

(b)Opinions of Counsel.  Written opinions (dated the Initial Funding Date and addressed to the Administrative Agent, the Lenders and the Collateral Agent) of Foley & Lardner LLP, counsel to the Loan Parties, in form and substance acceptable to the Administrative Agent and covering such matters as reasonably requested by the Administrative Agent.

(c)Initial Funding Warrants; VCOC Matters; Other Transaction Documents.

(i)The Borrower shall have issued and delivered to each Orion Energy Warrant Holder an executed Initial Funding Warrant, representing the right to initially purchase such number of shares of Common Stock set forth opposite such Orion Energy Warrant Holder’s name on Annex I under the heading “Initial Funding Warrants”.

(ii)A board observer rights agreement containing such terms as will permit each of the Lenders to qualify as a “venture capital operating company” within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, dated as of the Initial Funding Date, in form and substance satisfactory to the Administrative Agent (the “Observer Rights Agreement”).

(iii)The Loan Discount Letter and the Agent Reimbursement Letter, in each case, executed by the parties thereto.

(d)[Reserved].

(e)No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Initial Funding Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to acquire the Initial Funding Warrants on the Initial Funding Date.

(f)Authorizations.  All material Authorizations required by any Governmental Authority or Trading Market under existing Applicable Law or stock exchange regulations or listing requirements to be issued to, assigned to, or otherwise assumed by any Borrower Group Company and necessary for (i) the Business, the Covered Projects and the Excluded Projects (except, in the case of the Projects, the permits and authorizations set forth on Schedule 3.19) or (ii) in the case of a Loan Party, except as otherwise set forth on Schedule 3.04, the execution, delivery and performance by such Loan Party of the Transaction Documents to which it is a party, including the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms hereof and thereof, other than, in each case, Authorizations that are not currently necessary and are obtainable in the ordinary course of business, (A) have been duly obtained and, to the knowledge of Borrower, validly issued, (B) are in full force and effect and not subject to any pending or, to the knowledge of Borrower, threatened, appeal or legal proceeding that could reasonably be expected to result in a material adverse modification to or withdrawal, cancellation, suspension or revocation of such Authorization, (C) are issued to, assigned to, or otherwise assumed by, a Loan Party (or such Loan Party is entitled to the benefit thereof), (D) are free from any unsatisfied condition the failure of which to satisfy could reasonably be expected to have a Material Adverse Effect and (E) with respect to such Authorizations, all applicable statutory, judicial and administrative review periods have expired.

(g)Funds Flow Memorandum.  The Funds Flow Memorandum, which shall be in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

(h)Insurance Deliverables.

(i)The Borrower shall have obtained the insurance required to be in effect under Section 5.06 to the extent required as of the Initial Funding Date and such insurance shall be in full force and effect, and the Borrower shall have furnished the Administrative Agent with certificates signed by the insurer or an agent authorized to bind the insurer, together with loss payee endorsements in favor of the Collateral Agent, evidencing such insurance, identifying underwriters, the type of insurance, the insurance limits and the policy terms, and stating that such insurance (x) is, in each case, in full force and effect and (y) complies with Section 5.06 and that all premiums then due and payable on such insurance have been paid.

(ii)Reasonably satisfactory evidence that the Borrower has in place insurance required to be in effect under Section 5.06.

Section 4.03Conditions to Second Funding Date.  The occurrence of the Second Funding Date and each Lender’s obligations to make the Loans on the Second Funding Date pursuant to Section 2.01 are subject to the receipt by the Administrative Agent (to the extent not already supplied pursuant to Section 4.01 or Section 4.02 and except as set forth otherwise below) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which must be satisfied to the reasonable satisfaction of the Administrative Agent and each Lender (unless waived in accordance with Section 10.02):

(a)Second Funding Project Company.  Evidence, in form and substance acceptable to the Administrative Agent, that each Project Company in respect of the Second Funding Covered Projects shall have become a Loan Party and Guarantor hereunder for all purposes of the Financing Documents.

(b)Payoff and Releases; Security Documents; Collateral Perfection Matters.

(i)The Borrower shall have delivered to the Administrative Agent evidence to the reasonable satisfaction of Administrative Agent demonstrating that, as of the Second Funding Date (after giving effect to the use of the proceeds of the Loans made on the Second Funding Date), all Prior Indebtedness of the Project Companies in respect of the Groton Project and CCSU Project shall have been repaid in full and, after giving effect thereto, neither of such Project Companies shall have any third party indebtedness for borrowed money (other than such indebtedness set forth on Schedule 4.03(b)) that will survive after the Second Funding Date other than the Obligations hereunder.  The Administrative Agent shall have received customary pay-off letters and lien termination documentation (which shall release the applicable lender’s Lien’s on all assets of the Borrower Group Companies) relating to all such Prior Indebtedness.

(ii)The Security Documents shall have been duly executed and delivered by the Persons intended to be parties thereto and shall be in full force and effect.

(iii)The security interests in and to the Collateral intended to be created under the Security Documents shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties, are in full force and effect and the necessary notices, consents, acknowledgments, filings, registrations and recordings to preserve, protect and perfect the security interests in the Collateral have been made immediately prior to the Second Funding Date such that the security interests granted in favor of the Collateral Agent for the benefit of the Secured Parties are filed, registered and recorded and will constitute a first priority, perfected security interest in the Collateral free and clear of any Liens, other than Permitted Liens, and all related recordation, registration and/or notarial fees of such Collateral have been paid to the extent required.

(iv)Appropriately completed UCC financing statements (Form UCC‑1) or UCC financing statement amendments (Form UCC-3), which have been duly authorized for filing by the appropriate Person, naming the Loan Parties as debtors and Collateral Agent as secured party, in form appropriate for filing under each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, covering the applicable Collateral.

(v)Copies of UCC, judgment lien, tax lien and litigation lien search reports, which reports will be for the period between the Closing Date and a recent date acceptable to the Administrative Agent in its sole and absolute discretion, listing all effective financing statements that name any Loan Party as debtor and that are filed in the jurisdictions in which the UCC-1 financing statements will be filed in respect of the Collateral, none of which shall cover the Collateral except to the extent evidencing Permitted Liens.

(vi)Appropriately completed copies of all other recordings and filings of, or with respect to, the Security Documents as may be requested by Collateral Agent and necessary to perfect the security interests purported to be created by the Security Documents.

(vii)Evidence that the Collateral Agent shall have received the certificates representing the shares of Capital Stock constituting “certificated securities” under the UCC that are pledged pursuant to the Security Agreement, as applicable, together with an undated stock power for each such certificate executed in blank by a duly Authorized Representative of the applicable Loan Party.

(viii)Evidence that all other actions requested by Collateral Agent and necessary to perfect and protect the security interests purported to be created by the Security Documents entered into on or prior to the Second Funding Date have been taken immediately prior to the Second Funding Date.

(c)Opinions of Counsel.  Written opinions (dated the Second Funding Date and addressed to the Administrative Agent, the Lenders and the Collateral Agent) of Foley & Lardner LLP, counsel to the Loan Parties, in form and substance acceptable to the Administrative Agent and covering such matters as reasonably requested by the Administrative Agent.

(d)Second Funding Warrants.  The Borrower shall have issued and delivered to each Orion Energy Warrant Holder an executed Second Funding Warrant, representing the right to initially purchase such number of shares of Common Stock set forth opposite such Orion Energy Warrant Holder’s name on Annex I under the heading “Second Funding Warrants”.

(e)No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Second Funding Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to acquire the Second  Funding Warrants on the Second  Funding Date.

(f)Operating Budgets; Pro Forma Balance Sheet.

(i)A copy of the Operating Budget in respect of each Business Unit that the Borrower plans to submit to its Board of Directors for approval.

(ii)The Borrower shall have delivered to the Administrative Agent an unaudited consolidated pro forma balance sheet of the Borrower and its consolidated Subsidiaries dated the Second Funding Date in form and substance satisfactory to the Administrative Agent.

(g)Authorizations.  All material Authorizations required by any Governmental Authority or Trading Market under existing Applicable Law or stock exchange regulations or listing requirements to be issued to, assigned to, or otherwise assumed by any Borrower Group Company and necessary for (i) the Business, the Covered Projects and the Excluded Projects or (ii) in the case of a Loan Party, except as otherwise set forth on Schedule 3.04, the execution, delivery and performance by such Loan Party of the Transaction Documents to which it is a party, including the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms hereof and thereof, other than, in each case, Authorizations that are not currently necessary and are obtainable in the ordinary course of business, (A) have been duly obtained and, to the knowledge of Borrower, validly issued, (B) are in full force and effect and not subject to any pending or, to the knowledge of Borrower, threatened, appeal or legal proceeding that could reasonably be expected to result in a material adverse modification to or withdrawal, cancellation, suspension or revocation of such Authorization, (C) are issued to, assigned to, or otherwise assumed by, a Loan Party (or such Loan Party is entitled to the benefit thereof), (D) are free from any unsatisfied condition the failure of which to satisfy could reasonably be expected to have a Material Adverse Effect and (E) with respect to such Authorizations, all applicable statutory, judicial and administrative review periods have expired.

(h)Insurance Deliverables.

(i)The Borrower shall have obtained the insurance required to be in effect under Section 5.06 to the extent required as of the Initial Funding Date and such insurance shall be in full force and effect, and the Borrower shall have furnished the Administrative Agent with certificates signed by the insurer or an agent authorized to bind the insurer, together with loss payee endorsements in favor of the Collateral Agent, evidencing such insurance, identifying underwriters, the type of insurance, the insurance limits and the policy terms, and stating that such insurance (x) is, in each case, in full force and effect and

(y) complies with Section 5.06 and that all premiums then due and payable on such insurance have been paid.

(ii)Reasonably satisfactory evidence that the Borrower has in place insurance required to be in effect under Section 5.06.

(i)Establishment of Accounts; Depositary Agreement.

(i)Evidence that each of the Collateral Accounts described in clause (a) of the definition thereof has been established in accordance with the terms thereof.

(ii)If requested by the Administrative Agent, a depositary agreement in form and substance acceptable to the Administrative Agent (the “Depositary Agreement”), executed by the Loan Parties, the Depositary Bank and the Collateral Agent, reflecting the provisions described in Section 5.18.

(j)Satisfactory Completion of Diligence.  The Administrative Agent shall be satisfied, in its sole discretion, with the results of its due diligence with respect to the Borrower, the other Borrower Group Companies and the Projects.

(k)Agent Approval.  The Administrative Agent shall have approved, in its sole discretion, the occurrence of the Second Funding Date.

(l)Investment Committee Approval.  The Lenders shall have received Investment Committee approval for the making the Loans on the Second Funding Date.

(m)Fully Funded Third Party Advanced Technology Contract. The Borrower and the counterparty previously identified to the Administrative Agent in writing shall have executed and delivered the Fully Funded Third Party Advanced Technology Contract and the Fully Funded Third Party Advanced Technology Contract shall have become effective.

Section 4.04Conditions to Each Funding Date and Each Reserve Release Date.  The occurrence of each Funding Date (including the Initial Funding Date and each Secondary Facility Funding Date) and each Lender’s obligations to make the Loans pursuant to Section ~~2.01 are~~2.01, and the occurrence of each Reserve Release Date and the Administrative Agent’s obligation to consummate a Reserve Release in respect thereof, are, in each such case, subject to the receipt by the Administrative Agent (except as set forth otherwise below) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which must be satisfied to the reasonable satisfaction of the Administrative Agent and each Lender (unless waived in accordance with Section 10.02):

(a)Fees and Expenses.  The Borrower has arranged for payment on such Funding Date (including arrangement for payment out of the proceeds of Loan to be made on such Funding Date in accordance with Section 5.13) or such Release Date of all reasonable and documented out-of-pocket fees, reimbursements and expenses then due and payable pursuant to the Financing Documents.

(b)Borrowing Request.  Agent and the Lenders shall have received a Borrowing Request in accordance with Section 2.01(c), executed and delivered by an Authorized Representative of the Borrower.

(c)Representations and Warranties.  The representations and warranties of each Loan Party set forth in the Financing Documents shall be true and correct in all material respects on and as of such Funding Date or such Release Date (except where already qualified by materiality or Material Adverse Effect, in all respects).

(d)No Default or Event of Default; No Material Adverse Effect.  No Default or Event of Default shall have occurred and be continuing on, or shall result as a result of the transactions contemplated to occur on, such Funding Date or such Release Date.  As of such Funding Date or such Release Date, no development, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing, or shall result from the transactions contemplated to occur on such Funding Date.

(e)Notes.  Each Lender that has requested a Note or Notes, as applicable, prior to such Funding Date pursuant to Section 2.04(b) shall have received a duly executed Note or Notes, as applicable, dated such Funding Date, payable to such Lender in a principal amount equal to such Lender’s Loan.

(f)Construction Budget.  Each of the Covered Project Companies and the Covered Projects shall be in compliance with the applicable Construction Budget.

(g)Construction Schedule.  Each of the Covered Project Companies and the Covered Projects shall be in compliance with the applicable Construction Schedule.

Section 4.05Conditions to Each Secondary Facility Funding Date and Each Reserve Release Date.  The occurrence of each Secondary Facility Funding Date and each Lender’s obligations to make the Secondary Facility Loans on each Secondary Facility Funding Date pursuant to Section 2.01, and the occurrence of each Reserve Release Date and the Administrative Agent’s obligation to consummate a Reserve Release in respect thereof, are, in each such case, subject to the receipt by the Administrative Agent of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which must be satisfied to the reasonable satisfaction of the Administrative Agent and each Lender (unless waived in accordance with Section 10.02):

(a)Secondary Facility IP Collateral Documents.  The Loan Parties shall have executed and delivered to the Administrative Agent the Secondary Facility IP Collateral Documents, in each case, in form and substance acceptable to the Administrative Agent.

(b)Secondary Facility Availability Period. Such Secondary Facility Funding Date or such Reserve Release Date, as applicable, shall occur during the Secondary Facility Availability Period.

(c)Usage Amounts and Commitments.  In the case of a Secondary Facility Funding Date, immediately after giving effect to the making of the Secondary Facility Loans on such Secondary Facility Funding Date (and any contemporaneous Reserve Replenishment in respect thereof), (i) the Aggregate Secondary Facility Usage Amount would not exceed the Aggregate Secondary Facility Commitment Amount, and (ii) the aggregate principal amount of all Secondary Facility Loans made by each Lender would not exceed such Lender’s Secondary Facility Commitment Amount.  In the case of a Reserve Release Date, immediately after giving effect to the consummation of the Reserve Release on such Reserve Release, the Aggregate Secondary Facility Usage Amount would not exceed the Aggregate Secondary Facility Commitment Amount.

(d)Minimum Amounts. The aggregate amount of Secondary Facility Loans to be made on such Secondary Facility Funding Date or the amount of the Reserve Release to be consummated on such Reserve Release Date, as applicable, shall not be less than $5,000,000.

(e)Maximum Amounts.  Except to the extent that (i) the Secondary Facility Funding Date or Reserve Release Date, as applicable, shall be on or after August 15, 2020 and (ii) after giving effect to the Secondary Facility Loans to be made on such Secondary Facility Funding Date or the amount of the Reserve Release to be consummated on such Reserve Release Date, the Aggregate Secondary Facility Usage Amount shall equal the Aggregate Secondary Facility Commitment Amount, the aggregate amount of Secondary Facility Loans to be made on such Secondary Facility Funding Date or the amount of the Reserve Release to be consummated on such Reserve Release Date, as applicable, when aggregated with the total amount of Secondary Facility Loans made and Reserve Releases consummated during the 30 day period immediately prior to such Secondary Facility Funding Date or Reserve Release Date, as applicable, shall not exceed $15,000,000.

(f)Initial Secondary Facility Funding Date.  Solely in the case of the initial Secondary Facility Funding Date (but not with respect to any Reserve Release Date) occurring after the Fifth Amendment Effective Date, the Administrative Agent shall have received (i) such certificates and documents of the type specified in Section 4.01(b) that shall be reasonably requested by the Administrative Agent, and (ii) written opinions (dated the date of such initial Secondary Facility Funding Date and addressed to the Administrative Agent, the Lenders and the Collateral Agent) of Foley & Lardner LLP, counsel to the Loan Parties, in form and substance acceptable to the Administrative Agent and covering such matters as reasonably requested by the Administrative Agent.

Section 4.06~~Section 4.05~~ Satisfaction of Conditions.  Except to the extent that Borrower has disclosed in the Borrowing Request that an applicable condition specified in Section 4.01, Section 4.02, Section ~~4.03~~4.03, Section 4.04 or Section ~~4.04,~~4.05, as applicable, will not be satisfied as of the Closing Date ~~or~~, the applicable Funding Date or the applicable Release Date, as applicable, Borrower shall be deemed to have made a representation and warranty as of such time that the conditions specified in Section 4.01, Section 4.02, Section ~~4.03~~4.03, Section 4.04 or Section ~~4.04,~~4.05, as applicable, have been satisfied.  No such disclosure by Borrower that a condition specified in Section 4.01, Section 4.02, Section ~~4.03~~4.03, Section 4.04 or Section ~~4.04,~~4.05, as applicable, will not be satisfied as of Closing Date ~~or~~, the applicable Funding Date or the applicable Release Date, as applicable, shall affect the right of (x) each Lender not to make the Loans requested to be made by it if such condition has not been satisfied at such time or (y) the Administrative Agent not to consummate the applicable Reserve Release if such condition has not been satisfied at such time.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party hereby agrees that, from and after the Closing Date until the Discharge Date:

Section 5.01Corporate Existence; Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, at all times preserve and maintain in full force and effect its existence as a corporation or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization and its qualification to do business and its good standing in each jurisdiction in which the character of properties owned by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary.

Section 5.02Conduct of Business.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, operate, maintain and preserve or cause to be operated, maintained and preserved, the Business, the Covered Projects and the Excluded Projects in accordance in all material respects with the requirements of the Material Agreements to which it is a party and in compliance, in all material respects, with Applicable Laws and Authorizations by Governmental Authorities and the terms of its insurance policies (except, in the case of any Excluded Project Company, where such failure could not reasonably be expected to have a Material Adverse Effect).

Section 5.03Compliance with Laws and Obligations.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, comply in all material respects with (i) applicable Environmental Laws and occupational health and safety regulations and (ii) all other Applicable Laws and Authorizations by Governmental Authorities (except, with respect to clause (ii), in the case of any Excluded Project Company, where a failure to so comply could not reasonably be expected to have a Material Adverse Effect).  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, comply with and perform its respective contractual obligations in all material respects, and enforce against other parties their respective contractual obligations in all material respects, under each Material Agreement to which it is a party.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, comply with and not violate applicable Sanctions, Anti-Money Laundering Laws, the FCPA or any other Anti-Corruption Laws and shall not undertake or cause to be undertaken any Anti-Corruption Prohibited Activity.

Section 5.04Governmental Authorizations.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, obtain, preserve and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained and maintained in full force and effect all material Authorizations (including all material Authorizations required by Environmental Law) required by any Governmental Authority under any Applicable Law for (i) the Business, the Covered Projects and the Excluded Projects (except, in the case of any Excluded Project Company, where a failure to so obtain, preserve and maintain could not reasonably be expected to have a Material Adverse Effect) or (ii) the execution, delivery and performance by such Loan Party of the Transaction Documents to which it is a party, in each case, at or before the time the relevant Authorization becomes necessary for such purposes.

Section 5.05Maintenance of Title.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, maintain (a) good title to the property owned by such Person necessary for the conduct of the Business, the Covered Projects and the Excluded Projects free and clear of Liens, other than Permitted Liens; (b) legal and valid and subsisting leasehold interests to the properties leased by such Person necessary for the conduct of the Business, the Covered Projects and the Excluded Projects free and clear of Liens, other than Permitted Liens and (c) legal and valid possessory rights to the properties possessed and not otherwise held in fee or leased by such Person necessary for the conduct of the Business, the Covered Projects and the Excluded Projects.

Section 5.06Insurance.

(a)Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, maintain insurance with insurance companies rated A- (or the then equivalent grade) or better, with a minimum size rating of VII (or the then equivalent grade) by A.M. Best Company (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if A.M. Best Company shall no longer publish its Best’s Credit Ratings or if S&P shall no longer publish its ratings for insurance companies, as the case may be) or other insurance companies of recognized responsibility satisfactory to the Administrative Agent against at least such risks and in at least such amounts as are customarily maintained by prudent similar businesses and as may be required by Applicable Law and as are required by the Material Agreements and/or Security Documents. Coverage at a minimum shall include such insurance as is substantially similar to the insurance as in effect at the Initial Funding Date. All such insurance, to the extent covering any Loan Party, Covered Project or any of their respective assets or properties, shall (a) provide that no cancellation or material modification thereof shall be effective until at least thirty (30) days (or, in the case of cancellation for non-payment of premiums, ten (10) days) after receipt by the Administrative Agent of written notice thereof, (b) name the Collateral Agent, on behalf of the Lenders and the Agents, as an additional insured party thereunder, (c) in respect of any such policy relating to the Property of the Loan Parties, in the case of each casualty (i.e. property) insurance policy, name the Administrative Agent as lender’s loss payee and (d) waive subrogation in favor of all additional insured parties.  On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its reasonable request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

(b)Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, maintain (or cause to be maintained) the insurance required to be maintained pursuant to the Material Agreements in accordance with the terms of the same.

(c)Loss Proceeds of the insurance policies provided or obtained by or on behalf of the Loan Parties or any of the Covered Projects shall be required to be paid by the respective insurers directly to the Mandatory Prepayment Account, as applicable.  If any Loss Proceeds that are required under the preceding sentence to be paid to the Mandatory Prepayment Account are received by any other Loan Party or any other Person, such Loss Proceeds shall be received in trust for the Collateral Agent, shall be segregated from other funds of the recipient, and shall be forthwith paid into the Mandatory Prepayment Account in the same form as received (with any necessary endorsement).

Section 5.07Keeping of Books.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, maintain an accounting and control system, management information system and books of account and other records, which together adequately reflect truly and fairly the financial condition of such Person and the results of operations in accordance with GAAP and all Applicable Laws.

Section 5.08Access to Property/Records.  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, permit (i) officers and designated representatives of the Administrative Agent to visit and inspect any of its properties accompanied by executive officers or designated representatives of such Person and (ii) officers and designated representatives of the Administrative Agent to examine and make copies of the books of record and accounts of such Person (provided that a Loan Party shall have the right to be present) and discuss the affairs, finances and accounts of such Person with the chief financial officer, the chief operating officer and the chief executive officer of such Person (subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract), in each case, with at least three (3) Business Days advance notice to such Person and during normal business hours of such Person; provided that, the Loan Parties shall not be required to reimburse the Administrative Agent for more than one inspection per calendar year as long as no Event of Default has occurred.

Section 5.09Taxes .  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, pay and discharge, before the same shall become delinquent all material Taxes imposed upon it or upon its property to the extent required under Applicable Law that, if unpaid, might become a Lien (other than a Permitted Lien of the type referenced in clause (a)(i) of the definition of Permitted Lien) upon its property; provided that such Person shall not be required to pay or discharge any such Tax for so long as such Person satisfies the Permitted Contest Conditions in relation to such tax, assessment, charge or claim.  The Borrower shall cause each Excluded Project Company to reimburse the Borrower for any tax liabilities incurred or paid by the Borrower or any other Loan Party arising out of the business, assets or operations of such Excluded Project Company.

Section 5.10Financial Statements; Other Reporting Requirements .  The Borrower shall furnish to the Administrative Agent:

(a)as soon as available and in any event within thirty (30) days after the end of each calendar month, commencing with the month in which the Closing Date occurs, a monthly report containing such information as Borrower customarily relies upon to monitor its performance (including commercial updates), in the form attached hereto as Exhibit F, which shall include operational and financial performance for the business in reasonable detail and an updated corporate monthly liquidity forecast for the following 3 years;

(b)as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters annually, commencing with the fiscal quarter in which the Closing Date occurs, quarterly unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries for such fiscal quarter, including the unaudited consolidated balance sheet as of the end of such quarterly period and the related unaudited statements of income, retained earnings and cash flows for such quarterly period and for the portion of such fiscal year ending on the last day of such period, all in reasonable detail; provided that such reports shall be deemed provided if filed on EDGAR;

(c)as soon as available and in any event within ninety (90) days after the end of each fiscal year, commencing with fiscal year ending on October 31, 2019, audited consolidated financial statements for such fiscal year for the Borrower and its consolidated Subsidiaries, including therein the consolidated balance sheet as of the end of such fiscal year and the related statements of income, retained earnings and cash flows for such year, and the respective directors’ and auditors’ reports, all in reasonable detail and accompanied by an audit opinion thereon by the Independent Auditor, which opinion shall state that said financial statements present fairly, in all material respects, the financial position of the Borrower and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;

(d)within thirty (30) days following the end of each calendar month until each Covered Project contemplated by a Construction Budget and/or Construction Schedule has achieved project completion, a construction report prepared by the Borrower on the progress of such Covered Project and achievement of milestones (including project completion) during the immediately preceding calendar month as compared to the applicable Construction Budget and Construction Schedule, including (i) in the event of any material deviation from the applicable Construction Budget and/or Construction Schedule, the reason for such material deviation and such other information requested by the Administrative Agent in connection therewith, (ii) any factors which have had or could reasonably be expected to have a Material Adverse Effect on the Business or such Covered Project, (iii) the status of any Governmental Approval by any Governmental Authority necessary for the development of such Covered Project that has not already been obtained, including the dates of applications submitted or to be submitted and the anticipated dates of actions by applicable Governmental Authorities with respect to such Governmental Approval, and (iv) an estimated date on which project completion will be achieved for such Covered Project;

(e)at the time of the delivery of the financial statements under subsections (b) and (c) above, a certificate of an Authorized Representative of the Borrower (i) certifying that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on the dates and for the periods indicated in accordance with GAAP, subject, in the case of interim financial statements, to the absence of footnotes and normally recurring year-end adjustments, and (ii) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof (such certificate, the “Compliance Certificate”);

(f)within thirty (30) days after each policy renewal date, a certificate of an Authorized Representative of the Borrower certifying that the insurance requirements of Section 5.06 have been implemented and are being complied with by the Loan Parties and on or prior to the expiration of each policy required to be maintained pursuant to Section 5.06, certificates of insurance with respect to each renewal policy and each other insurance policy required to be in effect under this Agreement that has not previously been furnished to the Administrative Agent under this Agreement.  If at any time requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a duplicate of any policy of insurance required to be in effect under this Agreement;

(g)within forty-five (45) days following the end of each fiscal quarter, an environmental, social and governance report in respect of the applicable fiscal year in the form attached hereto as Exhibit J;

(h)within thirty (30) days after the end of each calendar month, a certificate of an Authorized Representative of the Borrower certifying as to the compliance (or non-compliance) of the Loan Parties with the requirements set forth in Schedule 5.21 as of the end of such calendar month; and

(i)promptly after the Administrative Agent’s request therefor, such other information regarding the business, assets, operations or financial condition of the Borrower and its Subsidiaries as the Administrative Agent may request.

Section 5.11Notices .  The Borrower shall promptly (and, unless a subsection of this Section 5.11 is expressly made subject to another time period, within ten (10) Business Days) upon an Authorized Representative of any Loan Party obtaining knowledge thereof (or as otherwise provided in the case of clauses (a) and (g) below), give notice to the Administrative Agent of:

(a)within five (5) Business Days after the earlier of (i) an Authorized Representative of any Loan Party obtaining knowledge thereof and (ii) receipt of any notice thereof, the occurrence of any material default under any Material Agreements;

(b)any agreement or transaction (or series of related transactions) entered into with an Affiliate of any Borrower Group Company (other than (x) agreements or transactions (i) solely among Loan Parties, (ii) solely among Existing Foreign Subsidiaries, (y) dividends, distributions or other payments by any Excluded Project Company or any Existing Foreign Subsidiary to any Loan Party, or (z) agreements and transactions entered into in the ordinary course of such Borrower Group Company’s (and such Affiliate’s) business and upon fair and reasonable terms no less favorable to such Borrower Group Company than it would obtain in comparable arm’s-length transactions with a Person acting in good faith which is not an Affiliate) with a value in excess of $250,000 over the term of such agreement or transaction (or series of related transactions);

(c)any notice or communication in respect of any actual or alleged breach, termination, violation of law, or material dispute given to or received (i) from creditors of any Borrower Group Company generally or (ii) in connection with any Material Agreement;

(d)notice received by it with respect to the cancellation of, adverse change in, or default under, any insurance policy required to be maintained in accordance with Section 5.06;

(e)the filing or commencement of any litigation, investigation, action or proceeding (including any Environmental Claim) of or before any court, arbitrator or Governmental Authority against or affecting any Borrower Group Company, the Business, any Covered Project or any Excluded Project (x) in which the amount involved is in excess of $250,000, (y) has resulted in or, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (z) which relates to a material Authorization (including all material Authorizations required by Environmental Law) necessary for the Business, any Covered Project or any Excluded Project;

(f)within three (3) Business Days, the occurrence of a Default or an Event of Default;

(g)within ten (10) Business Days of such documents becoming available, true and complete copies of any amendment of any Material Agreement and of any Material Agreements executed after the Closing Date;

(h)the occurrence of any ERISA Event, together with a written notice setting forth the nature thereof and the action, if any, that the applicable Borrower Group Company or ERISA Affiliate proposes to take with respect thereto; and

(i)(x) the sale, lease, transfer or other Disposition of, in one transaction or a series of transactions, all or any part of the property of any Borrower Group Company in excess of $250,000 in the aggregate per calendar year and (y) the entry of any contract contemplated by, and any Disposition pursuant to, Section 6.07(e)(iii) (including the fair market value of any such Disposition).

Section 5.12[Reserved].

Section 5.13Use of Proceeds.

(a)The proceeds of the Loans funded on the Initial Funding Date shall be used solely in accordance with the Funds Flow Memorandum.  The proceeds of any Loans funded on the Second Funding Date shall be used solely as set forth in the Second Funding Date Funds Flow Memo.  The proceeds of any Secondary Facility Loans made on any Secondary Facility Funding Date shall be used solely (i) in the case of any Reserve Replenishment Secondary Facility Loans, for the purposes of being deposited into one or more Applicable Reserves pursuant to a Reserve Replenishment in accordance with Section 5.27, and (ii) in the case of any Secondary Facility Loans other than Reserve Replenishment Secondary Facility Loans, for general corporate purposes of the Borrower or the Guarantors in accordance with either (x) the then effective Operating Budget of the Borrower, or (y) the cash use forecast delivered by the Borrower to the Administrative Agent on June 6, 2020.

(b)The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

Section 5.14Security .  The Loan Parties shall preserve and maintain the security interests granted under the Security Documents and undertake all actions which are necessary or appropriate to:  (a) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof (subject to Permitted Liens)), and (b) preserve and protect the Collateral and protect and enforce the Loan Parties’ rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral (subject to Permitted Liens), including the making or delivery of all filings and recordations, the payment of all reimbursements, fees and other charges and the issuance of supplemental documentation.

Section 5.15Further Assurances .  The Loan Parties shall execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the reasonable request of any Agent all such instruments and documents as are necessary or appropriate to carry out the intent and purpose of the Financing Documents (including filings, recordings or registrations required to be filed in respect of any Security Document or assignment thereto) necessary to maintain, to the extent permitted by Applicable Law, the Collateral Agent’s perfected security interest in the Collateral (subject to Permitted Liens) to the extent and in the priority required pursuant to the Security Documents.

Section 5.16Additional Loan Parties; Security in Newly Acquired Property and Revenues .

(a)The Borrower shall notify the Administrative Agent within five (5) Business Days after it or any other Loan Party forms, creates, establishes or acquires any Subsidiary (other than an Excluded Project Company), and promptly thereafter (and in any event within ten (10) Business Days) cause such Person to (i) become a Restricted Subsidiary, Guarantor and Loan Party hereunder by executing and delivering to the Administrative Agent a joinder to this Agreement, in form and substance acceptable to the Administrative Agent, or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (ii) take all such action and execute such agreements, documents and instruments requested by the Administrative Agent, including the execution and delivery of a joinder to the Security Agreement, in form and substance acceptable to the Administrative Agent, and the execution and delivery of such other Security Documents that may be necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest and Lien in any Collateral owned by such new Subsidiary and (iii) deliver to the Administrative Agent documents of a type similar to those delivered by the Loan Parties on the Closing Date and Initial Funding Date under Section 4.01 and 4.02 and, if reasonably requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (ii) of this subsection), all in form, content and scope satisfactory to the Administrative Agent.

(b)In the event that any Restricted Project Company becomes an Additional Covered Project Company hereunder, then, contemporaneously with such Restricted Project Company becoming an Additional Covered Project Company hereunder, such Additional Covered Project Company shall deliver to the Administrative Agent a proposed Operating Budget for such Additional Covered Project Company and a proposed Construction Schedule and Construction Budget for the Additional Covered Project in respect of such Additional Covered Project Company, in each case, in forms consistent with the then effective Operating Budgets, Construction Schedules and Construction Budgets for the existing Covered Project Companies and existing Covered Projects, as applicable.  No such proposed Operating Budget, Construction Schedule and Construction Budget shall be effective until approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed).  In the event that, pursuant to the immediately preceding sentence, any Operating Budget, Construction Schedule or Construction Budget for an Additional Covered Project Company and Additional Covered Project is not approved by the Administrative Agent, such Additional Covered Project Company shall not commence such Additional Covered Project until such Operating Budget, Construction Schedule and Construction Budget are so approved by the Administrative Agent.  Once so approved, such Construction Schedule and Construction Budget shall thereupon be deemed the Additional Covered Project Construction Schedule and Additional Covered Project Construction Budget for such Additional Covered Project for the purposes of this Agreement.

(c)Without limiting any other provision of any Financing Document, if any Loan Party shall at any time acquire interests in property in a single transaction or series of transactions, as applicable, not otherwise subject to the Lien created by the Security Documents having a value of at least $500,000 individually, promptly upon such acquisition, such Loan Party shall execute, deliver and record a supplement to the Security Documents or other documents, subjecting such interest to the Lien created by the Security Documents.

Section 5.17Material Agreements .  Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, (a) duly and punctually perform and observe all of its material covenants and obligations contained in each Material Agreement to which it is a party, (b) take all reasonable and necessary action to prevent the termination or cancellation of any Material Agreement in accordance with the terms of such Material Agreement or otherwise (except for the expiration of any Material Agreement in accordance with its terms and not as a result of a breach or default thereunder) and (c) enforce against the relevant Material Counterparty each material covenant or obligation of such Material Agreement, as applicable, in accordance with its terms.

Section 5.18Collateral Accounts.

(a)Account Establishment Date.  The Loan Parties shall at all times from and after the Account Establishment Date (i) maintain the Collateral Accounts in accordance with the Financing Documents, (ii) cause all Blocked Control Collateral Accounts to be subject to a Blocked Account Control Agreement, and (iii) cause all Springing Control Collateral Accounts to be subject to a Springing Account Control Agreement.

(b)Borrower Funding Account.

(i)On or prior to the Account Establishment Date, the Borrower shall open and establish the Borrower Funding Account at the Depositary Bank.  Following the opening and establishment of the Borrower Funding Account, the Borrower shall at all times thereafter maintain the Borrower Funding Account and cause the Borrower Funding Account to be subject to a Blocked Account Control Agreement.

(ii)The Borrower shall not have any right to withdraw any amounts from the Borrower Funding Account or to direct the Depositary Bank to release or distribute any amounts contained in the Borrower Funding Account.

(iii)On the Second Funding Date, pursuant to the Second Funding Date Funds Flow Memo, an aggregate amount of $5,000,000 shall be deposited into the Borrower Funding Account (such $5,000,000 is herein referred to as the “Cash Reserve”).  From and after the Second Funding Date, the Cash Reserve shall remain held in the Borrower Funding Account and shall not be released or distributed from the Borrower Funding Account for any purpose; provided, that, upon the occurrence of the Cash Reserve Release Date, the Administrative Agent shall instruct the Depositary Bank to release the Cash Reserve from the Borrower Funding Account and transfer such funds to a Business Unit Account specified by the Borrower.

(iv)On each Funding Date after the Second Funding Date (other than a Secondary Facility Funding Date), the Administrative Agent shall deposit the proceeds of the Loans funded on such Funding Date into the Borrower Funding Account.  With respect to any amounts funded into the Borrower Funding Account on any Funding Date after the Second Funding Date (other than a Secondary Facility Funding Date), the Administrative Agent shall instruct the Depositary Bank to release and distribute the amounts contained in the Borrower Funding Account for the purposes, and in the amounts, as agreed in writing by the Lenders and the Borrower in connection with such Funding Date.

(c)Borrower Waterfall Account.  On or prior to the Account Establishment Date, the Borrower shall open and establish the Borrower Waterfall Account at the Depositary Bank.  Following the opening and establishment of the Borrower Waterfall Account, the Borrower shall at all times thereafter maintain the Borrower Waterfall Account and cause the Borrower Waterfall Account to be subject to a Blocked Account Control Agreement.  With respect to the Borrower Waterfall Account:

(i)on each Quarterly Payment Date, amounts shall be deposited into the Borrower Waterfall Account from (x) the Business Units Accounts pursuant to Section 5.18(d)(v), and (y) the Project Company Accounts pursuant to Section 5.18(e)(v);

(ii)neither the Borrower nor any other Borrower Group Company shall have any right to withdraw any amounts from the Borrower Waterfall Account or to direct the Depositary Bank to release or distribute any amounts contained in the Borrower Waterfall Account; and

(iii)on each Quarterly Payment Date, the Administrative Agent shall instruct the Depositary Bank to release and distribute 100% of the funds then held in the Borrower Waterfall Account in accordance with Section 2.08.

(d)Business Unit Accounts.  On or prior to the Account Establishment Date, the Borrower shall cause the Specified Business Unit to open and establish the Specified Business Unit Account at the Depositary Bank and shall cause all other Business Units to open and establish, collectively, one or more Business Unit Accounts at the Depositary Bank.  Following the opening and establishment of each such Business Unit Account, the applicable Business Unit shall at all times thereafter maintain such Business Account and cause such Business Unit Account to be subject to a Springing Account Control Agreement.  With respect to each Business Unit and its applicable Business Unit Account:

(i)the Borrower shall cause such Business Unit to cause all revenues or other payments or amounts of any kind received or receivable by such Business Unit (other than any such amounts that are specifically required to be deposited into a separate Collateral Account pursuant to this Section 5.18) to be deposited into such Business Unit Account;

(ii)the Borrower shall cause such Business Unit to use its commercially reasonable efforts to instruct and cause all Persons making payments of any kind to such Business Unit (other than any such payments that are specifically required to be deposited into a separate Collateral Account pursuant to this Section 5.18) to make such payments directly into such Business Unit Account;

(iii)in the event that, notwithstanding clause (ii) above, such Business Unit shall receive payment of any amounts (other than any such amounts that are specifically required to be deposited into a separate Collateral Account pursuant to this Section 5.18) in any manner other than payment of such amounts directly into such Business Unit Account, the Borrower shall cause such Business Unit to immediately deposit such amounts into such Business Unit Account;

(iv)with respect to the Specified Business Unit Account, upon the receipt of any funds in the Specified Business Unit Account, (x) the Borrower shall be permitted to withdraw and transfer 60% of such amounts to a General Business Unit Account and (y) except as set forth in clause (vi) below, neither the Borrower nor any other Borrower Group Company shall be permitted to withdraw, transfer or otherwise use the remaining 40% of amounts deposited into the Specified Business Unit Account;

(v)the General Business Unit shall be permitted, from time to time, to withdraw and apply amounts from such General Business Unit Accounts at such times, in such amounts and for such purposes as set forth in the applicable Operating Budget for such General Business Unit; and

(vi)on each Quarterly Payment Date, the Borrower shall cause such Business Unit to instruct the Depositary Bank to release and distribute to the Borrower Waterfall Account an amount contained in such Business Unit Account equal to (x) the total aggregate amount then contained in such Business Unit Account, minus (y) in the case of all Business Unit Accounts other than the Specified Business Unit Account, the amount required to be retained in such Business Unit Account on such date as set forth in the applicable Operating Budget in respect of such Business Unit for the then occurring fiscal quarter (it being acknowledged and agreed that, for the avoidance of doubt, the entire amount of funds remaining in the Specified Business Unit Account, after the withdraw of 60% thereof referred to in clause (iv) above, shall be transferred to the Borrower Waterfall Account on each Quarterly Payment Date).

(e)Covered Project Accounts.  On or prior to the Account Establishment Date, the Borrower shall cause each Initial Covered Project Company and each Second Funding Covered Project Company to open and establish a Covered Project Account at the Depositary Bank.  In the event that any Subsidiary of the Borrower shall become an Additional Covered Project Company following the Account Establishment Date, the Borrower shall cause such Subsidiary to, on or prior to the date such Subsidiary shall become an Additional Covered Project Company, open and establish a Covered Project Account at the Depositary Bank.  Following the opening and establishment of each such Covered Project Account, the applicable Covered Project Company shall at all times thereafter maintain such Covered Project Account and cause such Covered Project Account to be subject to a Springing Account Control Agreement.  With respect to each Covered Project Company and its applicable Covered Project Account:

(i)such Covered Project Company shall cause all revenues or other payments or amounts of any kind received or receivable by such Covered Project Company (other than any such amounts that are specifically required to be deposited into a separate Collateral Account pursuant to this Section 5.18) to be deposited into such Covered Project Account;

(ii)such Covered Project Company shall use its commercially reasonable efforts to instruct and cause all Persons making payments of any kind to such Covered Project Company (other than any such payments that are specifically required to be deposited into a separate Collateral Account pursuant to this Section 5.18) to make such payments directly into such Covered Project Account;

(iii)in the event that, notwithstanding clause (ii) above, such Covered Project Company shall receive payment of any amounts (other than any such amounts that are specifically required to be deposited into a separate Collateral Account pursuant to this Section 5.18) in any manner other than payment of such amounts directly into such Covered Project Account, such Covered Project Company shall immediately deposit such amounts into such Covered Project Account;

(iv)neither such Covered Project Company nor any other Borrower Group Company shall have any right to withdraw any amounts from such Covered Project Account or to direct the Depositary Bank to release or distribute any amounts contained in such Covered Project Account; and

(v)the Administrative Agent shall (i) instruct the Depositary Bank to release and distribute the amounts contained in such Covered Project Account from time to time in accordance with, and subject to the satisfaction of any applicable conditions set forth in, the applicable Construction Budget and/or Operating Budget in respect of such Covered Project Company, and (ii) on each Quarterly Payment Date, instruct the Depositary Bank to release and distribute to the Borrower Waterfall Account an amount contained in such Covered Project Account equal to (x) the total aggregate amount then contained in such Covered Project Account, minus (y) the amount required or permitted to be retained in such Covered Project Account on such date as set forth in the applicable Construction Budget and/or Operating Budget in respect of such Covered Project Company.

(f)Project Proceeds Account.  On or prior to the Account Establishment Date, the Borrower shall open and establish the Project Proceeds Account at the Depositary Bank.  Following the opening and establishment of the Project Proceeds Account, the Borrower shall at all times thereafter maintain the Project Proceeds Account and cause the Project Proceeds Account to be subject to a Blocked Account Control Agreement.  With respect to the Project Proceeds Account:

(i)in the event that any Project Company shall consummate a Project Disposition/Refinancing, the Borrower shall cause 100% of the Project Disposition/Refinancing Proceeds in respect of such Project Disposition/Refinancing to be immediately deposited into the Project Proceeds Account;

(ii)in the event that, at any time that any Project Disposition/Refinancing Proceeds are deposited into the Project Proceeds Account pursuant to clause (i) above in respect of any Project Disposition/Refinancing (other than any Project Disposition/Refinancing with respect to a specific Project Company to the extent that (x) such specific Project Company shall have previously consummated a prior Project Disposition/Refinancing following the Closing Date and (y) a portion of the proceeds from such prior Project Disposition/Refinancing in respect of such specific Project Company shall have previously been deposited in the Module Replacement Reserve Account pursuant to this clause (ii)), the amount then held in the Module Replacement Reserve Account is less than the then effective Required Module Replacement Reserve Amount, the Administrative Agent shall instruct the Depositary Bank to release and distribute to the Module Replacement Reserve Account an amount contained in the Project Proceeds Account equal to the lesser of (x) $5,000,000 (or, in the event that such Project Disposition/Refinancing is with respect to the Bolthouse Project or the Tulare Project, $1,000,000) and (y) the maximum amount necessary to be deposited into the Module Replacement Reserve Account on such date in order for the amount held in the Module Replacement Reserve Account to equal the then effective Required Module Replacement Reserve Amount;

(iii)in the event that any Loan Party or Existing Foreign Subsidiary shall receive any distributions, dividends, proceeds or other payments from any Excluded Project Company (other than any such amounts that are specifically required to be deposited into a separate Collateral Account pursuant to this Section 5.18), the Borrower shall cause such

Loan Party or Existing Foreign Subsidiary to immediately deposit all such distributions, dividends, proceeds or other payments into the Project Proceeds Account;

(iv)neither the Borrower nor any other Borrower Group Company shall have any right to withdraw any amounts from the Project Proceeds Account or to direct the Depositary Bank to release or distribute any amounts contained in the Project Proceeds Account; provided, that:

(A)in the event that the Borrower shall desire that all or any portion of the amounts then held in the Project Proceeds Account be applied to make an optional prepayment of Loans pursuant to Section 2.05(a)(i):

(I)the Borrower shall provide written notice thereof to the Administrative Agent (a “Project Proceeds Prepayment Notice”) at least ten (10) Business Days’ prior to the request date of prepayment, which Project Proceeds Prepayment Notice shall set forth (i) the aggregate amount of funds then held in the Project Proceeds Account that shall be applied to make an optional prepayment of Loans pursuant to Section 2.05(a)(i), and (ii) the date on which such prepayment shall be made; and

(II)upon receipt of such Project Proceeds Prepayment Notice, the Administrative Agent shall, on the date of such prepayment as specified in such Project Proceeds Prepayment Notice, instruct the Depositary Bank to release and distribute funds from the Project Proceeds Account in the amount specified in the Project Proceeds Prepayment Notice to the Administrative Agent to be applied by the Administrative Agent to an optional prepayment of Loans in accordance with Section 2.05(a)(i);

(B)in the event that the Borrower shall desire that all or any portion of the amounts then held in the Project Proceeds Account be applied to a Permitted Subsequent Funding Use:

(I)the Borrower shall provide written notice to the Administrative Agent of its request that such amounts be applied for a Permitted Subsequent Funding Use (a “Permitted Project Proceeds Use Notice”), which Permitted Project Proceeds Use Notice shall (i) describe in reasonable detail the Permitted Subsequent Funding Use to which the Borrower is requesting such amounts be applied and (ii) a schedule outlining the timing and amounts that for which such amounts shall be applied to such Permitted Subsequent Funding Use; and

(II)upon receipt of such Permitted Project Proceeds Use Notice, the Administrative Agent shall be permitted, in its sole discretion, to approve or reject the release and application of such amounts requested pursuant to such Permitted Project Proceeds Use Notice; provided, that, in the event that the Borrower and the Administrative Agent, in its sole discretion, shall agree in writing as to release and application of any such amounts from the Project Proceeds Account for a Permitted Subsequent Funding Use (such written agreement, a “Permitted Project Proceeds Use Agreement”), the Administrative Agent shall thereafter instruct the Depositary Bank to release and distribute funds from the Project Proceeds Account in such amounts, and at such times, as set forth in the Permitted Project Proceeds Use Agreement;

(C)in the event that the Borrower shall desire that all or any portion of the amounts then held in the Project Proceeds Account be applied to fund inventory costs in respect of any Covered Project:

(I)the Borrower shall provide written notice to the Administrative Agent of its request that such amounts be applied to fund inventory costs in respect of any Covered Project (an “Inventory Cost Notice”), which Inventory Cost Notice shall (i) set forth the aggregate amount of funds then held in the Project Proceeds Account that shall be applied to fund inventory costs in respect of any Covered Project (together with reasonable documentation establishing such inventory costs), and (ii) a schedule outlining the timing, amounts and third party payee in respect of such inventory costs;

(II)upon receipt of such Inventory Cost Notice, the Administrative Agent shall be permitted, in its sole discretion, to approve or reject the release and application of such amounts requested pursuant to such Inventory Cost Notice; provided, that, in the event that the Administrative Agent, in its sole discretion, shall agree to the release and application of any such amounts from the Project Proceeds Account as described in such Inventory Cost Notice, the Administrative Agent shall instruct the Depositary Bank to release and distribute funds from the Project Proceeds Account in such amounts, at such times, and to such third party payees at set forth in such Inventory Cost Notice; and

(D)[Intentionally Omitted];

(v)in the event that any Project Disposition/Refinancing Proceeds in respect of any Project Disposition/Refinancing remain in the Project Proceeds Account on the date that is one year following the date of such Project Disposition/Refinancing (such amounts, the “Remaining Proceeds Amount”), the Administrative Agent shall, on the date that is one year following the date of such Project Disposition/Refinancing on the date of such prepayment as specified in such Project Proceeds Prepayment Notice, instruct the Depositary Bank to release and distribute funds from the Project Proceeds Account in an amount equal to the Remaining Proceeds Amount to the Administrative Agent to be applied by the Administrative Agent to an optional prepayment of Loans in accordance with Section 2.05(a)(i); and

(vi)notwithstanding the foregoing provisions of this Section 5.18(f), solely with respect to any Project Disposition/Refinancing Proceeds received in connection with any Project Disposition/Refinancing in respect of the Tulare Project (such Project Disposition/Refinancing Proceeds, the “Tulare Disposition/Refinancing Proceeds”), such Tulare Disposition/Refinancing Proceeds shall be applied as follows:

(A)the Borrower shall cause 100% of the Tulare Disposition/Refinancing Proceeds to be immediately deposited into the Project Proceeds Account in accordance with Section 5.18(f)(i) above;

(B)a portion of the Tulare Disposition/Refinancing Proceeds in an aggregate amount equal to $1,000,000 shall be transferred from the Project Proceeds Account to the Module Replacement Reserve Account in accordance with Section 5.18(f)(ii) above; and

(C)all remaining Tulare Disposition/Refinancing Proceeds (after giving effect to the transfer contemplated by clause (B) above) shall be retained in the Project Proceeds Account and shall only be applied in accordance with the foregoing provisions of this Section 5.18(f); provided, that, notwithstanding the foregoing provisions of this clause (C), so long as the Triangle Joinder Date shall have occurred, a portion of the remaining Tulare Disposition/Refinancing Proceeds held in the Project Proceeds Account shall be applied as follows:

(I)on the Triangle Joinder Date, a portion of the Tulare Disposition/Refinancing Proceeds in an aggregate amount equal to $75,000 shall be transferred from the Project Proceeds Account to the Debt Reserve Account and shall be held in the Debt Reserve Account in accordance with Section 5.18(j);

(II)on the first Quarterly Payment Date occurring after the Triangle Joinder Date, a portion of the Tulare Disposition/Refinancing Proceeds in an aggregate amount equal to $100,000 shall be transferred from the Project Proceeds Account to the Module Replacement Reserve Account and shall be held in the Module Replacement Reserve Account in accordance with Section 5.18(g) (it being acknowledged and agreed that, upon the transfer of the $100,000 to the Module Replacement Reserve Account under this clause (II) on such Quarterly Payment, the Module Replacement Reserve Payment Amount otherwise required to be deposited into the Module Replacement Reserve Account on such Quarterly Payment Date pursuant to Section 2.08(a) shall be reduced by $100,000);

(III)on the first Quarterly Payment Date occurring after the Triangle Joinder Date, a portion of the Tulare Disposition/Refinancing Proceeds in an aggregate amount equal to $1,700,000 shall be transferred from the Project Proceeds Account to the Borrower Waterfall Account solely for the purposes of funding the aggregate Mandatory Cash Interest Amount in respect of the Loans payable on such Quarterly Payment Date pursuant to Section 2.08(b);

(IV)on February 11, a portion of the Tulare Disposition/Refinancing Proceeds in an aggregate amount equal to $1,100,000 shall be released from the Project Proceeds Account and shall be applied by the Borrower solely to pay the aggregate amount of accrued and unpaid dividends in respect of the Series B Preferred Stock and Series 1 Preferred Stock required to be paid on such date; and

(V)all remaining Tulare Disposition/Refinancing Proceeds (after giving effect to any transfers and payments contemplated by the foregoing clauses (I) through (IV)) shall be retained in the Project Proceeds Account and shall only be applied in accordance with the foregoing provisions of this Section 5.18(f).

(vii)notwithstanding the foregoing provisions of this Section 5.18(f):  (A) on the first date on or after the Fourth Amendment Effective Date on which the Borrower shall have contributed and transferred to San Bernardino Fuel Cell, LLC all right, title and interest in and to the San Bernardino Equipment, there shall be released from the Project Proceeds Account, and transferred to a General Business Unit Account designated by Borrower, an amount equal to $2,300,000 (and Administrative Agent shall instruct the Depositary Bank to release the foregoing amounts from the Project Proceeds Account); and (B) an additional $1,200,000 shall be released from the Project Proceeds Account and transferred to the Covered Project Account for the San Bernardino Project (and Administrative Agent shall instruct the Depositary Bank to release the foregoing amounts from the Project Proceeds Account) at such time as all of the following conditions have been satisfied:

(I)San Bernardino Fuel Cell, LLC shall have established the Covered Project Account for the San Bernardino Project in accordance with Section 5.18(e);

(II)There shall have been approved for the San Bernardino Project a California Self Generation Incentive Grant in an amount equal to no less than $1,000,000;

(III)Southern California Edison shall have approved entering into a generator interconnection agreement with San Bernardino Fuel Cell, LLC with respect to the San Bernardino Project;

(IV)Southern California Gas Company shall have provided a Fuel Affidavit approval to The City of San Bernardino with respect to the San Bernardino Project;

(V)San Bernardino Fuel Cell, LLC shall have procured the ADG Skid Air Permit with respect to the San Bernardino Project;

(VI)The City of San Bernardino Municipal Water District, in accordance with the terms and conditions of the power purchase agreement it has entered into with San Bernardino Fuel Cell, LLC, shall have executed a consent for collateral assignment of such power purchase agreement with Administrative Agent containing terms and conditions similar to those agreed to in collateral assignments entered into between Administrative Agent and power purchasers of other Covered Projects;

(VII)San Bernardino Fuel Cell, LLC shall have recorded in the land records of San Bernardino County, California a memorandum evidencing its site license for the real property site of the San Bernardino Project;

(VIII)As of, and after giving effect to, such release and transfer of $1,200,000 from the Project Proceeds Account to the Project Account for the San Bernardino Project, the amount of cash held in the Project Account for the San Bernardino Project shall be at least equal to the aggregate amount of remaining expenditures set forth in the Additional Covered Project Construction Budget in respect of the San Bernardino Project in order to complete the San Bernardino Project in accordance with the Additional Covered Project Construction Schedule for the San Bernardino Project; and

(IX)The Administrative Agent shall have approved such release in writing.

(g)Module Replacement Reserve Account.  On or prior to the Account Establishment Date, the Borrower shall open and establish the Module Replacement Reserve Account at the Depositary Bank.  Following the opening and establishment of the Module Replacement Reserve Account, the Borrower shall at all times thereafter maintain the Module Replacement Reserve Account and cause the Module Replacement Reserve Account to be subject to a Blocked Account Control Agreement.  With respect to the Module Replacement Reserve Account:

(i)amounts shall from time to time be deposited in the Module Replacement Reserve Account in accordance with Sections 2.08(a) and 5.18(f)(ii);

(ii)neither the Borrower nor any other Borrower Group Company shall have any right to withdraw any amounts from the Module Replacement Reserve Account or to direct the Depositary Bank to release or distribute any amounts contained in the Module Replacement Reserve Account; and

(iii)on each date specified in the applicable Operating Budget in respect of a Covered Project Company for the payment of amounts in connection with a scheduled module replacement in respect of the applicable Covered Project Company, the Administrative Agent shall instruct the Depositary Bank to release and distribute funds contained in the Module Replacement Reserve Account in an amount specified in the applicable Operating Budget in respect of such Covered Project Company to fund the costs of such scheduled module replacement.

(h)Mandatory Prepayment Account.  On or prior to the Account Establishment Date, the Borrower shall open and establish the Mandatory Prepayment Account at the Depositary Bank.  Following the opening and establishment of the Mandatory Prepayment Account, the Borrower shall at all times thereafter maintain the Mandatory Prepayment Account and cause the Mandatory Prepayment Account to be subject to a Blocked Account Control Agreement.  With respect to the Mandatory Prepayment Account:

(i)amounts shall from time to time be deposited in the Mandatory Prepayment Account in accordance with Section 2.05(b)(i), 2.05(b)(ii) and 2.05(b)(iii);

(ii)neither the Borrower nor any other Borrower Group Company shall have any right to withdraw any amounts from the Mandatory Prepayment Account or to direct the Depositary Bank to release or distribute any amounts contained in the Mandatory Prepayment Account;

(iii)in the event that an Event of Loss Prepayment Offer, Disposition Proceeds Prepayment Offer or Debt Payment Offer is consummated pursuant to Section 2.05(b)(i), 2.05(b)(ii) or 2.05(b)(iii), as applicable, with respect to any amounts then held in the Mandatory Prepayment Account, then, on or prior to the tenth (10th) Business Day following the date of such Event of Loss Prepayment Offer, Disposition Proceeds Prepayment Offer or Debt Payment Offer, the Administrative Agent shall instruct the Depositary Bank to (x) release and distribute funds from the Mandatory Prepayment Account in an amount equal to the aggregate amount payable to the Lenders that shall have accepted the applicable prepayment offer in accordance with Section 2.05(c)(iii) to the applicable Lenders accepting such offer and (y) release and distribute the remaining portion of the applicable funds in the Mandatory Prepayment Account (after giving effect to the payment of the amounts under clause (x)) to a Business Unit Account specified by the Borrower;

(iv)in the case of amounts deposited in the Mandatory Prepayment Account in connection with an Event of Loss pursuant to Section 2.05(b)(i), to the extent that the Borrower is then permitted to apply such amounts to the Restoration of the related Affected Property in accordance with Section 2.05(b)(i), the Administrative Agent shall instruct the Depositary Bank to release and distribute funds from the Mandatory Prepayment Account in such amounts, at such times, and to such third party payees as provided in any restoration plan approved by the Administrative Agent pursuant to Section 2.05(b)(i); and

(v)in the case of amounts deposited in the Mandatory Prepayment Account in connection with a Disposition pursuant to Section 2.05(b)(ii), to the extent that the Borrower is then permitted to reinvest such amounts in accordance with Section 2.05(b)(ii), the Administrative Agent shall instruct the Depositary Bank to release and distribute funds from the Mandatory Prepayment Account in such amounts, at such times, and to such third party payees for the purposes of reinvesting such amounts as permitted under Section 2.05(b)(ii).

(i)ECF Offer Account.  On or prior to the Account Establishment Date, the Borrower shall open and establish the ECF Offer Account at the Depositary Bank.  Following the opening and establishment of the ECF Offer Account, the Borrower shall at all times thereafter maintain the ECF Offer Account and cause the ECF Offer Account to be subject to a Blocked Account Control Agreement.  With respect to the ECF Offer Account:

(i)amounts shall from time to time be deposited in the ECF Offer Account in accordance with Section 2.08(e);

(ii)upon the consummation of the applicable ECF Prepayment Offer with respect to any amounts then held in the ECF Offer Account, then, on or prior to the tenth (10th) Business Day following the date of such ECF Prepayment Offer, the Administrative Agent shall instruct the Depositary Bank to (x) release and distribute funds from the ECF Offer Account in an amount equal to the aggregate amount payable to the Lenders that shall have accepted the applicable ECF Prepayment Offer in accordance with Section 2.05(c)(iii) to the applicable Lenders accepting such ECF Prepayment Offer and (y) release and distribute the remaining portion of the applicable funds in the ECF Offer Account (after giving effect to the payment of the amounts under clause (x)) to a Business Unit Account specified by the Borrower.

(j)Debt Reserve Agreement.  On or prior to the Account Establishment Date, the Borrower shall open and establish the Debt Reserve Account at the Depositary Bank.  Following the opening and establishment of the Debt Reserve Account, the Borrower shall at all times thereafter maintain the Debt Reserve Account and cause the Debt Reserve Account to be subject to a Blocked Account Control Agreement.  With respect to the Debt Reserve Account:

(i)amounts shall from time to time be deposited in the Debt Reserve Account in accordance with Section 2.08(c);

(ii)neither the Borrower nor any other Borrower Group Company shall have any right to withdraw any amounts from the Debt Reserve Account or to direct the Depositary Bank to release or distribute any amounts contained in the Debt Reserve Account; and

(iii)in the event that, pursuant to the second paragraph of Section 2.08, all or a portion of the funds in the Debt Reserve Account are to be applied to a portion of the Shortfall Amount, the Administrative Agent shall instruct the Depositary Bank to release from the Debt Reserve Account the amount specified in the second paragraph of Section 2.08 and distribute such funds in accordance with the second paragraph of Section 2.08.

(k)Preferred Reserve Agreement.  On or prior to the Account Establishment Date, the Borrower shall open and establish the Preferred Reserve Account at the Depositary Bank.  Following the opening and establishment of the Preferred Reserve Account, the Borrower shall at all times thereafter maintain the Preferred Reserve Account and cause the Preferred Reserve Account to be subject to a Blocked Account Control Agreement.  With respect to the Preferred Reserve Account:

(i)amounts shall from time to time be deposited in the Preferred Reserve Account in accordance with Section 2.08(f);

(ii)neither the Borrower nor any other Borrower Group Company shall have any right to withdraw any amounts from the Preferred Reserve Account or to direct the Depositary Bank to release or distribute any amounts contained in the Preferred Reserve Account; and

(iii)in the event that, pursuant to the third paragraph of Section 2.08, all or a portion of the funds in the Preferred Reserve Account are to be applied to a portion of the Shortfall Amount, the Administrative Agent shall instruct the Depositary Bank to release from the Preferred Reserve Account the amount specified in the third paragraph of Section 2.08 and distribute such funds in accordance with the third paragraph of Section 2.08.

(l)Reserve Releases .  Notwithstanding anything to the contrary set forth herein, during the Secondary Facility Availability Period, in the event that the Administrative Agent shall elect, pursuant to Section 2.14, to consummate a Reserve Release under this Section 5.18(l) in connection with any Secondary Facility Borrowing Request, then cash held in any Applicable Reserve may be released from such Applicable Reserve and transferred to a Business Unit Account to the extent provided in, and subject to the conditions set forth in, this Section 5.18(l).

(i)In the event that the Administrative Agent shall elect to consummate a Reserve Release under this Section 5.18(l) in connection with any Secondary Facility Borrowing Request, on or prior to the date that is two Business Days following the delivery of the applicable Secondary Facility Borrowing Request, (A) the Administrative Agent shall notify the Borrower of the Applicable Reserve (or Applicable Reserves) from which the Administrative Agent shall effect such Reserve Release, and (B) instruct the Depositary Bank to release and transfer an aggregate amount of cash equal to the amount of the Secondary Facility Loan requested in the applicable Secondary Facility Borrowing Request from such Applicable Reserve (or Applicable Reserves) to a Business Unit Account designated by the Borrower.

(ii)Notwithstanding anything to the contrary set forth herein, in no event shall the Administrative Agent be required to effect any Reserve Release under this Section 5.18(l) if either (x) any of the conditions specified in Sections 4.04 or 4.05 shall have not been satisfied in full on the Reserve Release Date in respect of such Reserve Release, or (y) immediately after giving effect to such Reserve Release, the Aggregate Secondary

Facility Usage Amount would exceed the Aggregate Secondary Facility Commitment Amount. In the event that the Administrative Agent shall not be required to effect a Reserve Release as a result of the foregoing sentence, the Secondary Facility Borrowing Request to which such Reserve Release shall relate shall be deemed null and void.

(m)~~(l)~~ General

(i).  In the event that, at any time, any amounts or funds that are required to be deposited in or transferred to a specific Collateral Account as set forth above shall, for any reason, be deposited in, or received by, any other Collateral Account or other account of any Borrower Group Company, the Loan Parties agree that, until such time as such amounts or funds are transferred to and deposited in the Collateral Account to which such amounts are required to be deposited pursuant to the foregoing, the applicable receiving account, and the applicable Borrower Group Company, should hold such amounts in trust for the benefit of the Collateral Account to which such amounts are required to be deposited pursuant to the foregoing.

Section 5.19Intellectual Property.

(a)Each Loan Party shall, and shall cause each of its Subsidiaries that is not a Loan Party to, own, or be licensed to use, all Intellectual Property that such Person reasonably believes is necessary for the conduct of the Business, each Covered Project and each Excluded Project, in each case, as to which the failure of such to so own or be licensed could reasonably be expected to have a Material Adverse Effect.

(b)If a Loan Party licenses any Intellectual Property from another Person and such Intellectual Property is material to the conduct of the business of any Loan Party, and the license is rejected in an insolvency proceeding, such Loan Party shall use commercially reasonable efforts to maintain its rights under the license, which efforts shall include making an election under Section 365(n) of the Bankruptcy Code, if an election is available to such Loan Party.

(c)Each Loan Party agrees that, should it hereafter (i) obtain an ownership interest in any issued Copyrights, Trademarks, or Patents, (ii) obtain an exclusive license to any Copyrights, Trademarks, or Patents, (iii) either by itself or through any agent, employee, licensee, or designee, file any application for the registration or issuance of any Copyrights, Trademarks or Patents with the United States Patent and Trademark Office or the United States Copyright Office, or (iv) should it file a statement of use or an amendment to allege use with respect to any “intent-to-use” Trademark application (the items in clauses (i), (ii), (iii) and (iv), collectively, the “After-Acquired Intellectual Property”), then, unless it constitutes Excluded Assets under the Security Agreement, any such After-Acquired Intellectual Property shall automatically become part of the Collateral, and such Loan Party shall give written notice thereof within 60 days of the registration or issuance thereof to the Collateral Agent in accordance herewith.

(d)Each Loan Party agrees to use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Loan Party’s rights and interests in any property described in Section 5.19(c) that is material to the business of any Loan Party, other than the Financing Documents.

(e)Each Loan Party shall promptly notify the Collateral Agent if it knows or has reason to know that any registered or issued Copyrights, Trademarks or Patents that it or any of its Subsidiaries that is not a Loan Party owns or licenses becomes (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Person’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights.

(f)Each Loan Party shall not, and shall cause each of its Subsidiaries that is not a Loan Party to not, intentionally infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights of any other Person in any manner which could reasonably be expected to have a Material Adverse Effect.  In the event that any Person initiates, or threatens in writing to initiate, any action or proceeding alleging that any Loan Party or any Subsidiary of a Loan Party that is not a Loan Party, or the conduct of the business of such Loan Party or such Subsidiary that is not a Loan Party business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person, and such action or proceeding could reasonably be expected to have a Material Adverse Effect, such Loan Party shall promptly notify the Collateral Agent after it learns thereof.

Section 5.20Operating Budgets.

(a)Submission of Operating Budgets.  The Borrower shall, on or prior to the Closing Date, deliver to the Administrative Agent the proposed Operating Budget for each Covered Project Company for the 2020 fiscal year.  The Borrower shall, on or prior to the Second Funding Date, deliver to the Administrative Agent the Operating Budget for the Business Units for the 2020 fiscal year in the form that the Borrower plans to submit to its Board of Directors for approval.  Not later than thirty (30) days prior to the beginning of each fiscal year following the Closing Date, the Borrower shall submit to the Lenders a draft of its proposed Operating Budget for each Business Unit and each Covered Project Company for the succeeding fiscal year.  Any such Operating Budget for any Covered Project Company submitted by the Borrower pursuant to this Section 5.20(a) shall not be effective until approved by the Administrative Agent in accordance with Section 5.20(b) below.  Any such Operating Budget for any Business Unit submitted by the Borrower pursuant to this Section 5.20(a) shall become effective upon the approval thereof by the Board of Directors of the Borrower.  The Operating Budget for any Business Unit may be amended or modified from time to time with the approval of the Board of Directors of the Borrower.

(b)Approval of Operating Budget For Covered Project Companies.  Each Operating Budget for a Covered Project Company delivered pursuant to Section 5.20(a) shall not be effective until approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed).  In the event that, pursuant to the immediately preceding sentence, any Operating Budget for a Covered Project Company is not approved by the Administrative Agent or the Borrower has not submitted a proposed Operating Budget for a Covered Project Company in accordance with the terms and conditions herein, the Operating Budget for such Covered Project Company for the immediately preceding calendar year shall apply until the Operating Budget for such Covered Project Company for the then current fiscal year is approved. Copies of each final

Operating Budget adopted shall be furnished to the Administrative Agent promptly upon its adoption.

(c)Compliance with the Operating Budget.  Following the Closing Date, Operating Expenses and Capital Expenditures shall be made by the Loan Parties in compliance with the applicable Operating Budget.

Section 5.21Construction of Covered Projects .  The Loan Parties shall cause each Covered Project to be constructed and completed in accordance with the applicable Construction Schedule and Construction Budget for such Covered Project, as adjusted or revised in accordance with the following sentence.  The Loan Parties may from time to time adopt an amended Construction Budget or Construction Schedule for a Covered Project upon the written approval of the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed).

Section 5.22Physical Reserve .  The Borrower shall, at all times, maintain a minimum of one new C1420 module in its finished goods inventory that is not allocated to any Project or purchase order.

Section 5.23Collateral Account Report .  The Borrower shall provide to the Administrative Agent, within five (5) Business Days of the end of each calendar month, in electronic format, an itemized summary of all withdrawals from the Collateral Accounts made during such calendar month.

Section 5.24Project Requirements.

(a)No later than December 31, 2019 (or such later date as the Administrative Agent may, in its sole discretion, agree in writing), Central CA Fuel Cell 2, LLC and the counterparty previously identified to the Administrative Agent in writing prior to the Second Funding Date shall execute and deliver the Biogas Sale and Purchase Agreement and the Biogas Sale and Purchase Agreement shall become effective.

(b)No later than December 31, 2019 (or such later date as the Administrative Agent may, in its sole discretion, agree in writing), either (i) Groton Station Fuel Cell, LLC shall enter into an Approved REC Contract and such Approved REC Contract shall become effective, or (ii) the Loan Parties shall execute and deliver the IP Collateral Documents.

(c)No later than January 31, 2020 (or such later date as the Administrative Agent may, in its sole discretion, agree in writing), either:

(i)all of the following shall occur:

(A)each of (x) Groton Station Fuel Cell, LLC and Connecticut Municipal Electric Energy Cooperative (“CMEEC”) shall execute and deliver the Groton Estoppel and Acknowledgement, (y) the United States of America, acting by and through the Department of the Navy, shall have approved the Groton Estoppel and Acknowledgement in the manner contemplated by Section 19 of the Groton Estoppel and Acknowledgement, and (z) the Groton Estoppel and Acknowledgement shall become effective;

(B)the Borrower shall cause the CMEEC to execute and deliver a customary estoppel certificate, in form and substance reasonably acceptable to the Administrative Agent, in respect of the PPA in respect of the Groton Project; and

(C)Groton Station Fuel Cell, LLC, CMEEC and the United States of America, acting by and through the Department of the Navy, shall execute and deliver the Seventh Modification to Lease and the Seventh Modification to Lease shall become effective; or

(ii)the Loan Parties shall execute and deliver the IP Collateral Documents.

Section 5.25Canadian Class A Preferred Shares .  The Borrower shall, and shall cause FCE FuelCell Energy Ltd. (“FCE Canada”) to, on or prior to November 1, 2021, either (i) pay and satisfy in full all of their respective obligations in respect of, and fully redeem and cancel, all of the shares of Series 1 Preferred Stock of FCE Canada, or (ii) deposit in a newly created account of FCE Canada or the Borrower (the “Series 1 Account”) cash in an amount sufficient to pay and satisfy in full all of their respective obligations in respect of, and to effect a redemption and cancellation in full of, all of the shares of Series 1 Preferred Stock of FCE Canada.  In the event that FCE Canada or the Borrower shall elect to satisfy their obligations under the foregoing sentence pursuant to clause (ii) thereof, then, from and after the deposit of such cash in the Series 1 Account, FCE Canada and the Borrower shall thereafter not use any amounts contained in the Series 1 Account for any purpose other than the payment and satisfaction in full of all of their respective obligations in respect of, and the redemption and cancellation in full of, all of the shares of Series 1 Preferred Stock of FCE Canada.

Section 5.26Triangle Joinder .

(a)Within ten days following the Third Amendment Effective Date, the Borrower shall cause TRS Fuel Cell, LLC to (i) become a Restricted Subsidiary, Guarantor and Loan Party hereunder by executing and delivering to the Administrative Agent a joinder to this Agreement, in form and substance acceptable to the Administrative Agent, (ii) execute and deliver to the Administrative Agent  a joinder to the Security Agreement, in form and substance acceptable to the Administrative Agent, pursuant to which, by executing such joinder, there will be  granted to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest and Lien in any Collateral owned by TRS Fuel Cell, LLC and (iii) deliver to the Administrative Agent all certificates representing the membership interests of TRS Fuel Cell, LLC.

(b)For the purposes hereof, the term “Triangle Joinder Date” shall mean the first date following the Third Amendment Effective Date on which the Borrower and TRS Fuel Cell, LLC shall have executed and delivered to the Administrative Agent each of the agreements and documents required by, and have otherwise satisfied all of the obligations under, Section 5.26(a) above, in each case, as determined by the Administrative Agent in its reasonable judgment.

(c)The Borrower shall take all actions necessary to cause the Triangle Joinder Date to occur on or prior to ten days following the Third Amendment Effective Date.

(d)As soon as reasonably practicable following the Triangle Joinder Date, the Borrower and TRS Fuel Cell, LLC shall deliver to the Administrative Agent (i) all such other agreements, documents and instruments reasonably requested by the Collateral Agent for the purposes of granting and perfecting a first priority security interest to the Collateral Agent, for the benefit of the Secured Parties, in all assets of TRS Fuel Cell, LLC, and (ii) all such other documents and instruments of a type similar to those delivered by the Loan Parties on the Closing Date and Initial Funding Date under Section 4.01 and 4.02 (including, without limitation, favorable opinions of counsel to TRS Fuel Cell, LLC (which shall cover, among other things, the legality, validity, binding nature and enforceability of the documentation referred to in clause (a) above and this clause (d))), all in form, content and scope satisfactory to the Administrative Agent.

(e)Within thirty days following the Third Amendment Effective Date, the Borrower shall cause TRS Fuel Cell, LLC to establish a Covered Project Account with respect to the Triangle Street Project and enter into a Springing Account Control Agreement with respect to such Covered Project Account, in each case, in accordance with Section 5.18(e).

Section 5.27Reserve Replenishment.

(a)At any time at which the Outstanding Reserve Release Amount shall be greater than zero, the Borrower shall have the right from time to time to transfer cash from any Business Unit Account into the Applicable Reserves pursuant to this clause (a); provided, that, for the purposes of this Section 5.27, the Borrower shall not be permitted to transfer an amount of cash into any Applicable Reserve in excess of the Applicable Reserve Release Amount in respect of such Applicable Reserve as of such date.  On any date on which the Borrower shall consummate a Reserve Replenishment pursuant to this clause (a), the Borrower shall provide written notice of such Reserve Replenishment to the Administrative Agent, which notice shall specify the amount of such Reserve Replenishment and the Applicable Reserve into which such Reserve Replenishment is transferred.

(b)In the event that any Reserve Replenishment Secondary Facility Loan is made pursuant to Sections 2.01(a)(iii), 2.01(c) and 2.02, the Administrative Agent shall, on the Secondary Facility Funding Date in respect of such Reserve Replenishment Secondary Facility Loan, deposit the proceeds of such Reserve Replenishment Secondary Facility Loan into the Applicable Reserve specified by the Borrower in the applicable Reserve Replenishment Borrowing Request; provided, that, for the avoidance of doubt, in no event shall the Borrower be permitted to deliver a Reserve Replenishment Borrowing Request with respect to a particular Applicable Reserve in an amount in excess of the Applicable Reserve Release Amount in respect of such Applicable Reserve as of the applicable Secondary Facility Funding Date.

(c)Notwithstanding anything to the contrary set forth herein, on any date required pursuant to Section 2.05(b)(vii), the Borrower shall be required to transfer an amount of cash from the Business Unit Accounts into the Applicable Reserves equal to the amount of the Reserve Replenishment required to be made on such date under Section 2.05(b)(vii); provided, that, for the purposes of this clause (c), the Borrower shall be required to consummate such Reserve Replenishment in a manner such that the amount of cash transferred into any Applicable Reserve on such date shall not exceed the Applicable Reserve Release Amount in respect of such Applicable Reserve as of such date.  On any date on which the Borrower shall consummate a Reserve Replenishment pursuant to this clause (c), the Borrower shall provide written notice of such Reserve Replenishment to the Administrative Agent, which notice shall specify the amount of such Reserve Replenishment and the Applicable Reserve into which such Reserve Replenishment is transferred.

(d)Notwithstanding anything to the contrary set forth herein, on the Secondary Facility Required Repayment Date, the Borrower shall be required to transfer an aggregate amount of cash from the Business Unit Accounts into the Applicable Reserves necessary to result in, after giving effect to all such transfers under this clause (d) on the Secondary Facility Required Repayment Date, (i) the Outstanding Reserve Release Amount being equal to zero, and (ii) the Applicable Reserve Release Amount with respect to each of the Applicable Reserves being equal to zero.  In addition, on the Secondary Facility Required Repayment Date, the Borrower shall pay all Draw Discounts required to be paid on such date pursuant to Section 2.06(d)(iv).

(e)For the avoidance of doubt, no amounts that are required to be deposited into Applicable Reserve pursuant to Section 5.18 or any other provision of this Agreement or any other Financing Document shall be deemed to be a Reserve Replenishment under this Section 5.27.

(f)Following the consummation of any Reserve Replenishment in respect of any Applicable Reserve pursuant to this Section 5.27, the cash so deposited into such Applicable Reserve shall thereafter be subject to all of the provisions and restrictions set forth in this Agreement, including but not limited to any applicable restrictions on the use of such cash set forth in this Section 5.18.

Section 5.28Secondary Facility IP Collateral Documents .  No later than the tenth (10th) Business Day following the Fifth Amendment Effective Date (or such later date as the Administrative Agent may, in its sole discretion, agree in writing), the Loan Parties shall execute and deliver to the Administrative Agent the Secondary Facility IP Collateral Documents.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party agrees that from and after the Closing Date until the Discharge Date:

Section 6.01Subsidiaries; Equity Issuances .  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, (a) form or have any Subsidiary other than (i) the Loan Parties, (ii) the Existing Foreign Subsidiaries, (iii) the Excluded Project Companies, (iv) any newly created U.S. Wholly Owned Subsidiary that becomes a Loan Party hereunder and whose Capital Stock and assets become subject to the Security Documents as contemplated by the Security Documents, and (v) in the event that (A) the Borrower shall have complied with its obligations under Section 6.19 with respect to a Proposed Financing and (B) such Proposed Financing has been consummated in accordance with Section 6.19 with an alternative financing source that is not the Administrative Agent or its Affiliates, any new Additional Excluded Project Company established in respect of the Project in respect of such Proposed Financing, or (b) subject to Section 6.04 hereof, own, or otherwise Control any Capital Stock in, any other Person.

Section 6.02Indebtedness .  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, create, incur, assume or suffer to exist any Indebtedness, other than (without duplication) (each of the following, “Permitted Indebtedness”):

(a)Indebtedness incurred under the Financing Documents;

(b)current accounts payable incurred in the ordinary course of business of a Borrower Group Company that either (i) are not more than sixty (60) days past due or which are being contested in accordance with the Permitted Contest Conditions or (ii) as have been provided in writing with receipt acknowledged by the Administrative Agent prior to Closing;

(c)Indebtedness of a Borrower Group Company existing on the date hereof and set forth in Schedule 6.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other amount paid, and reasonable fees and expenses incurred, in connection with such extension, renewal or replacement or change any direct or contingent obligor with respect thereto or shorten the average life to maturity thereof;

(d)Guarantees by (i) any Loan Party of Indebtedness otherwise permitted hereunder of any other Loan Party, or (ii) any Existing Foreign Subsidiary of Indebtedness otherwise permitted hereunder of any other Existing Foreign Subsidiary;

(e)obligations (contingent or otherwise) of any Borrower Group Company existing or arising under any Hedging Agreement permitted under Section 6.14;

(f)(i) unsecured intercompany Indebtedness solely among the Loan Parties; provided that such Indebtedness shall be pledged to the Collateral Agent under the Security Documents, and (ii) unsecured intercompany Indebtedness solely among Existing Foreign Subsidiaries;

(g)other unsecured Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding (as such amount may be increased with the consent of the Administrative Agent in its sole and absolute discretion);

(h)(x) Indebtedness of a Project Company incurred in connection with a Project Refinancing so long as such Project Refinancing constitutes a Permitted Project Disposition/Refinancing and (y) with respect to any Excluded Project Company, any incurrence of Indebtedness not constituting a Project Refinancing;

(i)(i) with respect to any Borrower Group Company other than an Existing Foreign Subsidiary or an Excluded Project Company, (A) Indebtedness of such Borrower Group Company under (x) completion guarantees, performance, bid or surety bonds, statutory or insurance bonds, in each case incurred in the ordinary course of business and for the benefit of any Borrower Group Company other than an Existing Foreign Subsidiary or an Excluded Project Company or (y) letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in lieu of a performance, bid or surety bond permitted under the foregoing clause (x) and (B) (x) Guarantees by the Borrower of any Indebtedness permitted under the foregoing clause (A), and (y) Guarantees by the Borrower of any Indebtedness permitted under the following clause (ii)(A)(x) or (ii)(A)(y), so long as, in the case of this clause (y), that aggregate principal amount of Indebtedness outstanding under this clause (y) shall not exceed $1,000,000 at any time, and (ii) with respect to any Existing Foreign Subsidiary, (A) Indebtedness of such Existing Foreign Subsidiary under (x) completion guarantees, performance, bid or surety bonds, statutory or insurance bonds, in each case incurred in the ordinary course of business and for the benefit of any Existing Foreign Subsidiary or (y) letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in lieu of a performance, bid or surety bond permitted under the foregoing clause (x) and (B) Guarantees by any Existing Foreign Subsidiary of any Indebtedness permitted under the foregoing clause (A); and

(j)other unsecured Indebtedness of an Existing Foreign Subsidiary in an aggregate principal amount not exceeding $500,000 at any time outstanding (as such amount may be increased with the consent of the Administrative Agent in its sole discretion).

Section 6.03Liens, Etc.

  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties of any character (including accounts receivables) whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than Permitted Liens.

Section 6.04Investments, Advances, Loans .  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, make any advance, loan or extension of credit to, or make any acquisitions or Investments (whether by way of transfers of property, contributions to capital, acquisitions of stock, securities, evidences of Indebtedness or otherwise) in, or purchase any stock, bonds, notes, debentures or other securities of, any other Person, except (a) equity investments by (i) any Loan Party in the common Capital Stock of any other Loan Party, or (ii) any Existing Foreign Subsidiary in the common Capital Stock of any other Existing Foreign Subsidiary, (b) intercompany loans solely to the extent permitted under Section 6.02(f), (c) Cash

Equivalent Investments, (d) Guarantees by a Borrower Group Company permitted by Section 6.02, (e) bank deposits in the ordinary course of business, (f) Investments by a Borrower Group Company consisting of extensions of credit in the nature of deposits, accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, (g) non-cash consideration received by a Borrower Group Company, to the extent permitted by the Financing Documents, in connection with the Disposition of property permitted by this Agreement, (h) Investments listed on Schedule 6.04 as of the Closing Date, (i) loans or advances by a Borrower Group Company to employees, officers or directors in the ordinary course of business of the Borrower or any of its Subsidiaries, in each case only as permitted by Applicable Law, but in any event not to exceed $500,000 in the aggregate at any time, (j) discounts given to customers of any Borrower Group Company in the ordinary course of business, (k) any investment consisting of the contribution by a Loan Party of the Capital Stock of any Existing Foreign Subsidiary to any other Existing Foreign Subsidiary, and (l) an acquisition of an Excluded Project Company by an existing Excluded Project Company so long as (i) the entire aggregate purchase price in respect of such acquisition shall be financed and paid by the applicable acquired Excluded Project Company and (ii) no Loan Party or Existing Foreign Subsidiary shall expend any money or assets or incur any liability or obligation in connection with, or resulting from, such acquisition.

Section 6.05Principal Place of Business; Business Activities.

(a)Each Loan Party shall maintain its principal place of business at the address specified in Section 10.01, and no Loan Party shall change such principal place of business unless it has given at least thirty (30) days’ prior notice thereof to the Administrative Agent and the Collateral Agent and such Loan Party has taken all steps then required pursuant to the Security Agreements to ensure the maintenance and perfection of the security interests created or purported to be created thereby.  Each Loan Party shall maintain at its principal place of business originals or copies of its principal books and records.

(b)No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, at any time to any material extent conduct any activities other than those related to the Business and the other Material Agreements and any activities incidental to the foregoing.

Section 6.06Restricted Payments .  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than:

(a)(i) any Loan Party may make dividends or distributions to any other Loan Party, (ii) any Existing Foreign Subsidiary may make dividends or distributions to any other Existing Foreign Subsidiary and (iii) any Excluded Project Company and any Existing Foreign Subsidiary may make dividends or distributions to any Loan Party;

(b)the Loan Parties may make Restricted Payments consisting of cash payments in respect of outstanding restricted stock units issued to the management or employees of the Borrower; and

(c)so long as (i) no Event of Default shall have occurred and is continuing, there is then funds in the Preferred Reserve Account in an amount equal to at least the Required Preferred Reserve Amount in respect of the immediately prior Quarterly Payment Date, and (ii) the Borrower does not reasonably expect there to exist a Shortfall Amount as of the immediately following Quarterly Payment Date, the Borrower may pay (A) make Restricted Payments to the holders of the Series B Preferred Stock for the purposes of paying the accrued and unpaid dividends that are then required to be paid in respect of the outstanding shares of Series B Preferred Stock pursuant to the Organizational Documents of the Borrower, and (B) make Restricted Payments to the holders of the Series B Preferred Stock for the purposes of paying the accrued and unpaid dividends that are then required to be paid in respect of the outstanding shares of Series 1 Preferred Stock pursuant to the Organizational Documents of FCE Fuel Cell Energy Ltd. (or, in lieu of paying such dividends, redeeming shares of Series 1 Preferred Stock in an amount otherwise equal to the amount of dividends that would otherwise have been paid in respect thereof).

Section 6.07Fundamental Changes; Asset Dispositions and Acquisitions .  No Loan Party shall and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to:

(a)in one transaction or a series of transactions, merge into or consolidate with, or acquire all or any substantial part of the assets or any class of stock or other ownership interests of, any other Person or sell, transfer or otherwise Dispose of all or substantially all of its assets to any other Person; provided that (i) the Borrower may participate in a merger or consolidation with any Person if (w) no Default is continuing, (x) any such merger or consolidation would not cause a Default hereunder, (y) if the Borrower merges or consolidates with any Person, the Borrower shall be the surviving Person and (z) such merger is approved by the Administrative Agent in its reasonable discretion; (ii) any Project Company may consummate any Permitted Project Disposition/Refinancing; (iii) any Borrower Group Company may participate in a merger or consolidation in connection with any acquisition permitted under Section 6.04 or any Disposition otherwise permitted under this Section 6.07;

(b)change its legal form, liquidate or dissolve; provided that any Project Company may consummate any Permitted Project Disposition/Refinancing;

(c)make or agree to make any amendment to its Organizational Documents to the extent that such amendment could reasonably be expected to be materially adverse to the interests of the Agents or the Lenders (in their capacities as such and not in their capacities as a holder of the Warrants or any other Capital Stock of the Borrower);

(d)purchase, acquire or lease any assets other than:

(i)in the case of the Borrower, any Existing Foreign Subsidiary and any other Borrower Group Company other than a Project Company, the purchase or lease of assets reasonably required for the Business of such Person in accordance with the applicable Operating Budget for the applicable Business Unit;

(ii)in the case of any Covered Project Company, the purchase or lease of assets reasonably required for the applicable Covered Project in accordance with the applicable Operating Budget of the applicable Covered Project;

(iii)in the case of any Loan Party or any Existing Foreign Subsidiary, the purchase or lease of assets reasonably required in connection with the Restoration of the applicable Affected Property of such Person to the extent permitted under Section 2.05(b)(i);

(iv)any Capital Expenditures or otherwise investments in assets necessary or useful for the business of the Business from the proceeds of any Disposition to the extent permitted hereunder; or

(v)pursuant to Investments permitted to be consummated under Section 6.04; or

(e)convey, sell, lease, transfer or otherwise Dispose of, in one transaction or a series of transactions, all or any part of the property owned by any Borrower Group Company in excess of $250,000 per year in the aggregate other than:

(i)sales or other Dispositions by any Borrower Group Company of worn out or defective equipment, or other equipment no longer used or useful to the Business of such Borrower Group Company or, in the case of a Project Company, the applicable Covered Project or Excluded Project in respect of such Project Company, in each case, that is promptly replaced by such Borrower Group Company with suitable substitute equipment of substantially the same character and quality and at least equivalent useful life and utility to the extent required by the Business (or the applicable Covered Project or Excluded Project) of such Borrower Group Company or for performance under the Material Agreements to which it is a party;

(ii)Dispositions of assets, including Capital Stock, from (x) a Loan Party to another Loan Party, (y) an Existing Foreign Subsidiary to another Existing Foreign Subsidiary, or (z) an Excluded Project Company or Existing Foreign Subsidiary to a Loan Party;

(iii)sales of Cash Equivalent Investments in the ordinary course of business and for fair market value;

(iv)licensing of Intellectual Property in the ordinary course of business, so long as it does not (i) interfere in any material respect with the ordinary conduct of the Business of the Borrower Group Companies or (ii) materially affect the value of such Intellectual Property;

(v)the sale of fuel cells or other inventory in the ordinary course of business;

(vi)the consummation of any Permitted Project Disposition/Refinancing by any Project Company; and

(vii)any other Disposition (other than a Permitted Project Disposition/Refinancing) so long as (a) at least 75% of the consideration in respect of such Disposition is cash, (b) the consideration in respect of such Disposition is at least equal to the fair market value of the assets being sold, transferred, leased or disposed, (c) the aggregate proceeds in respect of all Disposition consummated pursuant to this clause (vii) during any 12 consecutive month period does not exceed $1,000,000 in the aggregate, and (iv) the Net Available Amount in respect of such Disposition shall be applied in accordance with Section 2.05(b)(ii).

Section 6.08Accounting Changes .  No Loan Party shall change its fiscal year.

Section 6.09Amendment or Termination of Material Agreements .   No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries (other than an Excluded Project Company), directly or indirectly:

(a)amend, modify, supplement or grant a consent, approval or waiver under, or permit or consent to the amendment, modification, supplement, consent, approval or waiver of, any Material Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided, that, with respect to any Material Agreement of a Project Company, (i) to the extent such Material Agreement is an interconnection agreement, such interconnection agreement may be amended or modified without the consent of the Administrative Agent so long as such amendment or modification (x) does not result in or require an increase in the Operating Budget for such Project Company, (y) does not reduce the capacity of such Project Company, and (z) is not otherwise materially adverse to the interest of the Lenders, (ii) to the extent such Material Agreement is a supply agreement, such supply agreement may be amended or modified without the consent of the Administrative Agent so long as such amendment or modification (x) does not result in or require an increase in the Operating Budget for such Project Company, (y) does not reduce the supply of product or material to such Project Company contemplated thereby, and (z) is not otherwise materially adverse to the interest of the Lenders, and (iii) to the extent such Material Agreement is an lease agreement, such lease agreement may be amended or modified without the consent of the Administrative Agent so long as such amendment or modification (x) does not result in or require an increase in the Operating Budget for such Project Company, (y) does not reduce the size of the leased property or the tenor of the lease, and (z) is not otherwise materially adverse to the interest of the Lenders;

(b)subject to the right of the applicable Borrower Group Company to enter into Replacement Agreements as set forth in Section 7.01(k), directly or indirectly transfer, terminate, cancel or permit or consent to the transfer, termination or cancellation (including by exercising any contractual option to terminate, or failing to exercise any contractual option to extend) of any Material Agreement without the written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; or

(c)enter into an Additional Material Agreement without the prior written consent of the Administrative Agent not to be unreasonably withheld, conditioned or delayed.

Section 6.10Transactions with Affiliates .  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, directly or indirectly enter into any transaction or series of related transactions with an Affiliate of any Borrower Group Company, except for (a) transactions set forth on Schedule 3.23 hereto, (b) transactions involving payments or consideration not in excess of $100,000 in the aggregate for all transactions under this clause (b) during the term of this Agreement entered into in the ordinary course of such Borrower Group Company’s (and such Affiliate’s) business and upon fair and reasonable terms no less favorable to such Borrower Group Company than it would obtain in comparable arm’s-length transactions with a Person acting in good faith which is not an Affiliate, (c) transactions between or among (i) the Loan Parties not involving any other Affiliate, or (ii) the Existing Foreign Subsidiaries not involving any other Affiliate, and (d) any Restricted Payment permitted by Section 6.06.  No Borrower Group Company shall become a party to, or otherwise become obligated under, any tax sharing agreements.

Section 6.11Collateral Accounts .  No Loan Party shall open or maintain, or instruct any Person to open or maintain, any securities accounts, deposit accounts or other bank accounts other than (x) Excluded Accounts and (y) the Collateral Accounts as contemplated by Section 5.18.  Prior to the Discharge Date (as defined in the Security Agreement), no Loan Party shall change (or permit any other Person to change) the name or account number of any Collateral Account or close any Collateral Account, in each case, without the prior written consent of the Collateral Agent.  No amounts may be transferred or withdrawn from any Collateral Account other than in accordance with and as permitted by Section 5.18.

Section 6.12Guarantees .  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, Guarantee, endorse, contingently agree to purchase or otherwise become liable for Indebtedness or obligations of any other Person except as otherwise permitted under the terms of the Financing Documents.

Section 6.13Hazardous Materials .  No Loan Party will, and no Loan Party shall permit any of its Subsidiaries that is not a Loan Party to, cause any Releases of Hazardous Materials at, on, from or under any real property formerly owned, leased or operated by any Borrower Group Company, except to the extent such Release is otherwise in compliance in all material respects with all Applicable Laws and applicable insurance policies.

Section 6.14No Speculative Transactions .  No Loan Party shall, without the prior written consent of the Administrative Agent, enter into, or suffer to exist, any Hedging Agreement or any other speculative transaction other than interest rate Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.

Section 6.15Reserved.

Section 6.16Reserved .

Section 6.17Withdrawals from the Collateral Accounts .  No Loan Party shall, and no Loan Party shall permit any other Borrower Group Company to, make any withdrawals from the Collateral Accounts other than in accordance with Section 5.18.

Section 6.18Capital Expenditures .  No Loan Party will, and no Loan Party shall permit any other Borrower Group Company (other than an Excluded Project Company) make any Capital Expenditures other than (i) Capital Expenditures permitted to be made pursuant to Section 6.07(d), and (ii) Capital Expenditures in accordance with the applicable Construction Budget, Construction Schedule and Operating Budget for such Loan Party.

Section 6.19Right of First Offer .

(a)In the event that the Borrower or any other Borrower Group Company shall desire to obtain any construction financing or a financing to acquire a Project then under construction (a “Proposed Financing”) with respect to any new fuel cell project to be developed, owned, constructed or operated by any Borrower Group Company, prior to engaging in any negotiations with any other potential financing source with respect to such Proposed Financing, the Borrower shall deliver written notice to the Administrative Agent of such Borrower Group Company’s desire to obtain such Proposed Financing, which notice shall set forth a reasonably detailed description of the applicable new fuel cell project and the desired Proposed Financing in respect thereof.

(b)Upon the Administrative Agent’s receipt of such notice, the Administrative Agent shall have the exclusive right, for a period of fifteen (15) Business Days, to develop a proposal to arrange or provide the Proposed Financing.

(i)In the event that the Administrative Agent shall not present the Borrower with a proposal for such Proposed Financing within such fifteen Business Day period, the Borrower shall thereafter be entitled to (A) engage in discussions and negotiations with other potential financing sources with respect to such Proposed Financing and (B) consummate such Proposed Financing with any other third party financing source; provided, that, in the event that the Borrower or such other Borrower Group Company shall not consummate such Proposed Financing within one hundred eighty (180) days of the expiration of such fifteen Business Day period, neither the Borrower nor any other Borrower Group Company shall be entitled to consummate such Proposed Financing without again complying with the provisions of this Section 6.19.

(ii)In the event that the Administrative Agent shall, within such fifteen Business Day period, present the Borrower with a proposal for such Proposed Financing together with a representation that the Administrative Agent and its Affiliates have cash on hand or legally binding commitments to obtain from their respective limited partners or other investors, in either case, sufficient cash necessary to fund such Proposed Financing, the Borrower shall consider such proposal in good faith and shall engage in good faith negotiations with the Administrative Agent with respect thereto.  In the event that the Borrower shall, after good faith negotiations with the Administrative Agent, decline to accept the Administrative Agent’s proposal for such Proposed Financing, (x) the Borrower shall thereafter be entitled to engage in discussions and negotiations with other potential financing sources with respect to such Proposed Financing; provided, that, neither the Borrower nor any other Borrower Group Company shall be entitled to consummate such Proposed Financing with any such other financing source unless the interest rate, repayment terms and drawdown terms of such Proposed Financing being provided by such other financing source are, in the reasonable discretion of the Borrower, more favorable to the Borrower or the other applicable Borrower Group Company than the terms proposed by the Administrative Agent, and (y) in the event that the Borrower or such other Borrower Group Company shall not consummate such Proposed Financing within one hundred eighty (180) days of the date of the Administrative Agent’s proposal in respect thereof, neither the Borrower nor any other Borrower Group Company shall be entitled to consummate such Proposed Financing without again complying with the provisions of this Section 6.19.

Section 6.20Restricted Debt Payments .  No Borrower Group Company shall repay and Indebtedness in respect of the State of Connecticut Credit Agreement or the Connecticut Green Bank Credit Agreement unless (i) such repayment represents principal and interest then due and payable pursuant to the State of Connecticut Credit Agreement or the Connecticut Green Bank Credit Agreement, (ii) there is then funds in the Debt Reserve Account in an amount equal to at least the Required Debt Reserve Amount in respect of the immediately prior Quarterly Payment Date, and (iii) the Borrower does not reasonably expect there to exist a Shortfall Amount as of the immediately following Quarterly Payment Date.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01Events of Default .  If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan (including any Accrued Interest that has been added to principal) when and as the same shall become due and payable, whether at the due date thereof or, in the case of payments of principal due pursuant to Section 2.05(b), at a date fixed for prepayment thereof, or otherwise; or

(b)the Borrower shall fail to pay, when the same shall be due and payable, (i) any interest on any Loan or (ii) any reimbursement, fee or any other amount (other than an amount referred to in clause (a) or (b)(i) of this Article) payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and, in the case of this clause (b)(ii) only, such failure shall continue unremedied for a period of five (5) Business Days after the occurrence thereof; or

(c)any representation or warranty made by or deemed made by any Loan Party in this Agreement or any other Financing Document, or in any certificate furnished to any Secured Party by or on behalf of any Loan Party in accordance with the terms hereof or thereof shall prove to have been incorrect in any material respect (to the extent not already qualified by materiality) as of the time made or deemed made, confirmed or furnished; provided that, except in the case of Section 3.05(b), (i) if the fact, event or circumstance resulting in such false or incorrect representation or warranty is capable of being cured, corrected or otherwise remedied, (ii) such fact, event or circumstance resulting in such false or incorrect representation or warranty shall have been cured, corrected or otherwise remedied within thirty (30) days (or if such inaccurate representation or warranty is not susceptible to cure within  thirty (30) days, and the Loan Parties are proceeding with diligence and in good faith to cure such default and such default is susceptible to cure, such additional period of time (not to exceed thirty (30) additional days) as may be necessary to cure such incorrect representation or warranty) from the earlier of (x) the date an Authorized Officer of any Loan Party obtains knowledge thereof and (y) the date notice is given to any Loan Party, and (iii) such representation or warranty (as cured, corrected or remedied) could not reasonably be expected to result in a Material Adverse Effect, then such false or incorrect representation or warranty shall not constitute a Default or Event of Default for purposes of the Financing Documents; or

(d)any Loan Party shall fail to observe or perform any covenant or agreement, as applicable, contained in the following Sections:

(i)Sections 5.01 (as to existence), 5.11(f), 5.13, 5.24, 5.25, ~~5.26~~5.26, 5.27(c), 5.27(d), 5.28 or Article VI; or

(ii)Sections 5.06(a), 5.10(b), 5.10(c), 5.20(c) or 5.21 and such failure has continued unremedied for a period of twenty (20) Business Days after the occurrence thereof; or

(iii)Sections 5.10(g) and such failure has continued unremedied for thirty (30) days after the occurrence thereof; or

(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Financing Document to which it is a party (other than those specified in clause (a), (b), (c) or (d) of this Section), and in each case such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) written notice thereof to any Loan Party and (ii) knowledge of such default by an Authorized Officer of any Loan Party; provided that, if (A) such default cannot be cured within such 30-day period, (B) such default is susceptible of cure and (C) such Loan Party is proceeding with diligence and in good faith to cure such default, then such thirty (30) day cure period shall be extended to such date, not to exceed a total of sixty (60) days, as shall be necessary for such Loan Party to diligently cure such default; or

(f)a Bankruptcy occurs with respect to any Borrower Group Company; or

(g)a final non-appealable judgment or order for the payment of money is entered against any Borrower Group Company in an amount exceeding $1,000,000 (exclusive of judgment amounts covered by insurance or bond where the insurer or bonding party has admitted liability in respect of such judgment); or

(h)(i) any Security Document (A) is revoked, terminated or otherwise ceases to be in full force and effect (except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder) and except to the extent such revocation, termination or cessation is caused by any act or omission of the Agent or the Lenders), or the enforceability thereof shall be challenged in writing by any Loan Party, (B) ceases to provide (to the extent permitted by law and to the extent required by the Financing Documents) a first priority perfected Lien on the assets purported to be covered thereby in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or (C) becomes unlawful or is declared void or (ii) any Financing Document (A) is revoked, terminated or otherwise ceases to be in full force and effect (except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder) and except to the extent such revocation, termination or cessation is caused any act or omission by the Agent or the Lenders), or (B) becomes unlawful or is declared void; or

(i)an ERISA Event has occurred which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(j)a Change of Control has occurred; or

(k)any Material Agreement shall at any time for any reason cease to be valid and binding and in full force and effect (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)); provided that any such event with respect to a Material Agreement shall not be an Event of Default if (x) the applicable Person has, within thirty (30) days after the occurrence of such relevant circumstance, entered into a Replacement Agreement, or (y) no Borrower Group Company other than an Excluded Project Company is a party to, or otherwise has rights or obligations under, such Material Agreement and the failure of such Material Agreement to continue to be valid and binding and in full force and effect would not reasonably be expected to result in a Material Adverse Effect; or

(l)any Borrower Group Company shall default in the observance or performance of any other term, covenant, condition or agreement under any Material Agreement and either (i) such default shall continue beyond any applicable period of grace set forth in such Material Agreement, or (ii) such Borrower Group Company shall fail to diligently pursue a cure for such default; provided that any such event with respect to a Material Agreement shall not be an Event of Default if no Borrower Group Company other than an Excluded Project Company is a party to, or otherwise has rights or obligations under, such Material Agreement and the applicable default in the observance or performance thereof would not reasonably be expected to result in a Material Adverse Effect; or

(m)any Authorization by a Governmental Authority necessary for the execution, delivery and performance of any obligation under the Transaction Documents or any Material Agreement is terminated or ceases to be in full force or is not obtained, maintained, or complied with, unless such failure (i) could not reasonably be expected to result in a Material Adverse Effect during the cure period (or the additional cure period) under the following clause (ii) and (ii) is remedied within ninety (90) days after the occurrence thereof or such longer period as is necessary, if not fully remedied within such period, as is reasonably required so long as such remediation is diligently pursued in good faith and such default remains susceptible of cure; or

(n)an uninsured Event of Loss or a Condemnation, in each case with respect to a portion of the property of any Borrower Group Company in excess of $1,000,000 in value shall occur; or

(o)an Event of Abandonment shall occur; or

(p)any Loan Party thereto shall (i) default in any material respect in the observance or performance of any material agreement or material condition contained in the Observer Rights Agreement and such material default shall continue after the expiration of any cure period therefor or (ii) default in the observance or performance of any agreement or condition contained in any Warrant and such default shall continue after the expiration of any cure period therefor; or

(q)if, for any reason, the Secondary Facility Satisfaction Date shall have not occurred on or prior to the Secondary Facility Required Repayment Date;

then, and in every such event (other than an event with respect to any Loan Party described in clause (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; and (ii) declare the Loans and all other amounts due under the Financing Documents (including the Prepayment Premium, if applicable) then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all reimbursements, fees and other obligations of the Borrower accrued hereunder or under the Financing Documents (including the Prepayment Premium, if applicable), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of any event with respect to a Loan Party described in clause (f) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all reimbursements, fees and other obligations of the Borrower accrued hereunder and under the Financing Documents (including the Prepayment Premium, if applicable), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.  Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i) and (ii) above, each Secured Party shall be, subject to the terms of the Security Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any Applicable Law. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Section 7.01 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and each other Secured Party, a nonexclusive and assignable license (exercisable without payment of royalty or other compensation to any Loan Party), subject, in the case of Intellectual Property licenses, to the terms of the applicable license, and subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Loan Parties to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by any Loan Party.

Notwithstanding anything to the contrary contained in Section 7.01, in the event that a an Event of Default has occurred (or, but for the operation of this paragraph, would trigger) with respect to a Covered Project Company that has a Project Payoff Amount of $5,000,000 or less, then if prior to the expiration of the fifth Business Day subsequent to the occurrence of such Event of Default, the Borrower shall (i) voluntarily prepay the Loans under Section 2.05(a)(i) in an amount equal to the Project Payoff Amount in respect of such Covered Project Company or (ii) consummate a Permitted Project Company Disposition/Refinancing in respect of such Covered Project Company, then (i) the applicable Event of Default shall be deemed cured for the purposes of this Agreement, and (ii) such Covered Project Company shall thereafter be deemed an Excluded Project Company hereunder; provided, that, the Borrower shall be entitled to exercise its rights under this paragraph with respect to no more than one Covered Project Company per calendar year.

Section 7.02Application of Proceeds

. The proceeds of any collection, sale or other realization of all or any part of the Collateral (including any amount in the Collateral Accounts) shall be applied in the following order of priority:

(a)first, to any fees, costs, charges, expenses and indemnities then due and payable to Administrative Agent and Collateral Agent under any Financing Document pro rata based on such respective amounts then due to such Persons;

(b)second, to the respective outstanding fees, costs, charges, expenses and indemnities then due and payable to the other Secured Parties under any Financing Document pro rata based on such respective amounts then due to such Persons;

(c)third, to any accrued but unpaid interest on the Obligations owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(d)fourth, to any principal amount of the Obligations owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(e)fifth, to any other unpaid Obligations then due and payable to Secured Parties, pro rata based on such respective amounts then due to the Secured Parties; and

(f)sixth, after final payment in full of the amounts described in clauses first through fifth above and the Discharge Date (as defined in the Security Agreement) shall have occurred, to the Borrower or as otherwise required by Applicable Law.

It is understood that the Loan Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses first through fifth above.

ARTICLE VIII

THE AGENTS

Section 8.01Appointment and Authorization of the Agents.

(a)Each of the Lenders hereby irrevocably appoints each Agent to act on its behalf as its agent hereunder and under the other Financing Documents and authorizes each Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Each Agent, by executing this Agreement, hereby accepts such appointment.

(b)Each Agent is hereby authorized to execute, deliver and perform each of the Transaction Documents to which such Agent is intended to be a party.  Each Agent hereby agrees, and each Lender hereby authorizes such Agent, to enter into the amendments and other modifications of the Security Documents (subject to Section 10.02(b)).

Section 8.02Rights as a Lender .  Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 8.03Duties of Agent; Exculpatory Provisions .  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents.  Without limiting the generality of the foregoing, no Agent (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that such Agent is required to exercise as directed in writing by the Required Lenders, and (c) shall, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as an Agent or any of its Affiliates in any capacity.  No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable decision.  No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent.

Section 8.04Reliance by Agent .  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05Delegation of Duties .  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities as well as activities as each Agent.

Section 8.06Withholding of Taxes by the Administrative Agent; Indemnification .  To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Taxes.  If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Taxes ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall promptly indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Taxes or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Person (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Person’s failure to comply with the provisions of Section 10.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Person, in each case, that are payable or paid by the Administrative Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 8.06.

Section 8.07Resignation of Agent .  Each Agent may resign at any time upon thirty (30) days’ notice by notifying the Lenders and the Borrower, and any Agent may be removed at any time by the Required Lenders (with a prior written notice to the Borrower).  Upon any such resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within  thirty (30) days after the retiring Agent gives notice of its resignation or after the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender with an office in New York, New York, an Affiliate of a Lender or a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $250,000,000.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph).  The reimbursements and fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

Section 8.08Non-Reliance on Agent or Other Lenders .  Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Affiliates of any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Affiliates of any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.09No Other Duties; Etc.  The parties agree that neither the Administrative Agent nor the Collateral Agent shall have any obligations, liability or responsibility under or in connection with this Agreement and the other Financing Documents and that none of the Agents shall have any obligations, liabilities or responsibilities except for those expressly set forth herein and in the other Financing Documents.  The Collateral Agent shall have all of the rights (including indemnification rights), powers, benefits, privileges, exculpations, protections and immunities granted to the Collateral Agent under the other Financing Documents, all of which are incorporated herein mutatis mutandis.

ARTICLE IX

GUARANTY

Section 9.01Guaranty.

(a)For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby unconditionally and irrevocably, jointly and severally, Guarantees the full and punctual payment and performance (whether at stated maturity, upon acceleration or otherwise) of all Guaranteed Obligations, in each case as primary obligor and not merely as surety and with respect to all such Guaranteed Obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. This is a guaranty of payment and not merely of collection.

(b)All payments made by any Guarantor under this Article IX shall be payable in the manner required for payments by the Borrower hereunder, including: (i) the obligation to make all such payments in Dollars, free and clear of, and without deduction for, any Taxes, and subject to the gross-up and indemnity as provided under Section 2.09, (ii) the obligation to pay interest at the Post-Default Rate and (iii) the obligation to pay all amounts due under the Loans in Dollars.

(c)Any term or provision of this guaranty to the contrary notwithstanding the aggregate maximum amount of the Guaranteed Obligations for which such Guarantor shall be liable under this guaranty shall not exceed the maximum amount for which such Guarantor can be liable without rendering this guaranty or any other Financing Document, as it relates to such Guarantor, void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer.

Section 9.02Guaranty Unconditional. The Guaranteed Obligations shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)any extension, renewal, settlement, compromise, waiver or release in respect of any obligations of any Loan Party under the Financing Documents and/or any Commitments under the Financing Documents, by operation of law or otherwise (other than with respect to any such extension, renewal, settlement, compromise, waiver or release agreed in accordance with the terms hereunder as expressly applying to the Guaranteed Obligations),

(b)any modification or amendment of or supplement to this Agreement or any other Financing Document (other than with respect to any modification, amendment or supplement agreed in accordance with the terms hereunder as expressly applying to the Guaranteed Obligations),

(c)any release, impairment, non-perfection or invalidity of any Collateral,

(d)any change in the corporate existence, structure or ownership of any Loan Party or any other Person, or any event of the type described in Sections 5.01, 6.01 or 6.07 with respect to any Person,

(e)the existence of any claim, set-off or other rights that any Guarantor may have at any time against any Loan Party, any Secured Party or any other Person, whether in connection herewith or with any unrelated transactions,

(f)any invalidity or unenforceability relating to or against any Loan Party for any reason of any Financing Document, or any provision of Applicable Law purporting to prohibit the performance by any Loan Party of any of its obligations under the Financing Documents (other than any such invalidity or unenforceability with respect solely to the Guaranteed Obligations),

(g)the failure of any Material Counterparty to make payments owed to any Loan Party, or

(h)any other act or omission to act or delay of any kind by any Loan Party, any Secured Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 9.02, constitute a legal or equitable discharge of the obligations of any Loan Party under the Financing Documents.

Section 9.03Discharge Upon Payment in Full; Reinstatement in Certain Circumstances; Release of Guarantor .

(a)The Guaranteed Obligations shall remain in full force and effect until all of the Borrower’s obligations under the Financing Documents shall have been paid or otherwise performed in full and all of the Commitments shall have terminated.

(b)If at any time any payment made under this Agreement or any other Financing Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization or similar event of any Loan Party or any other Person or otherwise, then the Guaranteed Obligations with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

(c)Upon any event or transaction permitted by this Agreement that results in any Restricted Subsidiary or Covered Project Company becoming (x) an Excluded Project Company hereunder or (y) ceasing to be a Subsidiary of the Borrower hereunder, such Restricted Subsidiary or such Covered Project Company, as applicable, shall (ii) automatically cease to be a Guarantor and Loan Party hereunder, and (ii) automatically be released from its Guarantee obligations under this Article IX and all other obligations under this Agreement and the other Financing Agreements.  In the event that a Guarantor is released in accordance with the foregoing sentence, the Administrative Agent shall provide the Borrower will such confirmations of such release as reasonably requested by the Borrower.

Section 9.04Waiver by the Guarantors.

(a)Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (i) notice of acceptance of the guaranty provided in this Article IX and notice of any liability to which this guaranty may apply, (ii) all notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Secured Party against any Loan Party, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Loan Party to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the Guaranteed Obligations (including any Loan Party) except any of the foregoing as may be expressly required hereunder, (iii) any right to the enforcement, assertion or exercise by any Secured Party of any right, power, privilege or remedy conferred upon such Person under the Financing Documents or otherwise and (iv) any requirement that any Secured Party exhaust any right, power, privilege or remedy, or mitigate any damages resulting from any Default or Event of Default under any Financing Document, or proceed to take any action against any Collateral or against any Loan Party or any other Person under or in respect of any Financing Document or otherwise, or protect, secure, perfect or ensure any Lien on any Collateral.

(b)Each Guarantor agrees and acknowledges that the Administrative Agent and each holder of any Guaranteed Obligations may demand payment of, enforce and recover from any Guarantor or any other Person obligated for any or all of such Guaranteed Obligations in any order and in any manner whatsoever, without any requirement that the Administrative Agent or such holder seek to recover from any particular Guarantor or other Person first or from any Guarantors or other Persons pro rata or on any other basis.

Section 9.05Subrogation .  Upon any Guarantor making any payment under this Article IX, such Guarantor shall be subrogated to the rights of the payee against any Loan Party with respect to such obligation; provided that no Guarantor shall enforce any payment by way of subrogation, indemnity, contribution or otherwise, or exercise any other right, against any Loan Party (or otherwise benefit from any payment or other transfer arising from any such right) so long as any obligations under the Financing Documents (other than on-going but not yet incurred indemnity obligations) remain unpaid and/or unsatisfied.

Section 9.06Acceleration .  All amounts then subject to acceleration under Section 7.01 of this Agreement shall be payable by the Loan Parties hereunder immediately upon demand by the Administrative Agent.

ARTICLE X

MISCELLANEOUS

Section 10.01Notices .  Except as otherwise expressly provided herein or in any Financing Document, all notices and other communications provided for hereunder or thereunder shall be (i) in writing and (ii) sent by overnight courier (if for inland delivery) or international courier (if for overseas delivery); provided, that such notice or communication may be sent by email so long as (x) such email or electronic transmission is promptly followed by a communication or notice in sent in accordance with (i) and (ii) above, (y) any Loan Party is delivering documents and information required to be provided under Article IV, Article V or Article VI, or (z) the express terms of any Financing Document permit electronic transmissions, in each case, to a party hereto at its address and contact number specified below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:

(a)Borrower or Guarantors:

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06810
Attention:    Jason Few
Email: jfew@fce.com

With a copy which shall not constitute notice to:

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06810
Attention:    Jennifer Arasimowicz, General Counsel
Email: jarasimowicz@fce.com

(b)Administrative Agent and Collateral Agent:

Orion Energy Partners Investment Agent, LLC
350 Fifth Avenue #6740
New York, NY 10118
Attention:Gerrit Nicholas; Rui Viana; Mark Friedland;

Timothy Mister; Sue Yang

Email:	Gerrit@OrionEnergyPartners.com;

Rui@OrionEnergyPartners.com;

Mark@OrionEnergyPartners.com;

Timothy@OrionEnergyPartners.com;

Sue@OrionEnergyPartners.com

(c)If to a Lender, to it at its address (mail or email) set forth in its Administrative Questionnaire.

All notices and communications shall be effective when received by the addressee thereof during business hours on a Business Day in such Person’s location as indicated by such Person’s address in paragraphs (a) to (c) above, or at such other address as is designated by such Person in a written notice to the other parties hereto.

Section 10.02Waivers; Amendments.

(a)No Deemed Waivers; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between any Loan Party, or any Loan Party’s Affiliates, on the one hand, and any Agent or Lender on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender to any other or further action in any circumstances without notice or demand.

(b)Amendments.  No amendment or waiver of any provision of this Agreement or any other Financing Document (other than any Security Document, each of which may only be waived,

amended or modified in accordance with such Security Document), and no consent to any departure by the Borrower shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent; provided that no such amendment, waiver or consent shall:  (i) postpone any date fixed by this Agreement or any other Financing Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; (ii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Financing Document, without the written consent of each Lender directly affected thereby; (iii) change the pro rata agreements in Section 7.02 without the consent of each Lender affected thereby; (iv) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or (v) release or (other than as expressly permitted herein or in the Security Agreement) share any material portion of the Collateral without the written consent of each Lender; and provided further that (A) no amendment, waiver or consent shall, without the written consent of the relevant Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Financing Document and (B) any separate reimbursement or fee agreement between the Borrower and the Administrative Agent in its capacity as such or between the Borrower and the Collateral Agent in its capacity as such may be amended or modified by such parties.  Notwithstanding anything herein to the contrary, (x) the Loan Parties and the Agents may (but shall not be obligated to) amend or supplement any Security Document without the consent of any Lender to cure any ambiguity, defect or inconsistency which is not material, or to make any change that would provide any additional rights or benefits to the Lenders and (y) any Loan Party may amend, modify or supplement any annexes or schedules to the Security Documents as expressly provided therein (without the consent of any Agent, Lender or other secured party).

Section 10.03Expenses; Indemnity; Etc.

(a)Costs and Expenses.  The Borrower agrees to pay or reimburse each of the Agents and the Lenders for:  (i) all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders (including the reasonable fees and expenses of Greenberg Traurig LLP, New York counsel to the Administrative Agent and the Collateral Agent, and experts engaged by the Agents or the Lenders from time to time) in connection with (A) the negotiation, preparation, execution, delivery and performance of this Agreement and the other Financing Documents and the extension of credit under this Agreement (whether or not the transaction contemplated hereby and thereby shall be consummated) (provided, that, the Borrower shall not be required to pay or reimburse the Agents and the Lenders under this clause (i)(A) for costs and expenses in an amount in excess of the expense budget previously agreed upon by the Borrower and the Administrative Agent) or (B) any amendment, modification or waiver of any of the terms of this Agreement or any other Financing Documents, (ii) all reasonable and documented out-of-pocket costs and expenses of the Lenders (including payment of the fees and reimbursements provided for herein) and the Agents (including reasonable and documented outside counsels’ fees and expenses and reasonable and documented outside experts’ fees and expenses) in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting from such Default or Event of Default or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the obligations of any Loan Party under this Agreement or the obligations of any Material Counterparty under any other Financing Document or Material Agreement and (B) the enforcement of this Section 10.03 or the preservation of their respective rights, (iii) all costs, expenses, Taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein, and (iv) all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders (including the reasonable and documented fees and expenses of the experts and consultants engaged by the Agents or the Lenders) in connection with the Lenders’ due diligence review.

(b)Indemnification by the Borrower.  Each Loan Party agrees to indemnify and hold harmless each of the Agents and the Lenders and their affiliates and their respective directors, officers, employees, administrative agents, attorneys-in-fact and controlling persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject related to or arising out of any transaction contemplated by the Financing Documents or the execution, delivery and performance of the Financing Documents or any other document in any way relating to the Financing Documents and the transactions contemplated by the Financing Documents (including, for avoidance of doubt, any liabilities arising under or in connection with Environmental Law) and will reimburse any Indemnified Party for all expenses (including reasonable and documented outside counsel fees and expenses) as they are incurred in connection therewith.  No Loan Party shall be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  Each Loan Party also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, or any of its security holders or creditors related to or arising out of the execution, delivery and performance of any Financing Document or any other document in any way relating to the Financing Documents or the other transactions contemplated by the Financing Documents, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction.  To the extent permitted by Applicable Law, no Loan Party shall assert and each Loan Party hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Financing Document or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.  Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non‑Tax claim.

(c)Indemnification by Lenders.  To the extent that the Borrower fails to pay any amount required to be paid to any Agent, their affiliates or agents under paragraph (a) or (b) of this Section, each Lender severally agrees to pay ratably in accordance with the aggregate principal amount of the Loans held by the Lender to such Agent, affiliate or agent such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, affiliate or agent in its capacity as such.

(d)Settlements; Appearances in Actions.  The Borrower agrees that, without each Indemnified Party’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnified Party under this Section (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding.  In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel.  In the case of any claim brought against an Indemnified Party for which the Borrower may be responsible under this Section 10.03, the Agents and Lenders agree (at the expense of the Borrower) to execute such instruments and documents and cooperate as reasonably requested by the Borrower in connection with the Borrower’s defense, settlement or compromise of such claim, action or proceeding.

Section 10.04Successors and Assigns.

(a)Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (f) of this Section) and, to the extent expressly contemplated hereby, the Indemnified Parties referred to in Section 10.03(b) and the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan at the time owing to it); provided that:

(i)except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000 unless the Borrower and the Administrative Agent otherwise consent;

(ii)except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, the Borrower and the Administrative Agent must each give its prior written consent to such assignment; provided that (x) in the case of the Administrative Agent, such consent shall not be unreasonably withheld, conditioned or delayed and (y) in the case of the Borrower, such consent shall not be unreasonably withheld, conditioned or delayed if such assignment is to an Approved Fund and such consent shall be given in the Borrower’s sole discretion if the assignment is to any other Person (other than a Lender, an Affiliate or Related Fund of a Lender or an Approved Fund) (and provided further that, in the case of the Borrower, such consent shall be deemed to be given if the Borrower has not responded within five (5) Business Days of any request for consent);

(iii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iv)except in the case of an assignment to an Affiliate, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(v)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this clause (b) shall not be required if any Event of Default has occurred and is continuing and shall be deemed given if the Borrower has not responded to a request for such consent within five (5) Business Days of the request.  Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)Maintenance of Register by the Administrative Agent.  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time and the amount of any Accrued Interest owing from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Effectiveness of Assignments.  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed

Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)Limitations on Rights of Assignees.  An assignee Lender shall not be entitled to receive any greater payment under Sections 2.09 or 2.10 than the assigning Lender would have been entitled to receive with respect to the interest assigned to such assignee (based on the circumstances existing at the time of the assignment), unless the Borrower’s prior written consent has been obtained therefor.

(f)Participations.  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Financing Documents (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09 and 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Documents held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loan or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such participation complies with Section 10.15 and that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Sections 2.09 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant shall not be entitled to the benefits of Section 2.09 unless the Participant agrees, for the benefit of the Borrower, to comply with Section 2.09(e) as though it were a Lender (it being understood that the documentation required under Section 2.09(e) shall be delivered to the participating Lender).

(h)Certain Pledges.

(i)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, the European Central Bank or any other central bank or similar monetary authority in the jurisdiction of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided further that any payment in respect of such pledge or assignment made by any Loan Party to or for the account of the pledging or assigning Lender in accordance with the terms of this Agreement shall satisfy such Loan Party’s obligations hereunder in respect of such pledged or assigned Loan to the extent of such payment.

(ii)Notwithstanding any other provision of this Agreement, any Lender may, without informing, consulting with or obtaining the consent of any other Party to the Financing Documents and without formality under any Financing Documents, assign by way of security, mortgage, charge or otherwise create security by any means over, its rights under any Financing Document to secure the obligations of that Lender to any Person that would be a permitted assignee (without the consent of the Borrower or any Agent) pursuant to Section 10.04(b) including (A) to the benefit of any of its Affiliates and/or (B) within the framework of its, or its Affiliates, direct or indirect funding operations.

(i)No Assignments to the Borrower or Affiliates.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Loan Party or any Affiliate of the Borrower without the prior written consent of each other Lender.

Section 10.05Survival .  All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any reimbursement, fee or any other amount payable under this Agreement (other than any contingent indemnification or reimbursement amount not then due and payable) is outstanding and unpaid.  The provisions of Sections 2.09, 2.10, 10.03, 10.13, 10.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06Counterparts; Integration; Effectiveness .  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Financing Documents to which a Loan Party is party constitute the entire contract between and among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07Severability .  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08Right of Setoff .  If an Event of Default shall have occurred and be continuing, each Lender and any of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing, by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or denominated in a currency other than Dollars.  The rights of each Lender or any such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09Governing Law; Jurisdiction; Etc.

(a)Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement or any other Financing Document to which a Loan Party is a party shall, except as provided in clause (d) below, be brought in the courts of the State of New York, or of the United States District Court for the Southern District of New York, in each case, seated in the County of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c)Waiver of Venue.  Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document to which it is a party brought in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York, in each case, seated in the County of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)Rights of the Secured Parties.  Nothing in this Section 10.09 shall limit the right of the Secured Parties to refer any claim against a Loan Party to any court of competent jurisdiction anywhere else outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e)WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)Reserved.

(g)Waiver of Immunity.  To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Agreement and the other Financing Documents.

Section 10.10Headings .  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.11Confidentiality .

(a)Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, board members (and members of committees thereof), current or prospective limited partners, agents, consultants, Persons providing administration and settlement services and other professional advisors, including accountants, auditors, legal counsel and other advisors with a need to know (for purposes of this Section 10.11, the “Representatives”) (it being understood that the Representatives will be informed of the confidential nature of such Information and instructed to keep such Information confidential, and that the applicable Agent or Lender responsible for such disclosure shall be responsible for any non-compliance with the foregoing by any such Representatives that do not have a separate confidentiality obligation to such Agent or Lender), (ii) to the extent requested by any applicable regulatory or supervisory body or authority, by applicable laws or regulations or by any subpoena, oral question posed at any deposition, interrogatory or similar legal process (including, for the avoidance of doubt, to the extent requested in connection with any pledge or assignment pursuant to Section 10.04(h)); provided that the party from whom disclosure is being required shall give notice thereof to the Borrower as soon as practicable (unless restricted from doing so and except where disclosure is to be made to a regulatory or supervisory body or authority during the ordinary course of its supervisory or regulatory function), (iii) to any other party to this Agreement, (iv) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (v) with the written consent of the Borrower, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower and such source is not, to the knowledge of such Agent or Lender, subject to subject to a confidentiality agreement with any Loan Party or (vii) to any Person with whom any Loan Party, an Agent or a Lender has entered into (or potentially may enter into), whether directly or indirectly, any transaction under which payments are to be made or may be made by reference to one or more Financing Documents and/or the Loan Parties or to any of such Person’s Affiliates and Representatives.  For the purposes of this paragraph, “Information” means all information received from any Loan Party relating to any Loan Party, or its respective business, other than any such information that is available to the Agents or any Lender on a nonconfidential basis prior to disclosure by a Loan Party.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Upon written request, but no later than ten (10) Business Days thereafter, by any Loan Party, each Agent and Lender agrees to promptly return or destroy all copies of confidential Information and all notes, correspondence, documents or other records based thereon or which contain confidential Information (“Derivate Documents”) which are then in the such Agent’s or Lender’s possession. Notwithstanding the foregoing, the Agents and Lenders and their Representatives shall be entitled to (i) retain copies of all Information provided to such Agent or Lender for legal, regulatory, and compliance purposes, in a manner consistent with the such Agent’s or Lender’s document archiving procedures, and which information shall remain confidential for the term of this Agreement so long as such Information is retained in a manner consistent with such Agent’s or Lender’s internal confidentiality policies, or (ii) to the extent that such Agent or Lender and its Representatives have copies of computer records and files containing

Information, which have been created as a result of automatic archiving or backup procedures, may retain such number of copies of the Information for legal, regulatory, and compliance purposes, in a manner consistent with such Agent’s or Lender’s and its Representatives’ document archiving procedure, and which information shall remain confidential so long as such Information is retained in a manner consistent with such Agent’s or Lender’s and its Representatives’ internal confidentiality policies. Each Loan Party remains the owner of all its Information contained in all Derivate Documents. In addition, the Agents and Lenders shall not be obligated to return or destroy any Information contained in any documents or packages prepared for its board of directors or like body, but may retain such documents or packages in a manner consistent with such Agent’s or Lender’s internal confidentiality policies.

(c)Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the Administrative Agent, the Orion Energy Warrant Holders, their respective affiliates and advisors and investors in funds managed by the foregoing Persons (collectively, the “Orion Energy Persons”) are subject to compliance obligations mandated by various regulators, governmental agencies and taxation authorities; and in satisfaction of those compliance obligations, the Orion Energy Persons may disclose confidential Information in response to a broad information request not specifically targeted at Borrower, as required by such regulators, governmental agencies, and taxation authorities without notice to the Borrower and without obtaining assurances that information will be treated confidentially; and such disclosure shall not be a violation of this agreement; provided that if such regulators, governmental agencies and taxation authorities make information requests specifically targeted at or regarding the Borrower or any of its affiliates, the Orion Energy Persons will promptly notify the Borrower of such information request.

Section 10.12Non-Recourse .  Anything herein or in any other Financing Document to the contrary notwithstanding, the obligations of the Loan Parties under this Agreement and each other Financing Document to which each Loan Party is a party, and any certificate, notice, instrument or document delivered pursuant hereto or thereto, are obligations solely of such Loan Party and do not constitute a debt, liability or obligation of (and no recourse shall be made with respect to) any of their respective Affiliates (other than the Loan Parties), or any shareholder, partner, member, officer, director or employee of such Affiliates (collectively, the “Non-Recourse Parties”).  No action under or in connection with this Agreement or any other Financing Document to which each Loan Party is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any Secured Party against any Non-Recourse Party, except that the foregoing shall not limit the obligations or liabilities of any Guarantor under the Financing Documents.  Notwithstanding any of the foregoing, it is expressly understood and agreed that nothing contained in this Section shall in any manner or way (i) restrict the remedies available to any Agent or Lender to realize upon the Collateral or under any Financing Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and security interests and possessory rights created by or arising from any Financing Document or (ii) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any Financing Document to which such Non-Recourse Party is a party.

Section 10.13No Third Party Beneficiaries .  The agreement of the Lenders to make the Loans to the Borrower on the terms and conditions set forth in this Agreement, is solely for the benefit of the Loan Parties, the Agents and the Lenders, and no other Person (including any Material Counterparty, contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of the Business) shall have any rights under this Agreement or under any other Financing Document or Material Agreement as against the Agent or any Lender or with respect to any extension of credit contemplated by this Agreement.

Section 10.14Reinstatement .  The obligations of the Loan Parties under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in Bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Bankruptcy, insolvency or similar law.

Section 10.15USA PATRIOT Act .  Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FUELCELL ENERGY, INC., as Borrower

By:
Name:
Title:

ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

ANNEX C

Restated Annex I to Credit Agreement

See Attached

ANNEX D

Restated Exhibit C to Credit Agreement

See Attached